     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 20, 1998

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------

                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                       NORTHSTAR CAPITAL INVESTMENT CORP.

             (Exact name of Registrant as specified in its charter)
                         ------------------------------

                         527 MADISON AVENUE, 16TH FLOOR
                               NEW YORK, NY 10022
                                 (212) 319-3400
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                              RICHARD J. MCCREADY
             CHIEF OPERATING OFFICER, VICE PRESIDENT AND SECRETARY
                       NORTHSTAR CAPITAL INVESTMENT CORP.
                         527 MADISON AVENUE, 16TH FLOOR
                               NEW YORK, NY 10022
                                 (212) 319-3400
           (Name, Address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ------------------------------

                                    COPY TO:
                                STACY J. KANTER
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                919 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 735-3000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                                  PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
          TITLE OF EACH CLASS OF                AMOUNT BEING     OFFERING PRICE PER  AGGREGATE OFFERING     REGISTRATION
        SECURITIES TO BE REGISTERED              REGISTERED          SHARE (1)           PRICE (1)              FEE
                                                 14,704,568
Common Stock, par value $.01 per share.....        Shares             $20.875           $306,957,857          $90,553

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED MARCH 20, 1998
PROSPECTUS

                               14,704,568 SHARES

                            [LOGO]

                                  COMMON STOCK

    THIS PROSPECTUS RELATES TO THE COMMON STOCK, PAR VALUE $.01 PER SHARE (THE "COMMON STOCK"), OF NORTHSTAR CAPITAL INVESTMENT CORP., A MARYLAND CORPORATION ("NSC"). THE COMMON STOCK WAS ISSUED AND SOLD (THE "ORIGINAL OFFERING") ON DECEMBER 22, 1997 (THE "CLOSING DATE") AND JANUARY 22, 1998 (THE "SECOND CLOSING DATE" AND, TOGETHER WITH THE CLOSING DATE, THE "ORIGINAL OFFERING DATE') TO THE INITIAL PURCHASER (AS DEFINED HEREIN) AND WAS SIMULTANEOUSLY SOLD BY THE INITIAL PURCHASER IN TRANSACTIONS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), TO PERSONS REASONABLY BELIEVED BY THE INITIAL PURCHASER TO BE QUALIFIED INSTITUTIONAL BUYERS AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, TO A LIMITED NUMBER OF INSTITUTIONAL "ACCREDITED INVESTORS" (AS DEFINED IN RULE 501(A)(1),(2),(3) OR
(7) UNDER THE SECURITIES ACT) AND TO CERTAIN INDIVIDUAL "ACCREDITED INVESTORS" (AS DEFINED IN RULE 501 (A)(4),(5) OR (6) UNDER THE SECURITIES ACT).

    THE COMMON STOCK OFFERED HEREBY (THE "OFFERED SECURITIES") MAY BE OFFERED AND SOLD FROM TIME TO TIME BY THE HOLDERS NAMED HEREIN OR BY THEIR TRANSFEREES, PLEDGEES, DONEES OR THEIR SUCCESSORS (COLLECTIVELY, THE "SELLING HOLDERS") PURSUANT TO THIS PROSPECTUS. THE OFFERED SECURITIES MAY BE SOLD BY THE SELLING HOLDERS FROM TIME TO TIME DIRECTLY TO PURCHASERS OR THROUGH AGENTS, UNDERWRITERS OR DEALERS. SEE "SELLING HOLDERS" AND "PLAN OF DISTRIBUTION." IF REQUIRED, THE NAMES OF ANY SUCH AGENTS OR UNDERWRITERS INVOLVED IN THE SALE OF THE OFFERED SECURITIES AND THE APPLICABLE AGENT'S COMMISSION, DEALER'S PURCHASE PRICE OR UNDERWRITER'S DISCOUNT, IF ANY, WILL BE SET FORTH IN AN ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS (THE "PROSPECTUS SUPPLEMENT"). THE SELLING HOLDERS WILL RECEIVE ALL OF THE NET PROCEEDS FROM THE SALE OF THE OFFERED SECURITIES AND WILL PAY ALL UNDERWRITING DISCOUNTS, SELLING COMMISSIONS AND TRANSFER TAXES, IF ANY, APPLICABLE TO ANY SUCH SALE. THE COMPANY IS RESPONSIBLE FOR PAYMENT OF ALL OTHER EXPENSES INCIDENT TO THE REGISTRATION OF THE OFFERED SECURITIES. THE SELLING HOLDERS AND ANY BROKER-DEALERS, AGENTS OR UNDERWRITERS THAT PARTICIPATE IN THE DISTRIBUTION OF THE OFFERED SECURITIES MAY BE DEEMED TO BE "UNDERWRITERS" WITHIN THE MEANING OF THE SECURITIES ACT, AND ANY COMMISSION RECEIVED BY THEM AND ANY PROFIT ON THE RESALE OF THE OFFERED SECURITIES PURCHASED BY THEM MAY BE DEEMED TO BE UNDERWRITING COMMISSIONS OR DISCOUNTS UNDER THE SECURITIES ACT. SEE "PLAN OF DISTRIBUTION" FOR A DESCRIPTION OF INDEMNIFICATION ARRANGEMENTS.

    NSC IS A NEWLY-FORMED MARYLAND CORPORATION ESTABLISHED TO CONTINUE THE OPPORTUNISTIC REAL ESTATE-RELATED INVESTMENT ACTIVITIES OF DAVID T. HAMAMOTO AND
W. EDWARD SCHEETZ. NORTHSTAR CAPITAL PARTNERS LLC ("NORTHSTAR" OR THE "MANAGER") WILL MANAGE THE DAY-TO-DAY OPERATIONS OF NSC AND THE OPERATING PARTNERSHIP (AS DEFINED BELOW), UNDER THE DIRECTION OF NSC'S BOARD OF DIRECTORS. NSC WILL BE THE SOLE GENERAL PARTNER OF NORTHSTAR PARTNERSHIP, L.P. (THE "OPERATING PARTNERSHIP" AND, COLLECTIVELY WITH NSC AND THEIR SUBSIDIARIES, THE "COMPANY"), THROUGH WHICH THE INVESTMENTS OF THE COMPANY WILL BE MADE.

    NSC EXPECTS TO QUALIFY AS A REAL ESTATE INVESTMENT TRUST (A "REIT") UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), COMMENCING WITH ITS TAXABLE YEAR ENDING DECEMBER 31, 1998. IT IS POSSIBLE, HOWEVER, THAT NSC MAY ELECT TO BE TAXED AS A REIT FOR ITS TAXABLE YEAR ENDING DECEMBER 31, 1997 (THE "1997 REIT ELECTION") IF IN THE REASONABLE JUDGEMENT OF MANAGEMENT SUCH AN ELECTION WOULD NOT HAVE A MATERIAL ADVERSE ECONOMIC IMPACT ON EITHER NSC OR ITS STOCKHOLDERS. IN SUCH EVENT, NSC GENERALLY WOULD BE SUBJECT TO A 4% EXCISE TAX ON ITS UNDISTRIBUTED 1997 TAXABLE INCOME. SEE "FEDERAL INCOME TAX CONSIDERATIONS--REQUIREMENTS FOR QUALIFICATION--DISTRIBUTION REQUIREMENTS." THE CHARTER OF NSC, AS MAY BE AMENDED OR RESTATED FROM TIME TO TIME (THE "CHARTER"), CONTAINS VARIOUS RESTRICTIONS ON THE OWNERSHIP AND TRANSFER OF THE COMMON STOCK IN ORDER TO PRESERVE NSC'S STATUS AS A REIT. SEE "DESCRIPTION OF SECURITIES -- TRANSFER RESTRICTIONS."

    SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK, INCLUDING, AMONG OTHERS:

    - CONFLICTS OF INTERESTS BETWEEN THE COMPANY AND THE MANAGER IN RELATION TO BUSINESS DECISIONS REGARDING THE COMPANY COULD RESULT IN DECISIONS THAT DO NOT FULLY REFLECT THE INTERESTS OF ALL OF NSC'S STOCKHOLDERS.

    - THE COMPANY MUST RELY ON THE EXPERIENCE OF THE MANAGER'S EMPLOYEES GENERALLY, AND IN PARTICULAR THE INDEPENDENT DIRECTORS (AS DEFINED HEREIN) MUST RELY ON INFORMATION PROVIDED BY THE MANAGER TO REVIEW TRANSACTIONS OF THE COMPANY WITH NORTHSTAR AND ITS AFFILIATES.

    - THE COMPANY WILL RELY ON THE MANAGER FOR ADVISORY AND MANAGEMENT SERVICES, AND ON KEY PERSONNEL OF THE MANAGER, INCLUDING MESSRS. HAMAMOTO AND SCHEETZ, WHOSE CONTINUED SERVICE IS NOT GUARANTEED.

    - THE COMPANY HAS A LIMITED OPERATING HISTORY AND HAS AND INTENDS TO CONTINUE TO INVEST IN HIGHLY-COMPETITIVE BUSINESSES.

    - NOT ALL OF THE COMPANY'S INVESTMENTS HAVE BEEN IDENTIFIED.

    - CERTAIN ASSETS MAY BE ACQUIRED THROUGH OR TRANSFERRED TO A SISTER COMPANY (AS DESCRIBED HEREIN), WHICH WILL NOT QUALIFY AS A REIT AND WHICH MAY BE SUBJECT TO INCOME TAX AT REGULAR CORPORATE RATES, WHICH MAY HAVE THE EFFECT OF REDUCING CASH AVAILABLE FOR DISTRIBUTION TO THE STOCKHOLDERS.

    - CERTAIN OF THE COMPANY'S REAL ESTATE INVESTMENTS WILL REQUIRE SIGNIFICANT MANAGEMENT RESOURCES, ARE ILLIQUID, AND MAY DECREASE IN VALUE BECAUSE OF CHANGES IN ECONOMIC CONDITIONS.

    - THE COMPANY INTENDS TO LEVERAGE THE COMPANY'S ASSETS, WHICH CAN COMPOUND LOSSES.

    - NSC MAY BE SUBJECT TO INCOME TAX AT REGULAR CORPORATE RATES IF IT FAILS TO QUALIFY AS A REIT, WHICH MAY HAVE THE EFFECT OF REDUCING CASH AVAILABLE FOR DISTRIBUTION TO STOCKHOLDERS.

    - THERE IS NO ESTABLISHED MARKET FOR THE COMMON STOCK, WHICH MAY AFFECT THE LIQUIDITY OF AN INVESTMENT IN THE COMMON STOCK.
                             ---------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

              THE DATE OF THIS PROSPECTUS IS              , 1998.

                     CAUTIONARY STATEMENTS FOR PURPOSES OF
              THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

    Certain statements in this Prospectus under the captions "Offering Summary," "Risk Factors," "Market Trends and Investment Strategies," "The Company," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this Prospectus, the words "anticipate," "believe," "estimate," "expect" and similar expressions are generally intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: general economic and business conditions; industry trends; competition; changes in business strategy or development plans; availability, terms and deployment of capital; availability of qualified personnel; changes in, or the failure or inability to comply with, government regulation; and other factors referenced in this Prospectus. See "Risk Factors." These forward-looking statements speak only as of the date of this Prospectus. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

                             AVAILABLE INFORMATION

    NSC has filed with the Securities and Exchange Commission (the "Commission") in Washington D.C. a Registration Statement on Form S-11 (as amended, the "Registration Statement") of which this Prospectus is a part under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, to which reference is hereby made. Statements made in this Prospectus as to the contents of any contract, agreement or other document are summaries of the material terms of such contract, agreement or other document. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved. The Registration Statement (including the exhibits thereto) filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the Commission located at Seven World Trade Center, 13(th) Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, (Suite 1400), Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a website that contains reports, proxy and information statements and other information. The website address is http://www.sec.gov.

    Upon the effectiveness of the Registration Statement, the Company will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, will file reports, proxy and information statements and other information with the Commission. Such reports, proxy and information statements and other information can be inspected and copied at the addresses set forth above. The Company reports its financial statements on a year ended December 31. The Company intends to furnish its stockholders with annual reports containing consolidated financial statements audited by its independent certified public accountants and with quarterly reports containing unaudited condensed consolidated financial statements for each of the first three quarters of each fiscal year.

                                OFFERING SUMMARY

    THE FOLLOWING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION INCLUDED ELSEWHERE IN THIS PROSPECTUS. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN SHALL HAVE THE MEANINGS SET FORTH IN THE GLOSSARY BEGINNING ON PAGE 85.

                                  THE COMPANY

    NSC, a Maryland corporation which intends to qualify as a REIT, was established in 1997 to continue the opportunistic real estate-related investment activities of David T. Hamamoto and W. Edward Scheetz. The activities and operations of NSC are conducted through the Operating Partnership. NSC and the Operating Partnership (collectively with their subsidiaries, the "Company") are externally managed and advised by the Manager. The Company believes that the Manager has developed an organization of investment and investment management professionals that is well positioned to take advantage of today's real estate and capital markets environment, where, it further believes, a more mature market requires greater investor sophistication. The Manager's professionals combine real estate, capital markets, and corporate expertise that the Company believes will uniquely position it to assist the Company in capitalizing on market and industry trends in complex real estate-related transactions across product, geographic and industry lines. The Manager's eight most senior investment and investment management professionals have an average of over 12 years of related experience. Since organizing the Company and completing the Original Offering, the Manager has committed approximately $265 million of equity on behalf of the Company in eight distinct transactions with an aggregate initial capitalization (including debt and equity) of $577 million. See "The Company-Acquisitions and Investments." From the formation of NorthStar in July 1997 until the organization of the Company, Mr. Hamamoto and Mr. Scheetz developed the NorthStar organization, and committed approximately $324 million of equity in 7 separate investments. However, the assets acquired in these prior transactions are not currently intended to be acquired by the Company. See "Management of Operations--The Manager's Experience." The Company believes that the interests of the Manager are and will continue to be aligned with those of the stockholders of NSC as the Manager acquired $10 million of Units at the closing of the Original Offering (the "Closing"). As further incentive, the Manager receives a preferred incentive return based on NSC's "Funds From Operations" (as defined herein) and will be granted options to acquire additional shares of Common Stock (or, at the option of the Company, Units) at an exercise price, subject to adjustment, of $20.00 per share (or Unit). See "Management of Operations -- Management Incentives" and "-- Stock Options."

    Mr. Hamamoto was the co-founder and, until co-founding NorthStar in July 1997, the co-head of the Whitehall Funds at Goldman, Sachs & Co., as well as a partner at Goldman, Sachs. Until co-founding NorthStar, Mr. Scheetz was a partner at Apollo Real Estate Advisors. The Company believes that, at their previous firms, Mr. Hamamoto and Mr. Scheetz were responsible for a significant portion of all investments by opportunistic real estate investment funds investing since 1992. Mr. Hamamoto and Mr. Scheetz collectively managed eight opportunistic real estate investment funds and were instrumental in the origination, structuring, and closing of approximately 190 distinct property, portfolio, and corporate transactions representing a total investment of approximately $16 billion, involving almost $4.7 billion in equity and over $11 billion in debt financing. See "Management of Operations -- The Manager's Experience."

                              INVESTMENT STRATEGY

    The Company's investment activities occur in an ever-changing environment influenced initially by market characteristics that already have provided numerous investment opportunities for NorthStar. As the real estate markets have recovered from the depressed environment during the early 1990s, traditional "distressed" investments, such as the acquisition of sub-performing and non-performing loans and properties from the Resolution Trust Corporation (the "RTC") and private sector lenders, have become less prevalent. The primary market characteristics driving the recovery of the market in the U.S. are the growth of the public real estate capital markets and the consolidation of ownership of real estate. These characteristics have resulted in arbitrage between private market and public market pricing of real estate.

Despite the overall recovery, the Company believes that selected geographic market and property type inefficiencies will continue to exist because the real estate markets are inherently cyclical. In addition, the Company believes that certain financial institutions and users of real estate continue to seek to reduce their real estate holdings.

    The Manager intends to identify, create, and realize value for the Company in its real estate-related investments. Several themes underlie this strategy:
(i) relationships -- utilizing the Manager's existing extensive network of relationships to provide proprietary access to negotiated transactions and avoid competitive auctions; (ii) industry trends -- identifying and capitalizing on industry trends to stay ahead of the market; and (iii) special situations -- exploiting opportunities which other investors may not pursue due to legal, tax, financing, or other complexities and other special situations where significant "intellectual capital" is necessary to realize value. When possible, the Manager also intends to focus on "platform" transactions, i.e., transactions that will provide additional investment opportunities for the Company. The Company and the Manager also seek to create and realize value by identifying the most advantageous financing and investment management strategies for the Company's investments, including identifying exit strategies, when appropriate, that can generate attractive stockholder returns.

    The Company expects that its future investments will continue to target the following principal areas of recent investment activity by the Company and
NorthStar:

    - REAL ESTATE COMPANIES: investments in companies primarily engaged in the business of real estate ownership, real estate services or other real estate intensive operating businesses (collectively, "Real Estate Companies");

    - UNDERUTILIZED ASSETS: repositionings and recapitalizations of under-utilized or poorly capitalized real estate-related assets (collectively, "Underutilized Assets");

    - CORPORATE DIVESTITURES: acquisitions of real estate-related assets from users, financial institutions, and other non-strategic and inefficient owners of real estate (collectively, "Corporate Divestitures");

    - PARTNERSHIP INTERESTS: recapitalizations of real estate ventures through the acquisition of interests in syndicated limited partnerships, general partnerships, limited liability companies and other illiquid or under-priced real estate securities (collectively, "Partnership Interests"); and

    - OTHER ASSETS: acquisitions of, and investments in, other real estate-related assets, including mortgage loans and other debt and equity investments (collectively, "Other Assets").

    In addition to traditional property types and related businesses, such as office, industrial, retail, residential, and lodging properties and businesses, the Company intends to invest in non-traditional property types and related businesses, such as health care, entertainment, leisure and other properties and businesses. The Company may also invest in other areas which it deems attractive. In addition to domestic activities, the Company may make investments in, or related to, real estate located outside the United States. The Company invests in a manner consistent with maintaining the status of NSC as a REIT for United States federal income tax purposes.

    Although the Company pursues a business plan that is essentially similar to the business plans adopted by many opportunistic real estate investment funds, the Company believes that it has distinct structural advantages over such other funds in that the Company should have access to a broader array of capital markets and may often be able to utilize its Common Stock and Units as tax-advantaged acquisition currencies. In addition, the Company believes that its stockholders, unlike investors in private opportunity funds, have enhanced liquidity through their ability to sell their shares pursuant to this Registration Statement. See "Risk Factors -- Other Risks -- Risk that Market for Common Stock Will Not Develop." Furthermore, the Company believes it will not be compelled to set or alter its business plan based on limitations which the Company believes are currently imposed by the market on other public REITs. The Company intends to focus more on total returns from its investments and to a lesser degree on current cash flow. It also intends to operate, when deemed advantageous, on a more highly-leveraged basis than most other REITs. No assurances can be made, however, that the Company's business plan will be successful.

                                THE SISTER CORP.

    The Company has made certain investments, and anticipates that it may, from time to time, identify additional assets, that it believes may be advantageous investments but which may be inappropriate (whether for REIT qualification, tax or other reasons) for investment, in whole or in part, by the Company. In order to permit stockholders to participate in the economic benefits that may be associated with such non-qualifying REIT assets, the Company intends, from time to time, to utilize a structure, often referred to as a "paper clip," that would involve distributing to its stockholders the equity interests of a newly-formed sister company (each, the "Sister Corp."), which would not elect to qualify as a REIT, to make such investments. The Company anticipates that the equity interests of the Sister Corp. would be distributed proportionately to the partners in the Operating Partnership (including NSC) and thereafter NSC would distribute its portion to the stockholders of NSC. Investments may be made by the Sister Corp. jointly with the Company where a partial investment would be appropriate for the Company, or entirely by the Sister Corp. if no portion of the contemplated investment is deemed appropriate for the Company.

    The Sister Corp. is intended to function primarily as an operating company, in contrast to the Company's principal focus on investment as a REIT in real estate assets. The Sister Corp. structure is designed to provide the Company's existing stockholders with the long-term benefits of ownership in an entity devoted to the conduct of operating business activities in addition to their investment in the Company itself. A small number of REITs, operating under tax provisions that no longer are available to newly-formed REITs, have their shares "paired" or "stapled" with shares of a related operating company, and therefore cannot be owned or transferred independently. The shares of the Company and the equity interests of the Sister Corp. may or may not be paired or stapled in any manner. With respect to the shares of the Company and the equity interests of the Sister Corp. that may be owned and transferred, subject to applicable securities laws restrictions, separately and independently of each other, the Company and the Sister Corp. will not necessarily provide a paired investment with the Company on an ongoing basis. After the initial formation of the Sister Corp. and the distribution of its equity interests, the Sister Corp. and the Company will pursue independent sources of financing and are expected ultimately to have differing ownership. See "Risk Factors--Investments Made by, and Contribution of Assets to, Sister Corp." and "Market Trends and Investment Strategies -- The Sister Corp."

                                  RISK FACTORS

    An investment in the Common Stock involves various risks, and prospective investors should consider carefully the matters discussed under "Risk Factors" prior to an investment in the Company. Such risks include, among others:

    - Conflicts of interest between the Company and the Manager, in relation to business decisions regarding the Company, could result in decisions that do not fully reflect the interests of all of NSC's stockholders.

    - The Company must rely on the experience of the Manager's employees generally and, in particular, the Independent Directors must rely on information provided by the Manager to review transactions of the Company with NorthStar and its affiliates.

    - The Company will rely on the Manager for advisory and management service, and on key personnel of the Manager, including Messrs. Hamamoto and Scheetz, whose continued service is not guaranteed.

    - The Company has a limited operating history and has and intends to continue to invest in highly-competitive businesses.

    - Not all of the Company's investments have been identified.

    - Certain assets may be acquired through or transferred to the Sister Corp., which will not qualify as a REIT and which may be subject to income tax at regular corporate rates, which may have the effect of reducing cash available for distribution to the stockholders.

    - Certain of the Company's real estate investments will require significant management resources, are illiquid, and may decrease in value because of changes in economic conditions.

    - The Company intends to leverage the Company's assets, which can compound losses.

    - NSC may be subject to income tax at regular corporate rates if it fails to qualify as a REIT, which may have the effect of reducing cash available for distribution to stockholders.

    - There is no established market for the Common Stock, which may affect the liquidity of an investment in the Common Stock.

                                  THE MANAGER

    The business and investment affairs of the Company are managed by the Manager. Messrs. Hamamoto and Scheetz, executive officers and directors of NSC, are the founders and principal owners of the Manager. The Company believes that the experience of the partners of the Manager and, in particular, Messrs. Hamamoto and Scheetz, in opportunistic real estate investments should enable the Company to identify, acquire and manage suitable assets for the Company. There can be no assurance that the experience of the Manager and its principals will result in attractive investments for the Company.

    The Manager purchased $10 million of Units, at a price of $18.65 per Unit, the price to investors in the Original Offering net of discounts to the Initial Purchaser. The Manager owns approximately 3.3% of the equity interests in the Company on a fully diluted basis. The Manager was granted certain registration rights with respect to any Common Stock issuable to the Manager upon redemption of such Units.

                 MANAGEMENT AGREEMENT AND MANAGEMENT INCENTIVES

    The Company entered into a Management and Advisory Agreement, dated as of December 22, 1997 (the "Management Agreement"), with the Manager having an initial term of three years. The Management Agreement provides for automatic one-year extensions after the initial three-year term, subject to certain termination rights. After the initial three-year term, the Manager's performance will be reviewed annually and the Management Agreement may be terminated annually upon the affirmative vote of at least two-thirds of the Independent Directors, or by a vote of the holders of a majority of the outstanding shares of Common Stock, based upon unsatisfactory performance that is materially detrimental to the Company or a determination that the compensation to the Manager is not fair, subject to the Manager's right to prevent a compensation termination by accepting a mutually acceptable reduction of fees. The Manager will be provided 60 days' prior notice of any such termination and will be paid a termination fee equal to the amount of the management fee earned by the Manager during the twelve-month period preceding such termination. In addition, the Management Agreement may be terminated at any time for cause, which is defined as fraud, misappropriation of funds, willful violation of the Management Agreement, or gross negligence, without payment of the termination fee. The Manager, pursuant to the Management Agreement and under the direction of NSC's Board of Directors, formulates investment strategies for the Company, arranges for the acquisition of assets by the Company, arranges for various types of financing for the Company, monitors the performance of the Company's assets and provides certain advisory, administrative and managerial services in connection with the operation of the Company. For performing these services, the Manager receives an annual management fee in an amount equal to 1.5% of the Gross Equity of the Company; provided, however, that during the first twelve months following the Closing Date, the Manager shall receive an annual management fee equal to the greater of (i) $7,500,000 and (ii) 1.5% of the Gross Equity of the Company. The term "Gross Equity" for any period means (A) the sum of (i) total equity capital raised by the Company, including, without limitation, the net proceeds of the Original Offering and the net proceeds of any subsequent offering of Common Stock or Preferred Stock by NSC, plus (ii) the value of contributions made by partners other than the General Partner, from time to time, to the capital of the Operating Partnership or any other subsidiary of the

Company, less (B) any capital dividends or capital distributions made by NSC to its stockholders. The Management Fee is calculated and paid monthly in arrears based upon the weighted daily average of the Company's Gross Equity for such month. The Board of Directors of the Company may adjust the management fee in the future under certain conditions. See "Management of Operations."

    The Manager may contract (including with affiliates of the Manager), on behalf of the Company, for the provision of property and asset management, leasing, servicing and similar tasks with respect to the assets of the Company. In addition, because the Manager's employees or affiliates may perform certain legal, accounting, due diligence tasks and other services that outside professionals or consultants otherwise would perform, the Manager or such affiliates will be reimbursed for the cost of performing such tasks, provided that such reimbursements are at costs no greater than those which would be paid to outside professionals or consultants on an arm's-length basis. Finally, the Manager also will be reimbursed for out-of-pocket expenses incurred on behalf of the Company. See "Management of Operations."

    To provide an incentive for the Manager to enhance the value of the Common Stock, the Manager receives a quarterly incentive return on its Units on a cumulative, but not compounding, basis in an amount equal to the product of (A) 25% of the dollar amount by which (l)(a) the Funds From Operations (before the incentive return) of the Company per share of Common Stock and per Unit (based on the weighted average number of shares and Units outstanding) plus (b) gains (or losses) from debt restructuring and gains (or losses) from sales of property per share of Common Stock and per Unit (based on the weighted average number of shares and Units outstanding), exceed (2) an amount equal to (a) the weighted average of the price per share in the Original Offering and the prices per share (or Unit) in any subsequent offerings by the Company (adjusted for prior capital dividends or capital distributions) multiplied by (b) a simple interest rate of ten percent (10%) per annum (divided by four to adjust for quarterly calculations) multiplied by (B) the weighted average number of shares of Common Stock and Units outstanding. See "Management of Operations -- Management Incentives." For the purpose of compensating the Manager for its successful efforts in raising capital for the Company and as an additional performance-based incentive, the Company will grant to the Manager options representing the right to acquire shares of Common Stock (or, at the election of the Company, Units) equal to 10% of the equity interests of the Company outstanding (from time to time), at an exercise price of $20.00 per share, with such price subject to adjustment as necessary to preserve the value of such options in connection with the occurrence of certain events (including capital dividends and capital distributions made by the Company); provided that the exercise price with respect to Options granted in connection with any future issuance of equity interests in the Company will have an exercise price per share equal to the initial offering price of such additional equity interests, subject to adjustment as necessary to preserve the value of such options in connection with the occurrence of certain events (including capital dividends and capital distributions made by the Company). The options will not be exercisable until the date (the "Option Effective Date") that is the earlier to occur of (i) the effective date of this Registration Statement and (ii) the first anniversary of the Closing Date. From and after the Option Effective Date, one thirtieth (1/30) of the options will become exercisable on the first day of each of the following thirty calendar months, or earlier upon the occurrence of certain events, such as a change of control of the Company or the termination of the Management Agreement. The options expire on the tenth anniversary of the Closing. See "Management of Operations -- Stock Options." There can be no assurance that the incentive return or the stock options will provide an incentive to the Manager to both raise new capital for the Company or enhance the value of the Common Stock.

                                  EXCLUSIVITY

    The Management Agreement generally limits the Manager's right to engage in business or to render services to others that compete with the Company until an amount equal to 80% of the Company's Total Equity has been invested (other than in short-term temporary investments) by the Company (and for these purposes contributions to a Sister Corp. shall be deemed to be "investments" of the Company's Total Equity). As used herein, the term "Total Equity" shall mean the sum of (i) total equity capital raised by NSC, including, without limitation, the net proceeds of the Original Offering and the net proceeds of any subsequent offering of Common Stock or Preferred Stock by NSC, plus (ii) a notional amount of debt equal to total equity capital raised by NSC. Notwithstanding the foregoing, NorthStar is permitted at any time (i) to manage the Sister Corp. and (ii) to manage and make investments related to "Excluded NorthStar Investments." As used herein, the term "Excluded NorthStar Investments" shall mean existing or future investments made by NorthStar and/or its affiliates in connection with the Existing NorthStar Assets (see "Management of Operations -- The Manager's Experience") or in connection with any additional investments made by NorthStar or its affiliates during any period of time that the exclusivity provisions of the Management Agreement are not in effect (i.e. during any period of time in which 80% or more of the Total Equity of the Company has been invested). In addition, in connection with existing debt of a subsidiary of the Manager ("NorthStar Operating LLC") held by UBS Mortgage Finance Inc. ("UBS"), the Manager was, until recently, required to present certain investment opportunities to UBS for co-investment by UBS and/or NorthStar Operating LLC. The Company has, to date, participated in two Board-approved transactions involving a co-investment by subsidiaries of NorthStar Operating LLC. The obligation to offer co-investment opportunities to UBS and/or NorthStar Operating LLC has expired, other than opportunities related to assets or interests previously acquired by NorthStar Operating LLC and its subsidiaries. If, however, a majority of the Independent Directors determine that a prospective investment is not in the best interest of the Company, the Company will not make such investment and will agree to permit such investment to be made by NorthStar Operating LLC or another affiliate of the Manager and any such investment will be deemed to be an "Excluded NorthStar Investment" for purposes of the exclusivity provisions of the Management Agreement. See "The Company -- Acquisitions and Investments" and "Management of Operations -- Certain Relationships; Conflicts of Interest."

                             CONFLICTS OF INTEREST

    The Company is managed by the Manager. The Sister Corp. will also be managed by the Manager. The Company is subject to various potential conflicts of interest arising out of the relationships with the Manager and their respective affiliates. See "Risk Factors -- Investment Activity Risks -- Conflicts of Interest in the Business of the Company."

    To address the risks related to these potential conflicts, NSC's charter requires that a majority of the members of NSC's Board of Directors be unaffiliated with the Manager ("Independent Directors"). The Board of Directors has established general guidelines for the Company's investments, borrowings and operations (the "Guidelines") and a majority of the Independent Directors has approved such Guidelines relating to any investments and borrowings (including co-investments) with affiliates of the Manager. Although the Manager performs the day-to-day operations of the Company, the Independent Directors review transactions on a quarterly basis to ensure compliance with the Guidelines. In such a review, the Independent Directors, however, rely primarily on information provided by the Manager.

    In the future, the Company may, but has no current plans to, acquire assets from the Manager, or one of its affiliates, only if a majority of the Independent Directors approve the transaction in advance. In addition, the Company may, but has no current plans to, co-invest with the Manager or its affiliates provided that any such co-investment is made in accordance with the Guidelines or is approved in advance by a majority of the Independent Directors.

    The Manager and its affiliates are not restricted from pursuing other business activities and investments (i) during any period when the exclusivity provisions of the Management Agreement are not in effect, or (ii) with respect to any Excluded NorthStar Investments. In connection with the foregoing, the Manager may undertake business activities which may be directly or indirectly competitive with the Company.

                       RESTRICTIONS ON OWNERSHIP OF STOCK

    Due to limitations on the concentration of ownership of a REIT imposed by the Code, and to otherwise address concerns relating to the concentration of stock ownership, the Charter prohibits any stockholder from directly or indirectly owning more than 9.8% of the aggregate value of the outstanding shares of any class or series of stock of NSC (the "Aggregate Stock Ownership Limit"). See "Description of Securities."

    In addition, prior to the date the Company qualifies as an "operating company" (within the meaning of Department of Labor Regulation Section 2510.3-101(c)) or the Common Stock qualifies as a class of "publicly-offered securities" (within the meaning of Department of Labor Regulation Section 2510.3-101(b)(2)), the Company intends to limit equity ownership in the Company by Plans (and similar investors) to less than 25% of the value of any class of equity securities issued by the Company. See "ERISA Considerations -- The Treatment of the Company's Underlying Assets Under ERISA."

                                USE OF PROCEEDS

    The Selling Holders will receive all of the proceeds from the sale of the Offered Securities. The Company will not receive any proceeds from the sale of the Offered Securities.

                              DISTRIBUTION POLICY

    The Operating Partnership intends to make distributions to its partners, including NSC. NSC intends to make distributions to its stockholders of all or substantially all of its net taxable income each year (subject to certain adjustments) so as to qualify for the tax benefits accorded to REITs under the Code.

    The declaration and payment of dividends by the Sister Corp. will be a business decision to be made by the Sister Corp.'s board of directors from time to time based on such considerations as the Sister Corp.'s board of directors deems relevant, will be payable only out of funds legally available therefor under the law of the state of the Sister Corp.'s formation and will be subject to any limitations which may be contained in the debt instruments, if any, of the Sister Corp.

                           TAX STATUS OF THE COMPANY

    NSC intends to qualify and will elect to be taxed as a REIT under sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1998. It is possible, however, that NSC may make the 1997 REIT Election if in the reasonable judgement of management such an election would not have a material adverse economic impact on either NSC or its stockholders. In such event, NSC generally would be subject to a 4% excise tax on its undistributed 1997 taxable income. See "Federal Income Tax Considerations -- Requirements for Qualifications -- Distribution Requirements." If NSC qualifies for taxation as a REIT, NSC generally will not be subject to federal corporate income tax on its taxable income that is distributed to its stockholders. A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distribute at least 95% of its annual taxable income. Although NSC does not intend to request a ruling from the Internal Revenue Service (the "Service") as to its REIT status, NSC has received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP that NSC will qualify as a REIT, which opinion is based on certain assumptions and representations with respect to NSC's expected ongoing businesses and investment activities and other matters. No complete assurance can be given that NSC will be able to comply with such assumptions and representations in the future. Furthermore, such opinion is not binding on the Service or on any court. Failure to qualify as a REIT would render NSC subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates and distributions to NSC's stockholders would not be deductible by NSC. Additionally, the Company currently owns a significant portion of its assets indirectly through one or more corporations. Each of such corporations is subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates and distributions by such corporations to the Company are not deductible by the corporations. Even if NSC qualifies for taxation as a REIT, the Company may be subject to certain federal, state and local taxes on its income and property. NSC has adopted the calendar year as its taxable year. In connection with NSC's election to be taxed as a REIT, NSC's Charter imposes restrictions on the transfer of the Common Stock. See "Risk Factors -- Legal and Tax Risks -- Tax Risks" and "Federal Income Tax Considerations -- Taxation of the Company."

                         ORGANIZATION AND RELATIONSHIPS

    The relationship among NSC, the Operating Partnership and the Manager, and the equity ownership thereof, is depicted in the picture shown below and described in the accompanying footnotes on the following page.

                                   [LOGO]

(1) NSC was initially capitalized through the issuance of 1,000 shares of its Common Stock to the Manager. NSC issued 14,703,568 shares of its Common Stock to investors in the Original Offering.

(2) NSC (the "General Partner") contributed the net proceeds of the Original Offering to the Operating Partnership in exchange for an approximate 91.1% general partnership interest and serves as the sole general partner of the Operating Partnership. The Manager (the "Initial Limited Partner") contributed $10 million to the Operating Partnership in exchange for 536,193 Units, as a result of which, the Manager owns an approximate 3.3% limited partnership interest, including a preferred incentive return described in "Operating Partnership Agreement--Distributions; Incentive Return" and "Management of Operations--Management Incentives."

(3) Contemporaneously with the Original Offering, three entities which are not affiliated with the Initial Purchaser or the Manager contributed approximately $18 million (less a placement fee of $1.35 per Unit payable to the Initial Purchaser) to the Operating Partnership in exchange for 900,000 Units, which represents an approximate aggregate 5.6% limited partnership interest.

(4) The Operating Partnership has undertaken the business of the Company, including the acquisition of Real Estate-Related Assets and Other Assets. The Company has formed additional subsidiaries or affiliates in cases where the Company determines that the use of a separate entity is advisable. The Company also expects to form a Sister Corp. that will be capitalized by the Operating Partnership and will hold those assets that are inconsistent with the Company's ongoing qualification as a REIT.

(5) The Manager has entered into a Management Agreement with NSC and the Operating Partnership, pursuant to which the Manager formulates investment strategies and provides certain advisory, managerial and administrative functions for the Company and manages the day-to-day operations of the Company, subject to the supervision of NSC's Board of Directors. See "Management Agreement."

(6) The Company, through a wholly-owned corporation, purchased an 85% interest in a limited liability company ("SBZZ") formed for the purpose of acquiring, consolidating and growing residential brokerage companies into a national enterprise. In connection with the formation of SBZZ, the Company contributed $1.2 million in respect of its share of the purchase price of a New York City based residential brokerage company. The Company is entitled to a priority on its invested capital. Its percentage ownership interest is variable and may be reduced as a result of incentives granted to its joint venture partner which are tied to specified performance hurdles.

(7) The Company, through a wholly-owned corporation, purchased a 93% interest in a limited liability company ("KN One") formed for the purpose of acquiring and developing a parcel of land in Irvine, California. In connection with the formation of KN One, the Company contributed $6.6 million and is committed to fund an additional $1.0 million from time to time as necessary to fund working capital requirements. The Company is entitled to a priority on its invested capital. Its percentage ownership interest is variable and may be reduced as a result of incentives granted to its joint venture partner which are tied to specified performance hurdles.

(8) The Company, through a series of transactions, acquired the economic benefits of ownership of two office buildings located at 417 Fifth Avenue and 19 West 44th Street (the "New York Properties"). The acquisition was structured in the form of a Master Lease Agreement (the "New York Master Lease") and a loan. Under the terms of various agreements, at closing, NSC
    (i) advanced $70.2 million to the owner of the New York Properties in exchange for an initial 25 year right to operate the properties, (ii) obtained a right to purchase the New York Properties, (iii) was admitted as a 1% member of the entity that owns the New York Properties and (iv) was given an option to acquire the managing member of the entity that owns the New York Properties. In order to carry out these transactions, the Company formed eight wholly-owned special purpose subsidiaries which, collectively, operate the properties and provide effective ownership and control.

(9) The Company acquired a 1% general partnership interest and a 49.5% limited partnership interest in Frank King Associates L.P. ("King Associates"), a Massachusetts limited partnership. The Company advanced $7.5 million to King Associates and guaranteed approximately $2.3 million of King Associates' $25 million first mortgage loan. King Associates' partnership agreement provides for, among other things, joint management by the two general partners.

(10) The Company formed NorthStar Golf Corp. ("NorthStar Golf") for the purpose of entering into a golf course joint venture with several affiliates of Koll Resorts ("Koll"). The Company contributed $7.2 million to the venture which amounts were used to (i) purchase two golf courses and (ii) form a management company which will manage the affairs of the golf courses. NorthStar Golf, effectively, has a 99% economic interest in the entity that owns the golf courses until certain investment return hurdles are achieved, at which time its ownership interest may be reduced as a result of incentives granted to its joint venture partner. The management company that will operate the golf courses is owned 50% by NorthStar Golf and 50% by Koll.

(11) The Company formed NorthStar Hospitality, LLC ("NS Hospitality"), a joint venture with NorthStar Operating, LLC ("NS Operating"), an investment company owned and managed by the Manager. The Company, through a wholly-owned subsidiary, has contributed $110.8 million in exchange for a 37.1% member interest in NS Hospitality. NS Operating purchased a 62.9% interest in NS Hospitality by contributing $120.8 million, a 49% interest in Ian Schrager Hotel Management, LLC ("Management Co.") and a 95% interest in West 57th Street, LLC, a company formed to redevelop a property in New York City into a hotel. Simultaneously with the above, NS Hospitality through West 57th Street, LLC initiated a series of transactions with Ian Schrager ("Schrager") and certain of his partners to acquire the remaining interests of the Management Co., interests in the Schrager managed hotels (the Paramount and Royalton in New York City, and the Mondrian in Los Angeles, California) and interests in certain other hotel development projects previously owned by Schrager (the "Roll Up"). Upon completion of the Roll Up, West 57th Street, LLC, which changed its name to Ian Schrager Hotels, LLC, was owned 84% by NS Hospitality and 16% by Schrager. The NS Hospitality agreement provides for, among other things, joint management by the two general partners.

(12) The Company committed $35 million to the initial capitalization of U.S. Franchise Systems Development Fund (the "USFS Fund") in exchange for a 70% interest in the USFS Fund.

                                  RISK FACTORS

    An investment in the Common Stock involves various risks. Before purchasing shares of Common Stock offered hereby, prospective investors should give special consideration to the information set forth below, in addition to the information set forth elsewhere in this Prospectus.

                           INVESTMENT ACTIVITY RISKS

    CONFLICTS OF INTEREST IN THE BUSINESS OF THE COMPANY. The Company is subject to various potential conflicts of interest arising from its relationship with the Manager and the proposed Sister Corp.

    Pursuant to the Management Agreement, after the initial three-year term, the Manager's performance will be reviewed annually and the Management Agreement may be terminated annually upon the affirmative vote of at least two-thirds of the Independent Directors, or by a vote of the holders of a majority of the outstanding shares of Common Stock, based upon unsatisfactory performance that is materially detrimental to the Company or that the compensation to the Manager is not fair, subject to the Manager's right to prevent a compensation termination by accepting a mutually acceptable reduction of fees. As a result, it may be difficult for the Company to terminate the Management Agreement. In addition, the Manager will be provided 60 days' prior notice of any such termination and will be paid a termination fee equal to the amount of the management fee earned by the Manager during the twelve-month period preceding such termination. See "Management of Operations -- The Management Agreement." This requirement may affect adversely the Company's ability to terminate the Manager without cause.

    In addition, following any termination of the Management Agreement, the Company must either (i) purchase the portion of the Manager's limited partnership interest attributable to the preferred incentive return at a price equal to the amount that would be distributed to the Manager if the Company's assets were sold for their fair market value (as determined by an appraisal) or
(ii) continue to pay the preferred incentive return to the Manager. These provisions may increase the effective cost to the Company of terminating the Management Agreement. Furthermore, the presence of the incentive return may cause the Manager to select investments for the Company that involve a higher level of risk than otherwise would be prudent in order to increase the potential for the Manager's receipt of an incentive return.

    Messrs. Hamamoto and Scheetz, officers and directors of NSC, and each of NSC's other executive officers serve as senior partners or partners of the Manager. Messrs. Hamamoto and Scheetz are the founders and principal owners of the Manager.

    Pursuant to the Management Agreement, the conduct of the daily operations of the Company and by the Manager and its affiliates are not required to be approved by a majority of the Company's Independent Directors. The Independent Directors review the Guidelines, the Company's investments, and the Company's investment policies, annually. Investors should be aware that, in conducting this review, the Independent Directors rely primarily on information provided to them by the Manager.

    The Company may acquire assets from the Manager, or one of its affiliates, only if a majority of the Independent Directors approve the transaction in advance. The Company may co-invest with the Manager or its affiliates provided that any such co-investment is made in accordance with the Guidelines or is otherwise approved in advance by a majority of the Independent Directors. In making each decision with respect to any transaction requiring their approval, the Independent Directors rely primarily on information provided by the Manager in determining whether the price is fair and whether the investment is otherwise in the best interest of the Company.

    MANAGER MAY ADVISE OTHERS. The Manager is not restricted from pursuing other business opportunities and investments which may be directly or indirectly competitive with the Company so long as 80% of the Company's Total Equity has been invested. In addition, the Manager is not restricted at any time from pursuing other business opportunities in connection with the Sister Corp., the Excluded NorthStar Investments, and permitted co-investments with UBS. See "Management of Operations -- Certain Relationships; Conflicts of Interest." As a result, the Manager and its affiliates may make investments directly or may offer investments to others which are not offered to the Company.

    DEPENDENCE ON KEY PERSONNEL. The Company believes that its success depends to a significant extent upon the experience of the founders of the Manager, David T. Hamamoto and W. Edward Scheetz, and on other senior management executives of the Company and the Manager whose continued service is not guaranteed. The Company believes that Messrs. Hamamoto and Scheetz in particular have national reputations in the real estate investment industry which are expected to aid the Manager in obtaining investment opportunities for the Company. While the Company believes that it could replace these key executives, the loss of their services could have a material adverse effect on the operations of the Company through a diminished capacity to obtain investment opportunities and to structure and execute the Company's potential investments. The Company may not successfully recruit additional personnel and any additional personnel that are recruited may not have the requisite skills, knowledge or experience necessary or desirable to enhance the incumbent management. Neither the Company nor the Manager currently intends to maintain key man life insurance with respect to any of its executive officers.

    CONFLICTS RELATING TO THE OPERATING PARTNERSHIP. NSC, as the general partner of the Operating Partnership, has fiduciary obligations to the limited partners (including the Manager) in the Operating Partnership, the discharge of which may conflict with the interests of NSC's stockholders. In addition, those persons holding Units, as limited partners, have the right to vote as a class on certain amendments to the Operating Partnership Agreement and individually to approve certain amendments that would adversely affect their rights, which voting rights may be exercised in a manner that conflicts with the interests of NSC's stockholders. In addition, under the terms of the Operating Partnership Agreement, the holders of Units have certain approval rights with respect to certain transactions that affect all stockholders but which may be exercised in a manner which does not reflect the interests of all stockholders.

    APPROPRIATE INVESTMENTS MAY NOT BE AVAILABLE AND INVESTMENT OF NET PROCEEDS WILL BE DELAYED. The Company has temporarily invested certain remaining proceeds of the Original Offering in readily marketable, interest-bearing securities consistent with NSC's status as a REIT until the Company finds appropriate Real Estate-Related Assets or Other Assets in which to invest. The Company intends to focus primarily on acquiring appropriate Real Estate-Related Assets, although the Company may invest in Other Assets as opportunities arise. There can be no assurance, however, that the Company will identify Real Estate-Related Assets or Other Assets that meet its investment criteria, that the Company will be successful in acquiring any assets that may be identified or that any such assets will produce a return on the Company's investment.

    BROAD DISCRETION ON INVESTMENTS. The Company's business plan is general in nature and subject to change based upon changing conditions and opportunities. The Company has broad discretion and authority to invest in whatever Real Estate-Related Assets or Other Assets the Company deems appropriate at the time of their acquisition. In making these investment decisions, the Company will rely on the Manager's recommendations and on the Guidelines. The Company may invest in highly-leveraged companies or assets, which may increase the likelihood of a loss of the Company's property through foreclosure. The Independent Directors will approve any acquisition from affiliates of the Manager and monitor compliance with the Guidelines. The Manager has great latitude in the types of Real Estate-Related Assets or Other Assets it may decide are proper investments for the Company. No assurance can be made that the Manager's decisions in this regard will result in a profit for the Company. The Company intends to engage in highly-competitive businesses. The acquisition of Real Estate-Related Assets and Other Assets is often based on competitive bidding. In addition, the Company has entered into, and may continue to enter into, joint venture arrangements with third parties. The Company in many instances will not have control over the day-to-day operations of businesses and assets in which it invests in the form of a joint venture, and will therefore be dependent on third-party partners for the success of any such joint venture.

    REAL ESTATE IS ILLIQUID AND VALUE IS DEPENDENT ON CONDITIONS BEYOND COMPANY'S CONTROL. The Company invests in Real Estate-Related Assets and Other Assets, which may be subject to varying degrees of risk generally incident to the ownership of real property. Real estate investments are relatively illiquid. The ability of the Company to vary its investments in response to changes in economic and other conditions will be limited. No assurances can be given that the fair market value of any Real Properties acquired by the Company will not decrease in the future. The underlying value of the assets and the Company's income and ability to make distributions to its stockholders are dependent upon the ability of the Manager to operate the assets in a manner sufficient to maintain or increase revenues in excess of operating expenses and debt service or, in the case of real property leased to one or more lessees, the ability of the lessees to make rent payments. Revenues may be adversely affected by adverse changes in national or local economic conditions, competition from other properties offering the same or similar services, changes in interest rates and in the availability, cost and terms of mortgage funds, the impact of present or future environmental legislation and compliance with environmental laws, the ongoing need for capital improvements (particularly in older structures), changes in real estate tax rates and other operating expenses, adverse changes in governmental rules and fiscal policies, civil unrest, acts of God, including earthquakes, hurricanes and other natural disasters (which may result in uninsured losses), acts of war, adverse changes in zoning laws, and other factors which are beyond the control of the Company.

    CONFLICTS RELATING TO THE SISTER CORP. The Manager is expected to manage the Sister Corp. after the formation of the Sister Corp. and the distribution of the Sister Corp.'s stock to the partners and stockholders of the Company. If ownership of the Sister Corp. and the Company differ over time, conflicts of interest may develop. Provisions in the Sister Corp.'s formation documents are expected to (i) provide that the Sister Corp. may enter into transactions with the Company to the extent deemed beneficial by their respective boards of directors (and the Company may enter into an intercompany agreement with the Sister Corp. with respect thereto) and (ii) generally prohibit the Sister Corp. from engaging in activities or making investments appropriate for a REIT unless the Company was first given the opportunity but elected not to pursue such activities or investments. The Manager and the Board of Directors may be subject to various potential conflicts of interest as a result of the relationships with the Sister Corp. and the Company.

    INVESTMENTS MADE BY, AND CONTRIBUTION OF ASSETS TO, SISTER CORP. Certain investments which may otherwise have been made by the Company may be made by the Sister Corp. The Sister Corp. will be subject to income tax at regular corporate rates, which may have the effect of reducing cash available for distribution to stockholders. It is likely that the Company will have to contribute a significant portion of its current assets to the Sister Corp. prior to the distribution of shares of the Sister Corp. to the Company's stockholders because such assets are not qualifying assets and/or do not produce qualifying income for purposes of the REIT requirements. See "Federal Income Tax Considerations--Requirements for Qualification." To the extent such restructuring would require the Company to contribute assets to the Sister Corp. that are not currently owned by the Company indirectly through a corporation, such restructuring could result in the imposition of a corporate level federal income tax where none is currently so imposed, which may have the effect of reducing cash available for distribution to stockholders.

    FOREIGN INVESTMENTS ARE SUBJECT TO CURRENCY CONVERSION RISKS AND UNCERTAINTY OF FOREIGN LAWS. In addition to making investments in domestic Real Estate-Related Assets and Other Assets, the Company may invest in Real Estate-Related Assets and Other Assets located outside the United States. Investing in real estate located in foreign countries creates risks associated with the uncertainty of foreign laws and markets. Moreover, investments in foreign assets are subject to currency conversion risks.

    THE COMPANY'S INSURANCE WILL NOT COVER ALL LOSSES. The Company intends to maintain comprehensive insurance on each of the Real Properties, including liability and fire and extended coverage, in amounts sufficient to permit the replacement of the properties in the event of a total loss, subject to applicable deductibles. The Company will endeavor to obtain coverage of the type and in the amount customarily obtained by owners of properties similar to the applicable Real Properties. There are certain types of losses, however, generally of a catastrophic nature, such as earthquakes, floods and hurricanes, that may be uninsurable or not economically insurable. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it infeasible to use insurance proceeds to replace a property if it is damaged or destroyed. Under such circumstances, the insurance proceeds received by the Company might not be adequate to restore its economic position with respect to the affected Real Property.

    PROPERTY TAXES DECREASE RETURNS ON REAL ESTATE. Each Real Property will be subject to real and, in some instances, personal property taxes. The real and personal property taxes on properties in which the Company invests may increase or decrease as property tax rates change and as the properties are assessed or reassessed by taxing authorities. If property taxes on the Company's investments increase, the Company's cash available for distribution to its stockholders will be adversely affected.

    COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT AND OTHER CHANGES IN GOVERNMENTAL RULES AND REGULATIONS MAY BE COSTLY. Under the Americans with Disabilities Act of 1990 (the "ADA"), all public properties are required to meet certain federal requirements related to access and use by disabled persons. Real Properties acquired by the Company may not be in compliance with the ADA. If a property is not, the Company will be required to make modifications to such property to bring it in compliance, or face the possibility of an imposition of fines or an award of damages to private litigants. In addition, changes in governmental rules and regulations or enforcement policies affecting the use and operation of the Real Properties, including changes to building codes and fire and life-safety codes, may occur. If the Company were required to make substantial modifications at the Real Properties to comply with the ADA or other changes in governmental rules and regulations, the Company's ability to make expected distributions to its stockholders could be adversely affected.

    REAL PROPERTIES WITH ENVIRONMENTAL PROBLEMS MAY CREATE LIABILITY FOR THE COMPANY. The Company may invest in real estate, or mortgage loans secured by real estate, with environmental problems that materially impair the value of the real estate. If so, the Company will take certain steps to limit its liability for such environmental problems, such as creating a special purpose entity to own such real estate. Despite these steps, there are substantial risks associated with such an investment. The Manager has only limited experience in investing in real estate with environmental liabilities. Operating costs and the value of Real Property may be affected by the obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of future legislation. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Therefore, an environmental liability could have a material adverse effect on the underlying value of a Real Property, the Company's income and cash available for distribution to stockholders. The Company intends to obtain Phase I environmental assessments on all Real Properties prior to their acquisition by the Company. The purpose of Phase I environmental assessments is to identify potential environmental contamination that is made apparent from historical reviews of the properties, reviews of certain public records, preliminary investigations of the sites and surrounding properties, and screening for the presence of hazardous substances, toxic substances and underground storage tanks. It is possible, however, that these reports will not reveal all environmental liabilities or that such real property may be subject to material environmental liabilities of which the Company is unaware.

    DEFAULT RISKS ASSOCIATED WITH DISTRESSED MORTGAGE LOANS. The Company may purchase nonperforming and subperforming mortgage loans, as well as mortgage loans that have had a history of delinquencies. These mortgage loans may presently be in default or may have a greater than normal risk of future defaults and delinquencies, as compared to a pool of newly originated, high quality loans of comparable type, size and geographic concentration. Returns on an investment of this type depend on the borrower's ability to make required payments or, in the event of default, the ability to foreclose and liquidate the mortgage loan. Foreclosure and liquidation, particularly in a bankruptcy proceeding, may be time consuming and expensive. Additionally, certain rules related to the definition of "foreclosure property" for purposes of the taxation of a REIT may limit the Company's ability to realize a profit on its investment in a mortgage loan. There can be no assurance that a defaulted mortgage loan can be liquidated successfully or in a timely fashion.

                          ECONOMIC AND BUSINESS RISKS

    LEVERAGE CAN REDUCE INCOME AVAILABLE FOR DISTRIBUTION. The Company intends to leverage its portfolio through borrowings, generally through the use of bank credit facilities, mortgage loans on real estate and other borrowings. The percentage of leverage used will vary depending on the Company's estimate of the stability of the portfolio's cash flow. To the extent that changes in market conditions cause the cost of such financing to increase relative to the income that can be derived from the assets acquired, the

Company's return on its investment and cash available for distribution to its stockholders may be adversely affected.

    Leverage creates an opportunity for increased returns on equity, but at the same time creates risks. For example, debt service payments can reduce the net income available for distributions to stockholders. The Company will leverage assets only when there is an expectation that it will enhance returns, although there can be no assurance that the Company's use of leverage will prove to be beneficial. Moreover, there can be no assurance that the Company will be able to meet its debt service obligations and, to the extent that it cannot, the Company risks the loss of some or all of its assets to foreclosure or sale to satisfy its debt obligations. Changes in the general level of interest rates can affect the Company's income by affecting the spread between the Company's income on its assets and interest-bearing liabilities, as well as, among other things, the value of the Company's interest-earning assets and its ability to realize gains from the sale of assets. There is no specified limitation on the Company's indebtedness. The Charter and Bylaws do not limit the amount of indebtedness the Company can incur.

    In addition, changes in interest rates may adversely affect the Company's investments. Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations, and other factors beyond the control of the Company. The Company may employ a hedging strategy to limit the effects of changes in interest rates on its operations, including engaging in interest rate swaps, caps, floors and other interest rate exchange contracts. The use of these types of derivatives to hedge the Company's assets and liabilities carries certain risks, including the risk that losses on a hedge position will reduce the funds available for distribution to stockholders and, indeed, that such losses may exceed the amount invested in such instruments. There is no perfect hedge for any investment, and a hedge may not perform its intended use of offsetting losses on an investment. Moreover, with respect to certain of the instruments used as hedges for the Company's assets and liabilities, the Company is exposed to the risk that the counterparties with which the Company trades may cease making markets and quoting prices in such instruments, which may render the Company unable to enter into an offsetting transaction with respect to an open position. If the Company anticipates that the income from any such hedging transaction will not be qualifying income for REIT income test purposes, the Company may conduct part or all of its hedging activities through a to-be-formed corporate subsidiary that is fully subject to federal corporate income taxation. See "Federal Income Tax Considerations--Requirements for Qualification--Income Tests." The profitability of the Company may be adversely affected during any period as a result of changing interest rates.

    ADVERSE CHANGES IN GENERAL ECONOMIC CONDITIONS CAN ADVERSELY AFFECT COMPANY'S BUSINESS. The Company's success is dependent upon the general economic conditions in the geographic areas in which a substantial number of its investments are located. Adverse changes in national economic conditions or in the economic conditions of the regions in which the Company conducts substantial business likely would have an adverse effect on real estate values, interest rates and, accordingly, the Company's business.

    NEED FOR ADDITIONAL CAPITAL. Certain developments in the economy in general or in the implementation of the Company's business plan could require the Company to seek additional capital through equity or debt offerings. There can be no assurance that the Company will be successful in raising sufficient additional equity or debt capital on acceptable terms.

                              LEGAL AND TAX RISKS

    TAX RISKS. NSC intends to operate in a manner so as to qualify as a REIT for federal income tax purposes. Although NSC does not intend to request a ruling from the Service as to its REIT status, NSC has received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP that, based on certain assumptions and representations as of the Closing Date, it so qualified. Investors should be aware, however, that opinions of counsel are not binding on the Service or any court. The opinion of Skadden, Arps, Slate, Meagher & Flom LLP represents only the view of counsel to NSC based on counsel's review and analysis of existing law, which includes no controlling precedent. Furthermore, both the validity of the opinion and the continued qualification of NSC as a REIT will depend on NSC's satisfaction of certain asset, income, organizational, distribution and stockholder ownership requirements on a continuing basis. NSC's operations will not be monitored by Skadden, Arps, Slate, Meagher & Flom LLP to ensure continued compliance with the REIT requirements. If NSC were to fail to qualify as a REIT in any taxable year, NSC would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, and distributions to stockholders would not be deductible by NSC in computing its taxable income. Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution to stockholders, which in turn could have an adverse impact on the value of, and trading prices for, the Common Stock. Unless entitled to relief under certain Code provisions, NSC also would be disqualified from taxation as a REIT for the four taxable years following the year during which NSC ceased to qualify as a REIT.

    NSC must distribute annually at least 95% of its net taxable income (excluding any net capital gain) in order to avoid corporate income taxation of the earnings that it distributes. In addition, NSC will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of (i) 85% of its ordinary income for that year, (ii) 95% of its capital gain net income for that year, and (iii) 100% of its undistributed taxable income from prior years. The amount of any net long-term capital gains that NSC elects to retain and pay income tax on will be treated as distributed for purposes of the 4% excise tax.

    NSC intends to make distributions to its stockholders to comply with the 95% distribution requirement and to avoid the nondeductible excise tax. However, differences in timing between the recognition of taxable income and the actual receipt of cash could require the Company to borrow funds or sell assets on a short-term basis to meet the 95% distribution requirement and to avoid the nondeductible excise tax. The requirement to distribute a substantial portion of NSC's net taxable income could cause NSC (i) to sell assets in adverse market conditions, (ii) to distribute amounts that represent a return of capital, or
(iii) to distribute amounts that would otherwise be spent on future acquisitions, capital expenditures, or repayment of debt. Gains from the disposition of any asset held primarily for sale to customers in the ordinary course of business generally will be subject to a 100% tax. See "Federal Income Tax Considerations--Requirements for Qualification--Income Tests."

    NSC has relied on the "qualified temporary investment" provisions of the REIT rules to a significant extent in structuring the acquisition of many of its investments. The qualified temporary investment provisions generally provide that the temporary investment by a REIT of newly raised capital in the stock or debt of an issuer will qualify as a "real estate asset" for purposes of the REIT requirements during the one-year period beginning on the date on which the REIT received such capital even though such investments would not otherwise qualify as real estate assets if made at a time when the qualified temporary investment provisions were not available to the REIT, i.e., after expiration of the one-year period. See "Federal Income Tax Considerations--Requirements for Qualification--Asset Tests." The qualified temporary investment provisions also provide that income from qualified temporary investments will qualify for purposes of the 75% income test even though such income would not otherwise so qualify if received or accrued at a time when the qualified temporary investment provisions were not available to the REIT. See "Federal Income Tax Considerations--Requirements for Qualification--Income Tests." Although NSC believes that it will be able to restructure its investments prior to the end of the applicable one-year period so that its assets and income satisfy the various REIT requirements, no assurance can be given that NSC will be able to do so. The failure by NSC to successfully restructure its investments could cause NSC to fail to qualify as a REIT and to be subject to the negative United States federal income tax consequences set forth above. Furthermore, NSC currently contemplates that as part of the restructuring of its current asset portfolio a significant portion of its current assets will be contributed to the Sister Corp. prior to the distribution of the stock of the Sister Corp. to the stockholders of NSC. The Sister Corp. will be subject to tax at regular corporate rates, which may have the effect of reducing cash available for distribution to stockholders. The Company currently owns a significant portion of its assets indirectly through one or more corporations, each of which is subject to federal income tax (including alternative minimum tax) on its taxable income.

    AGGREGATE STOCK OWNERSHIP LIMIT MAY RESTRICT BUSINESS COMBINATION OPPORTUNITIES. In order for NSC to maintain its qualification as a REIT under the Code, not more than 50% in value of its outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of NSC's taxable year (other than the first taxable year for which the election to be treated as a REIT has been made). The Aggregate Stock Ownership Limit generally prohibits any stockholder from directly or indirectly owning more than 9.8% of the aggregate value of the outstanding shares of any class or series of stock of NSC, which could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the shares of Common Stock might receive a premium for their shares of Common Stock over the then-prevailing market price or which such holders might believe to be otherwise in their best interests. See "Description of Securities--Transfer Restrictions" and "Federal Income Tax Considerations--Requirements for Qualification."

    PLANS SHOULD CONSIDER ERISA RISKS OF INVESTING IN COMMON STOCK.  ERISA and
section 4975 of the Code prohibit certain transactions that involve (i) certain pension, profit-sharing, employee benefit, or retirement plans or individual retirement accounts (each a "Plan") and (ii) any person who is a "party in interest" or "disqualified person" with respect to a Plan. Consequently, the fiduciary of a Plan contemplating an investment in the Common Stock should consider whether the Company, any other person associated with the issuance of the Common Stock, or any affiliate of the foregoing is or might become a "party in interest" or "disqualified person" with respect to the Plan and, if so, whether an exemption from such prohibited transaction rules is applicable. In addition, federal regulations provide that, subject to certain exceptions, the assets of an entity in which a Plan holds an equity interest may be treated as assets of an investing Plan, in which event, the underlying assets of such entity (and transactions involving such assets) would be subject to such prohibited transaction provisions. The Company intends to take such steps as may be necessary to qualify the Company (and any Sister Corp.) for one or more of the exceptions available under such regulations and thereby prevent the assets of the Company from being treated as assets of any investing Plan. Specifically, the Company intends to initially limit equity ownership in the Company by Plans (and similar investors) to less than 25% of the value of any class of equity issued by the Company and to subsequently qualify as an "operating company" (within the meaning of such regulation) or take steps to qualify the Common Stock as a class of "publicly offered securities" (as such term is defined in such regulations) at which time the 25% limitation will cease to be applicable. In addition, with respect to any Sister Corp., the Company will take such steps as may be necessary to qualify such Sister Corp. as a venture capital operating company or other available exemption under the Plan Asset Regulations prior to distributions of its equity interests. See "ERISA Considerations--The Treatment of the Company's Underlying Assets Under ERISA."

    MARYLAND TAKEOVER STATUTES MAY RESTRICT CERTAIN OPPORTUNITIES. As a Maryland corporation, NSC is subject to various provisions of the Maryland General Corporation Law (the "MGCL"), which (a) impose certain restrictions and require certain procedures with respect to certain business combinations, including, but not limited to, transactions with holders of more than 10% of the voting power of NSC's equity securities and (b) limit voting rights for holders of 20% or more of the voting power of NSC's stock. These provisions could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the shares of Common Stock might receive a premium for their shares of Common Stock over the then-prevailing market price or which such holders might believe to be otherwise in their best interests. See "Certain Provisions of Maryland Law and of NSC's Charter and Bylaws--Business Combinations" and "--Control Share Acquisitions."

    BOARD OF DIRECTORS MAY CHANGE CERTAIN POLICIES WITHOUT STOCKHOLDER
CONSENT. The major policies of the Company, including its investment policy and other policies with respect to acquisitions, financing, growth, operations, debt and distributions, are determined by its Board of Directors. The Board of Directors may amend or revise these and other policies, or approve transactions that deviate from these policies, from time to time without a vote of the stockholders. The effect of any such changes may be positive or negative. See "Certain Provisions of Maryland Law and of NSC's Charter and Bylaws."

    LOSS OF INVESTMENT COMPANY ACT EXEMPTION WOULD ADVERSELY AFFECT THE COMPANY. The Company believes that it will not be, and intends to conduct its operations so as not to become, regulated as an investment company under the Investment Company Act. The Investment Company Act exempts entities that, directly or through majority-owned subsidiaries, are "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate" ("Qualifying Interests"). Under current interpretations by the staff of the Commission, in order to qualify for this exemption, the

Company, among other things, must maintain at least 55% of its assets in Qualifying Interests and also may be required to maintain an additional 25% in Qualifying Interests or other real estate-related assets. The assets that the Company may acquire therefore may be limited by the provisions of the Investment Company Act. In addition, the Company could, among other things, be required either (a) to change the manner in which it conducts its operations to avoid being required to register as an investment company or (b) to register as an investment company, either of which could have an adverse effect on the Company and the market price for the Common Stock.

    LIMITATION ON LIABILITY OF MANAGER AND OFFICERS AND DIRECTORS OF THE COMPANY. The Charter contains a provision which limits the liability of a director or officer to NSC and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action.
    The Company will indemnify the Manager and its partners from any action or claim brought or asserted by any party by reason of any allegation that the Manager or one or more of its partners is otherwise accountable or liable for the debts or obligations of the Company or its affiliates. In addition, the Manager and its partners will not be liable to the Company, and the Company will indemnify the Manager and its partners, for acts performed pursuant to the Management Agreement, except for claims arising from acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under the Management Agreement. See "Management of Operations--Limits of Responsibility."

                                  OTHER RISKS

    RISK THAT MARKET FOR COMMON STOCK WILL NOT DEVELOP. No assurance can be given as to (i) the likelihood that an active market for the shares will develop, (ii) the liquidity of any such market, (iii) the ability of the stockholders to sell their Common Stock, or (iv) the prices that stockholders may obtain for their Common Stock.

    NEWLY-ORGANIZED CORPORATION. The Company is dependent upon the experience and expertise of the Manager in administering its day-to-day operations. Principals of the Manager and its affiliates have experience in investing in and managing real estate-related assets. However, many of such officers, directors and employees have managed a REIT only since December 1997. There can be no assurance that the Manager will be able to implement successfully the strategies that the Company intends to pursue.

    EXTERNAL MANAGEMENT OF THE COMPANY. The Company is managed by the Manager, subject to the supervision of the Board of Directors. Thus, the Company depends on the services of the Manager and its partners and employees for the success of the Company. Moreover, the Company's success depends in part on the continuing ability of the Manager to hire and retain knowledgeable personnel. This ability may be affected, in turn, by the Manager's continued financial condition. Finally, the Company is subject to the risk that the Manager will terminate the Management Agreement and that no suitable replacement can be found to manage the Company. In the future, the Company may consider the effect of transactions whereby the Manager could be merged into the Company, or other means by which the Company may become self-managed and self-administered. The Company has no current intention, however, to pursue any such transaction and there can be no assurance that the Company will become self-managed or self-administered in the future.

                    MARKET TRENDS AND INVESTMENT STRATEGIES

MARKET TRENDS

    The Company's investment activities occur in an ever-changing environment influenced initially by market characteristics that already have provided numerous opportunities for NorthStar and the Company. As a result of excessive lending, speculative development, and a permissive regulatory environment during the 1980s, in the late 1980s and early 1990s, the real estate markets, like the broader economy, entered into a recessionary phase, resulting in a decline in demand and depressed values. The value decline led to losses and insolvencies among financial institutions that had been the traditional suppliers of debt financing to the real estate industry. The supply-demand imbalances were exacerbated by new supply from the sales of sub-performing and non-performing loans and properties by the RTC and private sector lenders. Opportunistic real estate investors capitalized on the illiquidity and supply-demand imbalances during the early 1990s and were the primary acquirors at sales by the RTC and financial institutions. As the real estate markets have recovered from the depressed environment during the early 1990s, traditional "distressed" investments have become less prevalent. The Company believes, however, that a number of attractive investments opportunities remain available, with continued upside available for investors such as the Manager with sophisticated real estate and capital markets strategies.

    The primary market characteristics driving the recovery of the real estate markets in the U.S. are the growth of the public real estate capital markets and the consolidation of ownership of real estate. The Company believes that there has been a paradigm shift in the manner in which real estate is capitalized. During the 1970s and the 1980s, real estate equity was financed primarily through limited partnerships which often were heavily motivated by tax benefits rather than by the returns on their investments. During the 1990s, real estate has increasingly been financed through the public markets. Since 1991, the equity market capitalization of publicly-traded equity REITs has increased from approximately $8.8 billion to almost $118.5 billion as of October 31, 1997, while the number of publicly-traded equity REITs has increased from approximately 86 to approximately 174. While public ownership has proven highly successful for many companies, the market has responded poorly to others. As the public equity market for real estate stocks matures, the Company believes that size and economies of scale are becoming increasingly important. Many existing real estate companies, however, are small and inefficient, and lack the ability to access the capital markets. As a result, the real estate industry has been experiencing significant consolidation. Initially, the consolidation was primarily between private entities, with transactions involving single assets, portfolios of assets and entity-level acquisitions. More recently, a greater portion of the consolidation has been public companies acquiring or merging with privately-held companies and other public companies as well as acquiring the assets of such companies. Since 1991, merger and acquisition activity of public REITs has increased substantially, from 10 transactions representing approximately $219 million in 1991 to 59 transactions representing approximately $8.3 billion in 1996, with greater volume expected in 1997. During 1997, the largest merger ever of two publicly-traded REITs was announced with the announcement of the merger of Equity Office Properties Trust with Beacon Properties Corporation in a transaction valued at approximately $4.0 billion, eclipsing the previous record of $3.0 billion, which occurred in 1996 when Simon Property Group merged with DeBartolo Realty Corporation. The pending acquisition by Starwood Lodging Trust of ITT Corporation is another example of this trend.

    These industry trends have resulted in a substantial arbitrage between private market and public market pricing of real estate. Investor appetite for public real estate securities has enhanced the opportunity to accumulate assets in private form and then transfer them to public ownership, benefitting from the arbitrage of differing costs of capital. In fact, the Company believes that REITs trade at an average premium to net asset value of approximately 20% with certain companies trading at premiums of over 50%.

    Despite the overall real estate market recovery, the Company believes that there are still sectors of the market that have not recovered. The Company believes that geographic markets were impacted by the recession and recovered at different times. For example, California lagged the majority of the country through the business cycle. The Company believes that certain markets continue to lag. Additionally, inefficiencies in local markets occasionally create a disparity in price among substantially identical properties in comparable locations. Further, different property types tend to be in different stages of the business cycle at different times. The Company believes that these market dynamics provide the Company with opportunities to acquire quality assets at significant discounts to replacement cost.

    In addition, the Company believes that certain users, financial institutions and other non-strategic and inefficient owners of real estate are actively seeking to reduce real estate holdings. The Company believes that industry trends have magnified the inefficiencies of ownership by such owners. In addition to real estate offered for sale by financial institutions, corporate down-sizing and corporate divestitures of real estate are contributing to the supply of real estate in the marketplace. Inefficient owners are, in the Company's belief, obtaining liquidity by disposing of "non-core" assets such as real estate. The Company believes that these sellers are often driven by strategic or accounting concerns rather than solely price considerations. In addition, the Company believes that inefficient owners are often motivated to sell by the non-cash earnings impact on their financial statements of holding real estate. The result has been, among other things, the creation of new categories of property types. For example, REITs focusing on property types such as golf courses, restaurants, scientific research facilities, and theaters have emerged.

INVESTMENT STRATEGIES

    The Company intends to identify, create and realize value in its real estate-related investments. Several themes underlie this strategy: relationships, industry trends, and special situations.

    RELATIONSHIPS. The Company intends to utilize the Manager's existing extensive network of relationships to provide proprietary access to negotiated transactions and to avoid competitive auctions. The Company believes that competitive auctions and widely-marketed transactions rarely offer above average returns on capital. The professionals at the Manager have developed an extensive network in the real estate and financial communities throughout the United States to assist in identifying and pursuing opportunities before they are widely-marketed. Through its affiliations, the Manager intends to capture exclusive access to opportunities at attractive pricing. In addition, when possible, the Company intends to focus on "platform" transactions, i.e., transactions that will provide additional investment opportunities. The Manager further intends, in connection with the Company's investments, to negotiate rights of first refusal or other options that will provide the Company with a "first look" at future investment opportunities.

    INDUSTRY TRENDS. The Company intends to identify and capitalize on industry trends to stay ahead of the general real estate investment market. By anticipating these trends, the Manager hopes to gain a competitive advantage in its investing and investment management, including the identification of exit strategies for particular investments, when appropriate. The Manager intends to focus on property types and geographic markets that are out of favor and on situations that are not widely understood in order to identify areas of opportunity, and then to develop specific investment strategies to take advantage of the opportunities. The Manager and the Company believe that this contrarian philosophy will allow the Company to capitalize on market inefficiencies and product type, geographic market, capital markets or other cycles. In addition, the Manager has found that on occasion when sophisticated opportunistic investors, such as NorthStar, identify an area for investment, the broader investment community begins to explore opportunities in the identified area. The resulting increased attention and demand by itself may increase the value of the investment of early investors in the area.

    SPECIAL SITUATIONS. The Company intends to exploit opportunities available because of complexities and other special situations where significant "intellectual capital" is necessary to realize value. The Company intends to focus on specific opportunities involving structural and situational inefficiencies and other impediments to investment, such as transactional complexity, whether legal, tax, or financing complexity, or the prospect of no or limited immediate cash flow. The Company intends to utilize the Manager's experience with innovative structuring techniques to unlock value while limiting risk. The Company anticipates that the Manager will continue to discover situations involving sellers motivated not by strict price considerations but rather by the creative solutions to difficult transactional problems that the

Manager may offer. The Company believes it may obtain pricing advantages and superior returns by solving complex problems and repositioning assets. The Company believes that the complexities involved in acquiring troubled assets or entities dissuade many potential buyers, but that the potential price discounts often exceed the cost of solving the problems.

    The Company has invested in, and intends to focus its future investment activity in, four primary investment categories (collectively, "Real Estate-Related Assets"): (i) Real Estate Companies, (ii) Underutilized Assets,
(iii) Corporate Divestitures, and (iv) Partnership Interests.

    (i) REAL ESTATE COMPANIES: As public market ownership and consolidation continues in the real estate industry, the Company expects to target investments in real estate companies. Opportunities in this target area include public and private companies, regardless of form, whether corporate, partnership, limited liability company or otherwise, and generally fall into three types of companies: real estate ownership companies, including REITs and non-REIT ownership companies, homebuilders and other development companies; real estate service companies, such as management or brokerage companies, and real estate intensive operating companies, including any company with a strategic dependence on real estate. The Company intends to invest in private placements of common stock or other securities convertible into common stock. When the Company identifies strong management teams and growth prospects, it may provide growth capital for build-ups of companies with otherwise limited access to equity capital and may recapitalize over-leveraged or other poorly capitalized companies. The Company expects to take advantage of the arbitrage between private and public market pricing of real estate with its investments in this area. Conversely, when an entity can be acquired for less than the value of its assets, the Company may acquire control of such entity, whether directly (through the acquisition of a controlling equity interest) or indirectly (through the acquisition of debt).

    To date, the Company has committed a substantial portion of its equity to opportunities associated with newly formed or reorganized companies with real estate-related operations. The Company's largest investment is its participation in the consolidation of the ownership interests and management operations of the Ian Schrager hotels. Other examples include the formation of the U.S. Franchise Systems Development Fund to develop and operate economy hotel properties; the new venture with Koll Resorts International to acquire, develop and operate golf courses; and the partnership with principals of Brown Harris Stevens to acquire high-end residential brokerage operations. Each of these strategic alliances creates a platform for new investments sourced through the Company's relationship with experienced, well-positioned operating partners. See "The Company--Acquisitions and Investments."

    (ii) UNDERUTILIZED ASSETS. The Company expects to target investments in repositionings and recapitalizations of under-utilized or poorly capitalized single assets and portfolios that may be recapitalized on advantageous terms and repositioned with the expectation of returns greater than those that could be achieved by acquiring a stabilized property. In a dynamic environment with an ever-changing and cyclical economy and changing demographic characteristics, there generally will be opportunities to take better advantage of well-located and structurally sound properties. Opportunities in this area include acquisitions of properties and portfolios from controlling parties who are not focused on maximizing value in assets, whether because such parties have lost economic incentive or because they are non-strategic or inefficient owners of the real estate. In addition, opportunities may involve substantial rehabilitation or redevelopment and ground-up development where market conditions warrant new construction. Investments in this area may benefit from the Manager's value-added problem solving and structuring capabilities, as well as from the skills of operating partners in joint venture investments. In addition, the Company believes that investments in Underutilized Assets outside the United States may provide opportunities for the Company to utilize the investment and investment management expertise of the Manager developed domestically.

    The Company has identified and acquired interests in a number of properties that it believes are underutilized and present development or repositioning opportunities. A prime example of such an opportunity is the Henry Hudson Hotel property, located in Manhattan, New York. Interests in this property were acquired in conjunction with the consolidation of the Ian Schrager hotel enterprise. Originally built as a hotel and later converted to office and residential use, this property is slated for redevelopment as a moderately priced athletic/urban spa hotel. The Company expects that the renovation of this property will be completed at an all-in cost per room significantly below replacement cost. Teaming up again with Ian Schrager, the Company expects to pursue a similar repositioning strategy with respect to the Miramar hotel in Santa Barbara, California, an acquisition that the Company hopes to complete later in 1998. Other development/repositioning opportunities include 350 Washington Street, Boston, Massachusetts, which offers the potential to develop 500,000 square feet of new office space in a prime location in downtown Boston, and the land parcel recently acquired through a joint venture with principals of The Koll Company in Irvine, California which is currently zoned for hotel use, but is targeted by the Company for development of a 178,000 square foot office building and parking facilities. See "The Company-- Acquisitions and Investments."

   (iii) CORPORATE DIVESTITURES. The Company is expected to target investments in corporate divestitures from users, financial institutions, and other non-strategic and inefficient owners of real estate. Many domestic and foreign corporations have made direct investments in U.S. real estate assets or on occasion established full-service real estate subsidiaries. In the current era of corporate restructuring and downsizing, many firms have chosen to liquidate non-core businesses and assets such as real estate. As a result, the Company believes that many opportunities will exist to acquire real estate assets, real estate operating businesses or interests in real estate joint ventures directly from corporations. In some instances, the selling companies may have particular objectives, such as the need to sell assets prior to the end of a fiscal quarter or a desire to allow an operating partner to continue to participate in an investment, which the Company expects to be able to accommodate. The Company believes that non-U.S. institutions may become particularly active sellers of domestic and foreign assets in the near future. Reminiscent of the failure of many U.S. financial institutions in the early 1990s, the Company believes that certain financial institutions outside the U.S. are facing insolvency and regulatory agencies are increasing pressure on such institutions to sell sub-performing and non-performing assets.

    The Company, through Koll NorthStar Golf Joint Venture, recently acquired two golf courses near Houston, Texas as a result of a corporate divestiture of non-strategic, non-income producing assets. The courses had been used by the corporation exclusively for the use of its employees. The Company believes that it obtained favorable pricing because of the motivation of the corporate seller and the fact that these assets were not valued based on any historic operating income. The Company intends to operate the courses as "pay-to-play" facilities, open to the general public. See "The Company--Acquisitions and Investments--Koll NorthStar Golf Joint Venture."

    (iv) PARTNERSHIP INTERESTS. The Company expects to target the recapitalization of syndicated limited partnerships sold primarily to individuals and commingled, closed-end funds sold to institutions. The Company estimates that over $100 billion was invested in syndicated real estate limited partnerships in the 1970s and the 1980s primarily by individual investors. The Company believes that these partnerships are often undercapitalized or mismanaged, and general partners, whose interests generally are fee-based and often misaligned with their limited partners, exert significant control over the asset management and capital structure of the partnerships. The Company believes that many limited partners acquired their interests for tax benefits that are no longer available. Only a limited and illiquid public market for these interests exists. As a result, the Company believes that interests in many public and private limited partnerships can be acquired at attractive prices. The Company believes that, although opportunistic investors have capitalized upon opportunities in this area, selected advantageous investments may still be available.

    A number of institutions have made substantial commitments to real estate. Leading real estate investment managers formed commingled, closed-end funds and group trusts that were offered to institutional investors. The Company estimates that approximately $60 billion was committed to these investment vehicles on the part of public and private pension funds, insurance companies, and endowments. The Company believes that many institutions may desire to sell their fund investments, but only a limited and illiquid market for these interests exists, particularly given the size of the typical institutional holding in this area. In addition, investment managers are often financially motivated to hold properties due to their compensation structure. The Company believes that it can capitalize on such market opportunities by providing liquidity.

    The Company intends to invest in traditional property types and the businesses related thereto, such as office, industrial, retail, residential, and lodging, as well as non-traditional property types and businesses, such as health care, entertainment and leisure and other properties and businesses. Real estate-intensive operating businesses are generally capital intensive and characterized by substantial operating leverage due to the high proportion of expenses that are relatively fixed during any given year. Many companies in these businesses are positioned to benefit from their inherent operating leverage as a result of continued growth, favorable demographic trends, and consolidation activity within industries that are generally highly fragmented. The Company's investment interest in select opportunities among these businesses is further supported by valuation levels that are typically based on cash flow multiples significantly lower than those currently seen in the REIT industry, as well as sector volatility that can unexpectedly preclude a company from effectively accessing public capital. The Company believes that the lower valuation multiples across these industries are based, at least in part, on the market's perception that capital is sub-optimally deployed in real estate assets. Consequently, the Company believes that separating a company's real estate assets from its operations may be an attractive investment strategy in certain circumstances.

    Although the Company expects that its primary emphasis will be on the acquisition of such Real Estate-Related Assets, future acquisitions may include Other Assets. The Company may decide in the future to pursue other available acquisition opportunities it deems suitable for the Company's investments. In making its investments, the Company intends to conduct all of its investment activities in a manner consistent with maintaining the status of NSC as a REIT for U.S. federal income tax purposes. To the extent any of the above-desired investments may be inconsistent with maintaining the status of NSC as a REIT, such investments, if otherwise attractive, would be made by the Sister Corp. To date, the Company has relied on the "qualified temporary investment" provisions of the REIT rules to a significant extent in structuring the acquisition of many of its investments. The qualified temporary investment provisions generally provide that the temporary investment by a REIT of newly raised capital in the stock or debt of an issuer will qualify as a "real estate asset" for purposes of the REIT requirements during the one-year period beginning on the date on which the REIT received such capital even though such investments would not otherwise qualify as real estate assets if made at a time when the qualified temporary investment provisions were not available to the REIT, i.e., after expiration of the one-year period. See "Federal Income Tax Considerations--Requirements for Qualification--Asset Tests." The qualified temporary investment provisions also provide that income from qualified temporary investments will qualify for purposes of the 75% income test even though such income would not otherwise so qualify if received or accrued at a time when the qualified temporary investment provisions were not available to the REIT. See "Federal Income Tax Considerations--Requirements for Qualification--Income Tests." Accordingly, the Company currently owns a significant portion of its assets indirectly through one or more corporations. Each of these corporations is subject to federal income tax (including any applicable alternative minimum tax) on its taxable income. The Company currently contemplates that as part of the restructuring of its current asset portfolio a significant portion of its current assets, including without limitation, the stock of the corporations described in the immediately preceding sentence, may be contributed by the Company to the Sister Corp. prior to the distribution of the stock of the Sister Corp. to the stockholders of NSC.

    The Company cannot anticipate with any certainty the percentage of its assets that will be in each category of Real Estate-Related Assets or in Other Assets. The Company has a great deal of discretion in the manner in which it invests. There can be no assurance that the Company will be successful in its investment strategy.

INVESTMENT MANAGEMENT

    The Manager intends to create and realize value by identifying advantageous investment management strategies for the Company's investments. The professionals of the Manager have extensive experience in a broad range of aspects of real estate investment management, including financing, asset and property management, and dispositions. Each investment professional at the Manager responsible for a particular investment will remain responsible for the investment management of such investment throughout its ownership by the Company. The transaction structuring and capital markets expertise of the Manager's professionals will allow it to identify, when appropriate, exit strategies that seek to maximize stockholder return, including sales for securities in public companies, initial public offerings of securities, mergers, spin-offs and other structured transactions as well as traditional sales of assets.

    The Company intends to enhance and extend its internal management resources through a network of strategic partners with specialized geographic and property-type expertise and information. Through these relationships, the Company can gain local presence in strategic markets and hands-on operational knowledge of the assets underlying its investments, as well as access to proprietary transactions. The Manager has developed a network of such partners and will expand such relationships as it pursues the Company's investment strategy. Generally, the Manager intends to structure relationships with partners who will make meaningful equity investments and provide incentives to its partners to ensure that the partners' interests are aligned with the Company's, while the Company retains control over its investment.

    The Company intends to finance investments with the use of leverage that will maximize equity returns while allowing maximum flexibility and maintaining an acceptable level of risk. As the real estate markets have improved, the debt financing markets also have improved from the borrower's perspective. Lenders are providing greater leverage at relatively lower cost with greater structuring flexibility. The professionals of the Manager have extensive relationships in the lending community, being regular users of debt financing and often employing creative financing techniques, and the Company expects to benefit from the Manager's lending relationships.

    The Company intends to pursue a strategy of portfolio diversification in terms of geographic location, property type, and investment type. The Company believes that diversification is important to reducing potential downside risks. However, the Company will have no predetermined limitations or targets for concentration of geographic location, property type, or investment type. Instead, the Company plans to make investment decisions on a case-by-case basis.

THE SISTER CORP.

    The Company has made certain investments, and anticipates that it may, from time to time, identify additional assets, that it believes may be advantageous investments but that may be inappropriate (whether for REIT qualification, tax or other reasons) for investment, in whole or in part, by a REIT or which may otherwise be determined by the Manager and NSC, based on general prudent considerations, to be inappropriate, in whole or in part, for investment by the Company. In order to permit stockholders to participate in the economic benefits that may be associated with such assets, the Company intends to cause the Operating Partnership to form one or more subsidiary corporations, partnerships or other entities (each, "NewCo"), which would not elect to be taxed as a REIT. The Operating Partnership would initially contribute to NewCo a portion of the net proceeds of the Original Offering or certain purchased assets which are inappropriate for a REIT, together with, on behalf of the Initial Limited Partner, a pro rata portion of the capital of the Operating Partnership allocable to the Initial Limited Partner's contributed capital, which, in the case of a cash contribution, will be sufficient to permit NewCo to make such initially identified investments, in exchange for all of the issued and outstanding equity interests in NewCo. The Operating Partnership would then distribute the equity interests pro rata to NSC and the Initial Limited Partner. NSC in turn would distribute the NewCo equity interests to its stockholders. The Board of Directors and executive officers of NewCo will initially be identical to the Board of Directors and executive officers of the Company. Concurrently therewith or immediately subsequent thereto, NewCo and the Manager will form an operating partnership (the "NewCo OP" and each, collectively with NewCo, the "Sister Corp.") upon substantially the same terms and conditions as the Operating Partnership Agreement (including with respect to the distribution of the incentive return to the Manager). NewCo and NewCo OP will immediately thereafter enter into a management agreement (or agreements) with the Manager on substantially the same terms and conditions as the Management Agreement. The Company anticipates that all investments determined by the Manager to be appropriate for the Company will continue to be made by the Company but that investment opportunities which the Manager believes are not appropriate for a

REIT, but which otherwise are attractive investments, will be made by the Sister Corp. The Company intends to structure its current investments and future investments in such a way so that assets which are appropriate for a REIT will remain with the Company and assets which are not appropriate for a REIT will be contributed to the Sister Corp. Furthermore, to the extent that certain synergies and tax efficiencies are possible between the Company and the Sister Corp., the Company intends to maximize the opportunities presented by such synergies and tax efficiencies. For example, the Company and the Sister Corp. may jointly acquire investments in assets and businesses, such as hotels or healthcare, where the Company will acquire title to underlying real property and lease such property to the Sister Corp., at market rents (including rents based upon a percentage of gross revenues), while the Sister Corp. acquires and operates the operating business. The Company anticipates that such synergies and tax efficiencies will provide the Company with substantial advantages in making investments over other companies; however, no assurance can be made that the Company will be successful in creating and implementing such synergies and tax efficiencies.

    The formation of the Sister Corp. will permit stockholders of the Company who retain their shares of the Sister Corp. to participate in the real estate operations of the Company (including ownership of real property) and the Sister Corp.'s operation of operating businesses and other assets which may not otherwise be appropriate for a REIT, with the Company's principal focus being on real estate investments while the Sister Corp.'s principal function will be as an operating company. The operating activities and operating assets made available to the Sister Corp. by the Company are designed to provide NSC's stockholders with the long-term benefits of ownership in an entity devoted to the conduct of operating business activities in addition to their ownership interest in the Company. A small number of REITs, operating under tax provisions that no longer are available to newly-formed REITs, have their shares "paired" or "stapled" with shares of a related operating company, and therefore cannot be owned or transferred independently. The shares of the Company and the equity interests of the Sister Corp. may or may not be paired or stapled in any manner. With respect to the shares of the Company and the equity interests of the Sister Corp. that may be owned and transferred, subject to applicable securities laws restrictions, separately and independently of each other, the Company and the Sister Corp. will not necessarily provide a paired investment with the Company on an ongoing basis.

                                  THE COMPANY

    NSC was incorporated in the State of Maryland in November 1997 and will elect to be taxed as a REIT under the Code. The Operating Partnership was formed in the State of Delaware in December 1997. The principal executive offices of the Company are located at 527 Madison Avenue, 16th Floor, New York, New York 10022. The Company's telephone number is (212) 319-3400.

ACQUISITIONS AND INVESTMENTS

IAN SCHRAGER HOTELS.

    On February 13, 1998, the Company and an affiliate of the Manager, in conjunction with Ian Schrager, effected a series of simultaneous "roll-up" transactions with third parties, resulting in the formation of Ian Schrager Hotels LLC ("ISH"). ISH is a consolidated, fully-integrated hotel ownership and operating company that has succeeded to the lodging-related, ownership, development and management activities of Ian Schrager. Since the mid-1980's, Mr. Schrager has been associated with conceiving, operating and developing a number of upscale, chic hotel properties. The Schrager hotels feature sophisticated award winning design and are popular among travelers who seek a fashionable lodging alternative in major metropolitan markets. ISH is expected to benefit from synergies and efficiencies available to the consolidated entity.

    As a result of the roll-up transactions, ISH currently owns the Paramount Hotel in New York City, the Mondrian Hotel in Los Angeles, California and a two-thirds indirect partnership interest in the Royalton Hotel in New York City. ISH manages these hotels as well as the Delano Hotel in Miami, the Morgans in New York City and the Clift Hotel in San Francisco.

    Additionally, ISH is in various stages of re-developing three new projects. ISH owns and has options to purchase various interests in the Henry Hudson Hotel in New York City. See "Management of Operations -- The Manager's Experience -- Henry Hudson Hotel." Upon exercise of these options, ISH intends to complete the redevelopment of the Henry Hudson Hotel. ISH has also acquired a 50% voting and an approximate 50% economic interest in, a joint venture with I.S. Europe Limited, f/k/a Burford (Covent Garden) Limited ("I.S. Europe"). I.S. Europe, through a wholly-owned subsidiary, owns two properties in London, England which it anticipates re-developing into hotels (the "London Properties"). I.S. Europe also anticipates identifying and acquiring other properties throughout Europe for development as hotels.

    Certain information with respect to each of the ISH operating assets is as follows:

ASSET                          LOCATION            ROOMS       % OWNED    1997 ADR(1)    1997 OCC. RATE    1997 REVENUE PER ROOM
----------------------  ----------------------  -----------  -----------  ------------  -----------------  ----------------------
Paramount.............  New York                       591         100%    $   179.95            80.9%           $   145.58
Royalton..............  New York                       168          67%    $   294.84            85.8%           $   252.97
Mondrian..............  Los Angeles                    238         100%    $   223.11            76.1%           $   169.79

------------------------

(1) Average Daily Rate.

    The Mondrian Hotel is currently not encumbered by any mortgage debt. The Paramount Hotel is currently encumbered by approximately $73.8 million of amortizing mortgage debt, which bears interest at the rate of 8.26% per annum through October 11, 2007 and matures on October 11, 2022. ISH's indirect interests in the Paramount Hotel are encumbered by $4 million of mezzanine debt, with an additional $3 million available to be drawn. This mezzanine debt bears interest at the greater of 10.25% per annum and LIBOR plus 525 basis points, matures on October 11, 2005, and may be prepaid at any time without penalty. The Royalton Hotel is encumbered by approximately $29 million of amortizing mortgage debt, which bears interest at a rate of 3.3% over LIBOR maturing on March 28, 1998. The Company is presently exploring re-financing alternatives with respect to the Royalton debt and expects to obtain an extension on the term of the existing financing.

    The Royalton, Delano and Morgans Hotels are each managed pursuant to management agreements expiring in the years 2011, 2008 and 2004, respectively. Each management agreement is terminable, however, upon the occurrence of certain events, including a manager default, the sale of the applicable hotel, or the failure of Ian Schrager to be actively involved in the management of the applicable hotel. The Clift Hotel is managed pursuant to an oral management agreement which is terminable at will.

    In connection with the formation of ISH, Ian Schrager executed a five year employment contract to serve as Chief Executive Officer of ISH. David T. Hamamoto and W. Edward Scheetz, as members of the board of managers of ISH, have a veto right over all major decisions with respect to the business and operations of ISH.

    The Company's interest in ISH is held indirectly through NorthStar Hospitality LLC ("NH"). As described under "Management of Operations--The Manager's Experience," affiliates of the Manager had previously purchased interests in the Henry Hudson Hotel and had also purchased a 49% interest in Ian Schrager's management company, ISHM. These interests were contributed at cost to NH. Following these formation transactions and a contribution of approximately $110.8 million by the Company, NH owns approximately an 84% membership interest in ISH. The Company in turn, through a corporate subsidiary, owns a 37.1% managing membership interest in NH and the Manager's affiliate holds the remaining 62.9% managing membership interest in NH. The economics of the Company and the affiliate of the Manager in NH are identical, except for the variance in their respective percentage interests. Any decisions to be made by the members of NH require unanimous vote. Substantially all of the remaining 16% ownership of ISH is held indirectly by Ian Schrager. Upon ISH achieving certain performance levels, Ian Schrager as well as another former owner of the Paramount Hotel are entitled to receive certain promoted returns and Schrager has certain fully-vested options to purchase additional interests in ISH.

    NH's initial investment in ISH, as well as a subsequent investment made on March 18, 1998, is comprised of approximately $102.5 million of equity capital and $190 million of convertible debt (the "Convertible Debt"). NH is entitled to a fee on the Convertible Debt equal to 100 basis points of all amounts that it funds. The Convertible Debt is prepayable at any time without premium or penalty and has an interest rate equal to the greater of (x) 15% per annum, compounded quarterly, and (y) the return such debt would have received if it were instead an initial equity investment in ISH. Any Convertible Debt held by NH on December 15, 1998 will not be repaid by ISH but will automatically be converted into equity in ISH.

5TH AVENUE AND 44TH STREET BUILDINGS, NEW YORK, NEW YORK.

    On February 9, 1998, the Company acquired effectively 100% of the economic interest in two midtown-Manhattan office buildings located at 417 Fifth Avenue and 19 West 44th Street for aggregate consideration of $70.5 million. 417 Fifth Avenue is a 332,000 square foot, 21 floor Class B office building. 19 West 44th Street is a 219,000, 18 floor Class B office building. The buildings, which are located in the "Grand Central Station" sub-market of midtown Manhattan, contain more than 550,000 square feet of rentable space and are over 75% occupied. Collectively, the buildings are occupied by approximately 130 small, service tenants, generally in spaces of from 1,000 to 2,000 square feet. Approximately 27% of the 417 Fifth Avenue building is occupied by "showroom" tenants, who utilize the space to market various items of clothing accessories. No single tenant occupies 10% or more of the 19 West 44th Street building. There are two tenants at the 417 Fifth Avenue that lease more than 10% of the gross leasable area in the building. The principal terms of their lease arrangements are as follows:

                                                                                        LEASE
                                          LEASED        RENT PER      PERCENTAGE     TERMINATION
TENANT                                   PREMISES        SQ. FT.         RENT           DATE
-------------------------------------  -------------  -------------  -------------  -------------
Aris Isotoner*.......................  37,753 sq.ft.  $22.25/sq.ft.          N/A          07/98
GT Interactive Software..............  90,000 sq.ft.  $20.00/sq.ft.          N/A          12/06

------------------------

*   This tenant has vacated, but is still paying rent.

    The Company's interests in each building include (i) a master tenant interest, whereby pursuant to a master net lease (each, a "Master Lease") the Company leases the entire building from the fee owner and is entitled to rent office space in the building to sub-tenants and (ii) an option to acquire the fee ownership of each building, subject to the payment of $13.5 million over a period of twenty-five years commencing on March 31, 2003. Base rent under each Master Lease is equal to an annual rate of 5% of the remaining option payments, decreasing as and to the extent that each option payment is made. In addition, under each of the two Master Leases, the Company is responsible for all real estate taxes, operating expenses and maintenance costs for the buildings and is entitled to manage the buildings and retain all revenues generated therefrom. In 1997, the aggregate real estate taxes payable for both buildings totaled $2,281,966 and the operating expenses totaled approximately $3,891,077, exclusive of real estate taxes.

    Although neither office building is currently subject to any mortgage financing, the Company has secured the right to obtain a loan, which may, at the Company's election, be secured by the properties, in the aggregate amount of $55 million. The loan may be made by any lender, including an affiliate of the Company. The Company will have beneficial use of the proceeds of the loan, and the Company effectively will pay all debt service on such loan.

USFS DEVELOPMENT FUND

    On March 17, 1998, the Company committed $35 million to the initial capitalization of U.S. Franchise Systems Development Fund (the "USFS Fund"). U.S. Franchise Systems, Inc. ("USFS") is contributing $10 million to the USFS Fund through a loan to an entity controlled by the Company which will make the investment to the USFS Fund. A third-party investor is contributing the remaining $5 million of the initial capitalization to the USFS Fund. A commercial lender is expected to initially provide approximately $50 million in debt financing to the USFS Fund.

    The $100 million of capital of the USFS Fund will be used to develop a pool of 15-30 properties branded as Microtels or Hawthorn Suites, two brands owned by USFS. The USFS Fund will invest in the debt and equity securities of various limited liability companies (each, a "Project LLC") formed to build the hotel properties. Experienced local developers will be selected to build the hotels and are expected to contribute between 25% and 75% of the required equity. The USFS Fund is expected to lend 75% of the Project LLC's capital structure in the form of a mini-perm loan, and will provide the remaining equity that is not funded by the local developers.

    USFS will administer the USFS Fund and will receive an asset management fee. In connection with the formation of the fund, David T. Hamamoto will be elected to the USFS board of directors. USFS will be responsible for selecting experienced, local developers with capital who control attractive sites in good markets, and for supervising the construction process and overseeing and assisting the developer. Microtel Hotel investments may be made by USFS on behalf of the USFS Fund, subject to pre-approved investment criteria established by USFS and the other investors in the USFS Fund. No less than 75% of the USFS Fund's investments will be made in Microtel Project LLCs. Hawthorn Suites developments require the approval of the Company and other third-party investors on a case-by-case basis.

    In addition to the investments in the USFS Fund, the Company and the other third-party investor will purchase 500,000 shares of USFS common stock for $5.625 million, or $11.25 per share. The USFS common stock is listed on the Nasdaq National Market. The Company will buy 437,500 of these shares, or 87.5% of the total, for $4.9 million, resulting in a total investment by the Company of $39.9 million between the USFS Fund commitment and the share purchase. There are no contractual restrictions on when such shares may be sold by the Company. Additionally, for each $10 million of capital committed by the USFS Fund, the Company and the other third party investor will receive options to purchase 100,000 shares of USFS common stock (of which the Company will receive 87,500 shares and the other third party investor will receive 12,500 shares) at a price of $11.25 per share within 18 months of the date that the options are granted. Should the Company elect to exercise its options, there would be no contractual restrictions on the sale of the underlying shares.

    USFS, the sponsor of the USFS Fund, was formed in 1995 to acquire, market, and expand high-quality, well-positioned brands with the potential for rapid unit growth through the sale of franchises. USFS sells franchises for the Microtel budget hotel brand and the Hawthorn Suites upscale, extended-stay hotel brand to third party operators, and expects to acquire additional brands in the future.

350 WASHINGTON STREET, BOSTON, MASSACHUSETTS.

    On January 9, 1997, the Company acquired an aggregate of 50.50% co-general and co-limited partnership interests in a partnership that owns the 350 Washington Street property. The Company paid an aggregate purchase price of approximately $7.9 million, plus the assumption of $25 million of first mortgage debt, for an effective transaction value of approximately $40 million. 350 Washington Street is an urban retail property with approximately 129,000 rentable square feet of retail space and an 888 space parking garage. The property is located in the Downtown Crossing section of Boston, Massachusetts, a vibrant retail center adjacent to the city's central financial district.

    The retail space and parking facility are leased to the following tenants on the following terms:

TENANT                     LEASED PREMISES   RENT PER SQ. FT.       PERCENTAGE RENT      LEASE TERMINATION DATE
-------------------------  ---------------  -------------------  ---------------------  ------------------------
F.W. Woolworth Co.          102,000 sq.ft.  $4.90/sq.ft.                  N/A           1/31/07, subject to two
                                                                                        additional ten year
                                                                                        options and two
                                                                                        additional 5 year
                                                                                        options
T.J.X. Companies, Inc.       27,000 sq.ft   $49.66/sq.ft                  N/A           5/03/06
                                            through 5/3/01,
                                            $57.11/sq.ft
                                            through 5/3/06

Meyers Parking System       335,100 sq.ft.  $11.94/sq.ft.        32% of gross sales     8/31/06
                                                                 over $675,000

    Although Woolworth's has vacated the property in connection with its broad-based corporate restructuring, it has continued to make all payments of rent and other sums, including 100% of the property's operating expenses and 45.92% of the assessed real estate taxes on a timely basis. The remaining tenants pay a pro rata share of the remaining real estates taxes. The average annual effective rent and occupancy rate for the entire property for the past four years has been as follows:

                                                   AVERAGE ANNUAL EFFECTIVE
                                                             RENT               OCCUPANCY RATE
                                                  ---------------------------  -----------------
1997............................................         $   3,246,812                  100%
1996............................................         $   2,001,524                  100%
1995............................................         $   2,208,688                  100%
1994............................................         $   2,211,231                  100%

    In connection with the Company's acquisition of the partnership interests, the Operating Partnership guaranteed the repayment of a $2,266,000 portion of the existing $25 million first mortgage loan encumbering the property. The mortgage debt bears interest at the rate of 165 basis points over the

London Interbank Offered Rate ("LIBOR") index and includes scheduled principal amortization payments. The debt is prepayable at any time without penalty and matures on May 23, 2001, with a balloon principal payment due at maturity of $20,816,645.

    Possible plans for the property being considered by the Company and its partners include restructuring of the retail space and the potential development of approximately 500,000 square feet of office space above the existing garage structure, for which the owning partnership is in the process of obtaining certain development rights.

KOLL NORTHSTAR GOLF JOINT VENTURE.

    In February 1998, the Company and Koll Resorts International, a Southern California-based subsidiary of The Koll Company, formed a joint venture to opportunistically acquire, develop and manage golf courses. The venture will conduct its activities through two distinct joint venture entities, one of which has been established to acquire golf course sites (the "Ownership Venture") and the other of which will manage the operations of golf course facilities (the "Management Venture"). The Company owns 99% of the Ownership Venture, owns 50% of the Management Venture and is entitled to a priority return on the equity it invests in both ventures. The percentage ownership of the Ownership Venture may be reduced over time as a result of incentives granted to the joint venture partner when certain investment hurdles are achieved.

    Upon formation of the Ownership Venture, the Company invested $7.2 million to fund the acquisition by the Ownership Venture of a 500-acre site including two golf courses, as well as a right of first refusal to acquire an adjacent 250 acre site, in Hockey, Texas (approximately 40 miles northwest of Houston). The Club at Tennwood is a 6,420 yard, par 71 golf course designed by Ralph Plummer and The Links at Tennwood is a 6,397 yard, par 72 golf course designed by Tom Fazio. The two golf courses have historically been operated as private courses for the exclusive use of the prior owner's employees. The Company was able to take advantage of a special situation--a corporation divesting itself of two under-utilized, non-strategic assets. The Company intends to operate the clubs as "pay for play" courses, open to the general public for a fee. The golf courses will compete directly with several public and private courses in the metropolitan Houston market. The Ownership Venture intends to pursue obtaining a first mortgage loan on these properties.

    Upon formation of the Management Venture, Koll contributed existing contracts relating to the management and reservation systems for two golf courses located in Los Cabos, Mexico, and a third course located in Orlando, Florida. The Management Venture will also lease from the Ownership Venture and operate the newly acquired golf course facilities in Texas. The leases will be for a term of approximately three years and an annual rental of approximately $500,000.

    The Company expects to continue to use the two joint venture vehicles together as a vehicle to acquire, lease and operate additional golf course properties around the United States.

IRVINE, CALIFORNIA PROPERTY.

    On February 26, 1998, a joint venture formed by a subsidiary of the Company and an affiliate of Koll purchased 5.52 acres of unimproved land in the City of Irvine California, situated in the Newport Beach airport submarket. The property is at the corner of Main Street and MacArthur Boulevard, a premier location within the Koll Center Irvine North Owner's Association ("KCINOA") and adjacent to The Sports Club Irvine. The property is currently zoned for construction of a 551 room hotel, but Koll is in the process of attempting to obtain a zoning modification to allow the construction of an office building. When and if this zoning modification is obtained and upon obtaining approvals of the KCINOA's and other governmental authorities, the joint venture plans to construct an eight story, 178,000 square foot office building and a four story parking garage with approximately 412 stalls, in addition to approximately 200 surface parking spaces.

    If such approvals are obtained in a timely manner and a construction loan is obtained, Koll has informed the Company that it currently forecasts commencing construction in the third quarter of 1998 and anticipates completing shell construction by the third quarter of 1999.

    In connection with the acquisition, the Company contributed approximately $6.63 million to the joint venture, approximately 93% of the capital contributions to date to the joint venture. Koll has informed the Company that the total cost of the project, including the land acquisition cost, is anticipated to be approximately $40 million. The Company expects to fund all remaining equity capital with respect to the development of this project. Each of the Company and Koll receive a preferred return on their investments in the joint venture and upon the joint venture achieving certain performance hurdles the profits of the joint venture are split on the basis of a schedule of varying percentages keyed to performance. Additionally, Koll is entitled to receive development fees and, if the project achieves certain performance hurdles, other fees from the joint venture associated with Koll's development and management of the project.

SBZZ/NORTHSTAR HOLDINGS, LLC (RESIDENTIAL BROKERAGE JOINT VENTURE)

    On March 6, 1998, the Company entered into a joint venture arrangement with an entity organized by principals of the New York residential brokerage firm Brown Harris Stevens, SBZZ Holdings ("SBZZ"). The joint venture, SBZZ/NorthStar Holdings, LLC ("SBZZ/NorthStar"), will acquire and operate high-end residential brokerage firms in selected cities throughout the United States. The agreement between the Company and SBZZ provides that the Company, through a wholly-owned subsidiary, will fund 85% of the required equity for acquisitions, with SBZZ funding the remaining 15%. The Company will receive a priority return on its capital and thereafter profits from the venture will be split based on varying percentages which are tied to the achievement of specified performance hurdles. SBZZ will direct the operations of SBZZ/NorthStar. All major decisions regarding acquisitions and capital decisions will require unanimous approval of members of an executive committee comprised of two members designated by the Company and two members designated by SBZZ.

    Upon formation of SBZZ/NorthStar acquired 100% of the stock of Feathered Nest, Inc. for $1,450,000. Feathered Nest, Inc. is a leading high-end Manhattan rental brokerage company, with strong retail on-site divisions, excellent industry software systems and substantial name brand recognition. SBZZ/ NorthStar retained Nancy Packes, the founder of the brokerage, to run the on-site brokerage operations. As of March 16, 1998, Feather Nest, Inc. had 78 brokers as its main Madison Avenue location. For the fiscal year ending February 28, 1998, Feathered Nest had normalized EBITDA of approximately $325,000. With ample rental product scheduled to come on line in the next three to four years, SBZZ believes that the Manhattan residential rental market will remain strong for brokerage firms over the next several years.

POTENTIAL ACQUISITIONS OF MANLEY BERENSON REALTY DEVELOPMENT PROPERTIES, PUERTO
  RICO.

    On February 18, 1998, the Company entered into a joint venture agreement with MB Cambridge Real Estate Services, LLC ("Cambridge"). The joint venture has entered into four purchase agreements to acquire 100% fee ownership of four shopping centers located in Puerto Rico that are currently owned by certain affiliates of Manley-Berenson, for an aggregate purchase price of $117.5 million. In addition, the Company and Cambridge entered into a purchase agreement to also acquire a management company, Manley-Berenson Associates, Inc. ("MBAI") and two affiliated management companies for an aggregate purchase price of $5 million. The management companies provide management and leasing services for the four Puerto Rico shopping centers, additional shopping center assets owned by other Manley-Berenson entities, and third-party owners. The Company is currently conducting diligence and analysis of these investments and no assurance can be given that either the acquisition of the shopping centers or of the management companies will be consummated. In the event that the acquisition of the shopping centers and the management companies is not consummated, the Company has the right to terminate the Cambridge joint venture.

    The Company believes that investments in Puerto Rico retail and retail management assets may present the opportunity to acquire retail assets at attractive yields with major United States-based retail anchor tenants, no currency risk, judicial protection by the United States federal government, and in a market with one of the highest population densities (1,069 persons per square mile) in the world. The Company further believes that the acquisition of the management companies may provide an important and useful platform for further retail investments in Puerto Rico, the Caribbean and the continental United States.

POTENTIAL ACQUISITION OF THE SANTA BARBARA MIRAMAR RESORT HOTEL, SANTA BARBARA,
  CALIFORNIA.

    On February 17, 1998, the Company entered into a contract to purchase the fee interest in the Santa Barbara Miramar Resort Hotel. The Miramar is a 213 unit beachfront destination resort situated on approximately 14.0 acres of land with 500 feet of exclusive private beach, one of very few in California, in the community of Montecito, on the south coast of Santa Barbara County. Of the 213 units, 61 are contained in 23 sea side bungalows, each with its own fireplace. Other amenities include a health and tennis club, two swimming pools, a 150 person capacity restaurant, a 55 person capacity hotel bar and The Railroad Diner, an actual railroad dining car converted for use as a diner. Additionally, the Miramar has over 12,000 square feet of convention, banquet and meeting space. The Company intends to fund, reposition and operate the Miramar through ISH.

    The Company believes that with the operational and development capabilities of Ian Schrager, an excellent opportunity exists to reposition and redevelop the Miramar. The hotel has traditionally been managed as a family business and, until recently, has lacked advertising or marketing departments and a comprehensive reservation system. The Company believes that the hotel's relatively low annual occupancy rate of approximately 41% over the last six years is a function of these omissions. The recent occupancy rates of Santa Barbara County and the Montecito Community have been approximately 75.0% and 80.0%, respectively. The Company further believes that there is significant opportunity to raise the average daily rates at the hotel, currently approximately $110/unit, based on rates of $185 - $500/unit at the competitive hotel properties in the area.

    The purchase contract contemplates a closing of the sale of the property in September, 1998. During the interim period prior to closing, the Company will continue to conduct due diligence on the feasibility of its redevelopment plans for the property. Accordingly, there is no assurance at this time that the acquisition of this property will be consummated.

    Among the current considerations for the redevelopment of the property is the potential to develop a world-class spa and destination resort, as well as the refurbishment and expansion of convention and conference facilities. The strategy will include significant redevelopment of the landscaping, refinishing of the existing units and replacement and upgrade of existing furniture, fixtures and equipment over the course of calendar year 1998 and the first half of 1999. Financing of such redevelopment and repositioning may be provided through additional equity, a line of credit, construction or permanent mortgage financing, or a combination of the foregoing, all of which are currently being explored by the Company.

OTHER INVESTMENTS

    In addition to those investments discussed above, the Operating Partnership has also invested funds in certain liquid securities, including (i) approximately $35 million invested in government securities through a money market account and (ii) an aggregate of approximately $45 million invested, directly or indirectly, in several publicly held companies.

                            MANAGEMENT OF OPERATIONS

THE MANAGER

    The Manager was founded in July 1997 by David T. Hamamoto, formerly co-head of the Whitehall Funds at Goldman, Sachs & Co., and W. Edward Scheetz, formerly a partner of Apollo Real Estate Advisors. The Company believes that, at their previous firms, Mr. Hamamoto and Mr. Scheetz were responsible for a significant portion of all investments by opportunistic real estate investment funds investing since 1992. Mr. Hamamoto and Mr. Scheetz collectively managed eight opportunistic real estate investment funds and were instrumental in the origination, structuring, and closing of approximately 190 distinct property, portfolio, and corporate transactions representing a total investment of approximately $16 billion, involving almost $4.7 billion in equity and over $11 billion in debt financing.

    The Manager's executive offices are located at 527 Madison Avenue, 16th Floor, New York, New York 10022, and the telephone number of its executive offices is (212) 319-3400.

THE MANAGER'S EXPERIENCE

    The Company believes that the Manager's principals have established strategic relationships with operating partners, developers, and bankers, which the Company anticipates may provide strong deal flow and deal servicing expertise. Prior to the formation and capitalization of the Company, these extensive relationships allowed NorthStar, together with its investment partners, to close or place under contract approximately $832 million (including debt and equity) in transactions consummated between July and December 1997. The ventures entered into and assets acquired by NorthStar in these transactions (the "Existing NorthStar Assets") are not currently anticipated to be acquired by the Company, nor does the Company have any interest in these transactions, with the exception of its co-investment with an affiliate of NorthStar in ISH. These prior transactions are described below only to provide additional illustrations of the types of investments which might be undertaken by the Company.

    PRESIDIO CAPITAL CORPORATION: Presidio Capital Corporation ("Presidio"), a publicly-traded, externally-managed company in liquidation, is the successor corporation to Integrated Resources, which prior to its bankruptcy was a significant owner and syndicator of real estate limited partnerships in the 1970s and 1980s. Presidio's principal assets include general and limited partnership interests in approximately 132 partnerships, and a pool of 112 mortgages with a face value of $579 million secured by more than 460 assets held in approximately 111 limited partnerships syndicated by Integrated Resources and in many cases effectively represent the "equity" in the partnerships. The assets securing the mortgages are corporate net leased facilities, principally backed by investment grade credits.

    In a series of transactions from July 1997 through September 1997, NorthStar purchased approximately 68% of the outstanding shares of Presidio for approximately $169 million. The shares were purchased from former creditors of Presidio who had obtained their shares through conversion of debt claims in bankruptcy and in open market transactions. The principal selling stockholder, who had a prior business relationship with NorthStar's principals, was involved in a dispute with the company's management and wished to sell its position to a party willing to remove management, if necessary. NorthStar acquired the shares and subsequently replaced management with a NorthStar affiliate.

    This investment is representative of NorthStar's strategy of identifying individual situations where value can be created by quickly solving complex problems. NorthStar believes it achieved a meaningful discount in its purchase price due to (i) its initial purchase of non-controlling interests, (ii) the ongoing disputes with management, and (iii) the complexity of the company's asset base. Within several months of its initial purchase, NorthStar was able to consolidate a controlling interest, obtain management control and begin a program of creating and extracting value from the company's assets. Furthermore, Presidio is representative of several of the Manager's investment strategies:
(i) it is a real estate company, (ii) it required a complex legal and ownership restructuring, and (iii) it offers significant additional investment opportunities because as the general partner of over 100 partnerships, Presidio may have the opportunity to recapitalize the underlying syndicated limited partnerships.

    IAN SCHRAGER HOTEL MANAGEMENT: Prior to the consolidation transactions described above (see "The Company--Acquisitions and Investments--Ian Schrager Hotels"), NorthStar, in August 1997, acquired a 49% interest in Ian Schrager's hotel management operations, Ian Schrager Hotel Management LLC, for $20 million. The investment was sourced in a non-competitive transaction negotiated by NorthStar's principals, who had prior business relationships with Ian Schrager. The investment was representative of NorthStar's strategy of making investments in high quality real estate operating companies with proven management where NorthStar can add value due to its financial and other business relationships. Moreover, the investment provided NorthStar and through NorthStar, the Company, with additional opportunities to invest in future Ian Schrager hotel development projects, as described in "The Company--Acquisitions an Investments--Ian Schrager Hotels" and in "--Henry Hudson Hotel", below.

    HENRY HUDSON HOTEL: The Henry Hudson Hotel is a 1,154 room, 26-story structure on 57th Street between Eighth & Ninth Avenues in Manhattan, New York City. Originally built as a hotel in 1928, the property is currently being used for office and residential purposes. It is anticipated that substantial renovations will be made to the property in order to create a moderately priced athletic/urban spa themed hotel over a two-year renovation period.

    In August 1997, NorthStar purchased various interests in the property and committed the funds necessary to renovate the structure, however in February of 1998, NorthStar's interests in the Henry Hudson were contributed to the new ISH venture. See "The Company--Acquisitions and Investments-- Ian Schrager Hotels". The investment is attractive in that it allows NorthStar to participate in what it believes to be one of the country's attractive lodging markets, New York City, at a time when the lodging market is experiencing strong occupancy and average daily revenue figures and minimal new hotel development. NorthStar was able to acquire the property at an attractive price because it identified and executed a complicated, time-sensitive strategy to acquire the three separately-owned condominium units in the property. This strategy offered NorthStar a compelling pricing advantage as the units were less valuable individually than collectively, since a buyer could not effectively renovate and operate the property without restoring integrated ownership. Through this transaction, NorthStar expects to complete the renovation at an all-in cost per room that is significantly below current replacement costs. NorthStar believes this will provide the hotel with a strong pricing advantage when operations commence.

    1940 CENTURY PARK EAST: 1940 Century Park East is a "class B" office building located in Century City, Los Angeles just off Constellation Blvd. The 50,000 square foot building built in 1964 was originally occupied by NCR, but is now vacant pending a renovation into "class A" office space. The renovation plans are designed to appeal to the rapidly growing entertainment tenant base in greater Los Angeles and include a new facade, new windows, new energy efficient mechanical, electrical, and sprinkler systems, refurbished elevators, and increased parking. Upon renovation, the property is expected to be marketed to a single tenant who is seeking a signature building in Century City.

    In September 1997, a joint venture formed by NorthStar and the Koll Real Estate Group ("Koll") purchased the property with the intent of renovating and leasing the building. NorthStar acquired a 95% interest for a total equity investment, including renovation costs, estimated at $6.25 million. The investment was sourced by Koll (with whom NorthStar's principals have had prior business dealings) and the renovation will be supervised by Koll's development group. The investment is attractive in that it allows NorthStar to participate in the Century City rental market which has, in addition to high rents and restricted supply, what NorthStar believes is one of the lowest vacancy rates of any West Los Angeles submarket. Moreover, the investment aligns NorthStar with Koll, a publicly-traded real estate company based in California with development projects throughout the country. Finally, NorthStar believes that credit quality potential tenants already have expressed interest in leasing the building.

    GINSBERG PORTFOLIO: The Ginsberg Portfolio is a portfolio of mortgage loans and REO assets, comprised of approximately 11,000 "class B and C" apartments located in New York, New Jersey, Pennsylvania, and Florida. Certain of the notes were initially securitized and sold in a debt transaction underwritten by a Wall Street investment bank. As a result of the borrower's default, the investment bank repurchased the notes secured by the properties from investors shortly after the securitization. While the investment bank had invested significant equity in the form of capital expenditures into the properties while it held the notes, significant opportunity exists for a motivated property owner to improve property-level operations. In October 1997, NorthStar, in conjunction with an operating partner specializing in the workout of underutilized assets, purchased the portfolio. NorthStar owns 60% of the venture and its equity commitment is $25.6 million. While the lender had commenced a formal auction process to sell the portfolio, NorthStar was able to pre-empt the auction by resolving an outstanding legal dispute for the benefit of the lender and by completing its due diligence and agreeing to execute quickly a binding contract. This enabled the lender to achieve its principal goal with a certain and timely closing. NorthStar believes that it was able to purchase a large portfolio of multi-family units at a price below what the portfolio would likely have obtained in a competitive auction and at a significant discount to replacement cost. Moreover, NorthStar believes there are multiple opportunities in the portfolio for improved property management, increased operating efficiencies and economic improvement of much of the underlying real estate.

    MCALPIN HOUSE: In October 1997, NorthStar committed approximately $22.5 million to the purchase of a 90% interest in McAlpin House, a 26-story building containing 690 apartment units, approximately 112,000 square feet of retail space, and a health club located in Manhattan's Herald Square district at 34th Street and 6th Avenue. Originally built in 1913 as the McAlpin Hotel, the structure was renovated in 1975 into a rent-regulated apartment building. The rent regulations covering the property recently expired, allowing vacated units to be rented at market rates. NorthStar plans to enhance performance by leasing units as extended-stay furnished apartments. Given the strong apartment and hotel markets in New York City, NorthStar believes that the strategy will enable it to increase returns with limited downside risk. Furthermore, the retail space, which includes a Gap store, may provide incremental cash flow as the existing retail leases may be renegotiated to higher rates in return for lease extensions. Finally, NorthStar believes that the opportunity exists to improve inefficient building management.

    EMERITUS CORPORATION: In October 1997, NorthStar, in a joint venture with affiliates of George Soros, purchased a $25 million, 9% convertible preferred security issued by Emeritus Corporation. Emeritus Corporation is one of the largest operators of assisted living facilities in the United States with over 10,000 units (including units under development). Assisted living facilities, which are residential facilities occupied by senior citizens who require assistance with activities of daily living, are expected to benefit from the aging of the American population, regulatory pressures which are de-emphasizing nursing homes in favor of less costly alternatives such as assisted living facilities, and demographic changes to the nuclear family (such as increased numbers of working mothers) which prevent adult children from providing full-time care for their parents. Founded by Dan Baty, who developed Hillhaven Corporation into one of the largest owners of nursing homes in the country, and who built Holiday Corporation into one of largest owners of independent living facilities in the country, Emeritus is currently pursuing a business strategy of asset aggregation as it attempts to build upon its status as the largest operator in its industry. The non-competitive, negotiated transaction was sourced by NorthStar's principals who had a prior relationship with Dan Baty and his investment bankers. The investment is attractive in that it partners NorthStar with an industry operator with a proven track record and a proven business model in the healthcare industry. Additionally, because Emeritus's short-term losses prevented it from accessing the public capital markets, NorthStar was able to obtain an above-market current yield on its investment and an ability to participate in the future stock price appreciation of Emeritus through the security's conversion feature, while limiting downside risk by investing in a preferred position. Finally, the investment allows NorthStar to invest in a real estate-related industry with strong demographic and economic fundamentals. Emeritus is an example of NorthStar's strategy of investing in real estate intensive operating companies that have the potential to grow rapidly as they consolidate their industries.

PARTNERS OF THE MANAGER

    The following tables set forth certain information with respect to the partners of the Manager. Each of the senior partners of the Manager is also a director of the Company. No partner of the Manager is related by blood, marriage or adoption to any other director or executive officer or principal of the Company or the Manager or any of their respective affiliates.

SENIOR PARTNERS OF THE MANAGER

NAME                                                  AGE       POSITION HELD
------------------------------------------------  -----------  ----------------
David T. Hamamoto...............................          38   Senior Partner
W. Edward Scheetz...............................          32   Senior Partner

OTHER PARTNERS OF THE MANAGER

NAME                                                  AGE       POSITION HELD
------------------------------------------------  -----------  ----------------
Peter W. Ahl....................................          33       Partner
Marc S. Gordon..................................          33       Partner
David G. King, Jr...............................          35       Partner
Richard J. McCready.............................          39       Partner
Richard J. Sabella..............................          42       Partner

    The principal occupation for the last five years of each partner of the Manager, as well as other information, is set forth below.

SENIOR PARTNERS

    DAVID T. HAMAMOTO co-founded NorthStar with W. Edward Scheetz in July 1997, having co-founded and previously been a partner and co-head of the Real Estate Principal Investment Area ("REPIA") at Goldman, Sachs & Co. ("Goldman") since 1983. In 1988, Mr. Hamamoto initiated the effort to build a real estate principal investment business at Goldman under the auspices of the Whitehall Funds. Today, the Whitehall Funds have $3.9 billion under management. In his capacity as co-head of the Whitehall Funds, Mr. Hamamoto was responsible for setting investment strategy, creating deal flow, advising on financing, asset management, and acquisition issues, and overseeing the day-to-day activities of 47 professionals. Mr. Hamamoto was formerly a director of the Westin Hotel Company, a global hotel management and ownership company; the George Soros/Whitehall private REIT, a $1 billion partnership between Whitehall and investor George Soros; Millennium Partners, an urban mixed-use development company; and the Archon Group, Goldman Sachs' asset management company. Mr. Hamamoto received a B.S. in civil engineering from Stanford University and an M.B.A. from the Wharton School of the University of Pennsylvania.

    W. EDWARD SCHEETZ co-founded NorthStar with David T. Hamamoto in July 1997, having previously been a partner at Apollo Real Estate Advisors, L.P. ("Apollo") since 1993. While at Apollo, Mr. Scheetz was responsible for directing the evaluation and completion of all investment activities undertaken by Apollo Real Estate Investment Fund I and Apollo Real Estate Investment Fund II. From 1989 to 1993, Mr. Scheetz was a principal with Trammell Crow Ventures, where he was responsible for investment activities relating to public and private syndicated partnerships, REITs, developer recapitalizations, and corporate real estate portfolios. Prior to 1989, Mr. Scheetz was associated with various Trammell Crow Company affiliates, including Trammell Crow Medical, Wyndham Hotel Co., and Trammell Crow Interests, and acted as Assistant to the Chief Financial Officer during the firm's reorganization and recapitalization. Mr. Scheetz was formerly a director of Allright Parking Corporation, one of the nation's largest parking lot operators; Atlantic Gulf Communities, Inc., a residential and commercial land developer based in Miami; Capital Apartment Properties (CAPREIT), an owner and manager of apartment communities; Koger Equity, Inc., an owner and operator of business parks in the southeast and southwest U.S.; Koll Management Services, one of the U.S.'s largest commercial property management companies; Meadowbrook Golf Group, Inc., a golf management company; Metropolis Realty Trust, Inc., an owner of high rise buildings in Manhattan; NextHealth, Inc., an owner of wellness and spa facilities; Roland International,

Inc., a land development company; and Western Pacific Housing, Inc., a homebuilder in Southern California. Mr. Scheetz received an A.B. in economics from Princeton University.

PARTNERS

    PETER W. AHL joined NorthStar in November 1997 having previously been a Director in the Alternative Investment Group of AEW Capital Management, L.P. since 1992. Prior to joining AEW Capital Management, Mr. Ahl was in Real Estate Finance at the First National Bank of Boston since 1988. Mr. Ahl has extensive experience with the origination and structuring of equity investments in public and private real estate operating companies as well as the underwriting of traditional real estate assets. Mr. Ahl is a level 3 chartered financial analyst candidate. Mr. Ahl graduated with a B.A. in American literature from Middlebury College.

    MARC S. GORDON joined NorthStar in October 1997, having previously been a Vice President in the Real Estate Investment Banking Group at Merrill Lynch & Co. since 1994, where he executed corporate finance and strategic transactions for public and private real estate ownership companies, including REITs, real estate service companies, and real estate intensive operating companies. Prior to joining Merrill Lynch & Co., Mr. Gordon was in the Real Estate and Banking Group at the law firm of Irell & Manella from 1991 to 1994. Mr. Gordon graduated from Dartmouth College with an A.B. in economics and also holds a J.D. from the UCLA School of Law.

    DAVID G. KING, JR. joined NorthStar in July 1997, having previously been a Senior Vice President of Finance at Olympia & York Companies (USA) and its successor companies since 1989, where he executed a significant number of the company's financing transactions and was a key member of the team responsible for the successful reorganization of the company as World Financial Properties. Prior to joining Olympia & York, Mr. King worked for Bankers Trust in its real estate finance group where he was actively involved in both debt and equity capital commitment as well as agency and advisory business. Mr. King graduated from Princeton with an A.B. in classics and also holds an M.B.A. from the Wharton School of the University of Pennsylvania.

    RICHARD J. MCCREADY joined NorthStar in March 1998 having previously been President, Chief Operating Officer and a Director of First Winthrop Corporation. During his tenure at First Winthrop Corporation, Mr. McCready executed numerous strategic investment and financing transactions, supervised asset management, property management and investor relations functions and implemented a successful reorganization and re-capitalization of the firm in 1995-1996. Prior to joining First Winthrop Corporation in 1990, Mr. McCready was in the Corporate and Real Estate Finance Group at the law firm Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Mr. McCready graduated from the University of New Hampshire with a B.A. in English, Philosophy and Classics and also holds a J.D. degree from Boston College Law School.

    RICHARD J. SABELLA joined NorthStar in November 1997, having previously been a partner at the law firm of Cahill Gordon & Reindel since 1989 and the head of real estate since 1993. A significant portion of Mr. Sabella's practice involved bankruptcy restructuring, REIT transactions and financings. Mr. Sabella has also been associated with the law firms of Milgrim, Thomajan, Jacobs & Lee, P.C., and Cravath, Swaine & Moore. Mr. Sabella received a B.A. in English literature from the State University of New York at Stony Brook, and a J.D. from the Hofstra University School of Law.

FINANCE PROFESSIONALS

    KEVIN REARDON joined NorthStar in October 1997, having previously held the position of controller at Lazard Freres Real Estate Investors from 1996 to 1997. Prior to joining Lazard Freres, Mr. Reardon was the Director of Finance in charge of European expansion at the law firm of Dewey Ballantine from 1993 to 1996. Mr. Reardon, who holds a CPA, graduated from Fordham University with a B.S. in accounting.

    HARRIET ZOIS joined NorthStar in November 1997. She held the position of Manager of Financial Reporting at Cunard Line, an international luxury cruise line from February 1997 to November 1997. Prior to joining Cunard, Ms. Zois was a senior financial analyst at Lifetime Television from 1989 to 1997. Prior to joining Lifetime, Ms. Zois was at the certified public accounting firm of Bencivenga and Company from 1988 to 1989. Ms. Zois graduated from Pace University with a B.A. in accounting.

OTHER PROFESSIONALS

    ADAM J. ANHANG joined NorthStar in August 1997, having previously worked for The Athena Group's Russia and Former Soviet Union development team from 1996 to 1997. In 1996, Mr. Anhang graduated from The Wharton School of the University of Pennsylvania with a B.S. in economics with concentrations in finance and real estate.

    CHARLES HUMBER joined NorthStar in September 1997, having previously worked for Merrill Lynch's Real Estate Investment Banking group from 1996 to 1997. In 1996, Mr. Humber graduated from Brown University with a B.A. in international relations and organizational behavior and management.

    KEITH MEISTER joined NorthStar in October 1997, having previously worked for Lazard Freres & Co. LLC in the Mergers & Acquisitions group from 1995 to 1997. In 1995, Mr. Meister graduated from Harvard College with an A.B. in government.

    GREGORY PECK joined NorthStar in July 1997, having previously worked for the Morgan Stanley Realty Real Estate Funds ("MSREF") and Morgan Stanley's Real Estate Investment Banking group from 1996 to 1997. Prior to joining Morgan Stanley, Mr. Peck worked for Lazard Freres & Co. LLC in the Real Estate Investment Banking group from 1994 to 1996. In 1996, Mr. Peck graduated from Columbia College with an A.B. in mathematics and an A.B. in economics.

    Senior Partners, partners, and other professionals have significant experience in real estate investment, finance and the management and operation of commercial real estate; however, none has previously managed a REIT. See "Risk Factors--Newly Organized Corporation."

    Each of Messrs. Hamamoto and Scheetz have entered into employment agreements (each, an "Employment Agreement") with the Manager, which have a term ending June 25, 2000 (the "Expiration Date"). Under Section 4 of each Employment Agreement (the "Non-Competition Clause"), each of Messrs. Hamamoto and Scheetz are precluded, until the Expiration Date, from engaging in any business which is directly competitive with a material business in which the Manager is engaged or from serving as a partner, officer, director, consultant, employee or equity holder (subject to limited exceptions) of any company or business organization which is so engaged. Each of the Employment Agreements provides (i) that the Company shall be a third-party beneficiary of the Non-Competition Clause and
(ii) that the Non-Competition Clause may not be amended, waived, terminated or otherwise modified without the consent of a majority of the Independent Directors of NSC and each of UBS and NorthStar have acknowledged and agreed that Messrs. Hamamoto and Scheetz may serve as directors and executive officers of NSC. In addition, pursuant to an agreement dated as of June 25, 1997 (the "UBS Agreement") among the Manager, UBS and Messrs. Hamamoto and Scheetz, (a) if either Mr. Hamamoto or Mr. Scheetz voluntarily terminates employment with the Manager prior to June 25, 2000, then the terminating principal shall pay $2,500,000 to UBS and $2,500,000 to the non-terminating principal, and, further,
(b) if such terminating principal shall, prior to June 25, 2000, engage in any business which is directly competitive with a material business in which the Manager is engaged, such terminating principal shall (i) pay to each of UBS and the non-terminating principal the sum of $2,500,000 and (ii) at the request of either or both of UBS and the non-terminating principal, sell to each requesting party one-half of the terminating principals direct and indirect ownership interests in the Manager for a purchase price of $5,000,000.

THE MANAGEMENT AGREEMENT

    The Company has entered into the Management Agreement with the Manager for an initial term expiring on the third anniversary of the Closing Date. The Management Agreement provides for automatic one-year extensions after the initial three-year term. After the initial three-year term, the Manager's performance will be reviewed annually and the Management Agreement may be terminated annually upon the affirmative vote of at least two-thirds of the Independent Directors, or by a vote of the holders of a majority of the outstanding shares of Common Stock, based upon unsatisfactory performance that is materially detrimental to the Company or a determination that the compensation to the Manager is not fair, subject to the Manager's right to prevent a compensation termination by accepting a mutually acceptable reduction of fees. The Manager will be provided 60 days' prior notice of any such termination and will be paid a termination fee equal to the amount of the management fee earned by the Manager during the twelve-month period preceding such termination. In addition, the Management Agreement may be terminated at any time for cause, which is defined as fraud, misappropriation of funds, willful violation of the Management Agreement, or gross negligence, without payment of the termination fee. The Manager has certain registration rights with respect to its Units and/or Common Stock, which will be exercisable irrespective of any termination of the Management Agreement. The Manager may at any time assign the Management Agreement to any affiliate of the Manager provided that Messrs. Hamamoto and Scheetz also jointly manage and supervise the day-to-day business and operations of such affiliate.

    The Manager at all times is under the direction of the Company's Board of Directors and has only such functions and authority as the Company may delegate to it. The Manager is responsible for the day-to-day operations of the Company and performs (or causes to be performed) such services and activities relating to the assets and operations of the Company as may be appropriate, including:

    (i) serving as the Company's consultant with respect to formulation of investment criteria;

    (ii) investigation and selection of possible investment opportunities and acquisitions, property and investment analysis, market and economic surveys, on-site physical inspections, review and projection of income and construction, renovation and/or operating expenses and supervising and negotiating the arrangement of financing;

   (iii) conducting negotiations with real estate brokers, owners of property and their agents and representatives, investment bankers and owners of privately and publicly held real estate companies;

    (iv) engaging and supervising, on behalf of the Company and at the Company's expense, independent contractors which provide real estate brokerage, investment banking and leasing services, mortgage brokerage and other financial services and such other services as may be required relating to the Company's investments;

    (v) negotiating on behalf of the Company for the sale, exchange or other disposition of any of the Company's investments;

    (vi) coordinating and managing operations of any joint venture interests held by the Company and conducting all matters with the joint venture partners;

   (vii) coordinating and supervising, on behalf of the Company and at the Company's expense, all property managers, leasing agents and developers for the administration, leasing, management and/or development of any of the Company's investments;

  (viii) providing executive and administrative personnel, office space and office services required in rendering services to the Company;

    (ix) administering the day-to-day operations of the Company and performing and supervising the performance of such other administrative functions necessary in the management of the Company as may be agreed upon by the Manager and the Board of Directors;

    (x) communicating on behalf of the Company with the holders of any equity or debt securities of the Company as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

    (xi) counseling the Company in connection with policy decisions to be made by the Board of Directors;

   (xii) engaging in hedging activities on behalf of the Company, consistent with the Company's status as a REIT and with the Guidelines;

  (xiii) counseling the Company regarding the maintenance of its status as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Code and Treasury Regulations thereunder; and

   (xiv) counseling the Company regarding the maintenance of its exemption from the Investment Company Act and monitoring compliance with the requirements for maintaining an exemption from that Act.

    The Manager may engage property and/or asset managers on behalf of the Company to provide property management, leasing and/or similar services to the Company with respect to its assets; provided that any such contracts entered into with affiliates of the Manager shall be on terms no more favorable to such affiliate than would be obtained from a third party on an arm's-length basis.

MANAGEMENT FEES

    The Manager will receive an annual management fee (the "Management Fee") equal to 1.5% of the Company's Gross Equity; provided, however, that during the first twelve months following the Closing Date, the Manager shall receive a Management Fee equal to the greater of (i) $7,500,000 and (ii) 1.5% of the Company's Gross Equity. The Management Fee shall be calculated and paid monthly in arrears based upon the weighted daily average of the Company's Gross Equity for such month. The term "Gross Equity" for any period means (A) the sum of (i) total equity capital raised by the Company, including, without limitation, the net proceeds of the Original Offering and the net proceeds of any subsequent offering of Common Stock or Preferred Stock by NSC, plus (ii) the value of contributions made by partners other than the General Partner, from time to time, to the capital of the Operating Partnership or any other subsidiary of the Company, less (B) any capital dividends or capital distributions made by NSC to its stockholders. The Manager will not receive any Management Fee for the period prior to the Closing Date. The Management Fee is intended to compensate the Manager for providing management and advisory services to the Company. Pursuant to the Management Agreement, the Board of Directors of the Company may adjust the Management Fee in the future if it determines that such fee is not fair to the Company. In the event of termination of the Management Agreement, the Company is required to pay the Manager a termination fee equal to the amount of the Management Fee earned by the Manager during the twelve-month period preceding such termination.

    COSTS AND REIMBURSEMENTS. Because the Manager's employees or affiliates perform certain legal, accounting, due diligence tasks and other services that professionals or outside consultants otherwise would perform, the Manager or such affiliates will be paid or reimbursed for the cost of performing such tasks, provided that such costs and reimbursements are at costs no greater than those which would be paid to outside professionals or consultants on an arm's-length basis.

    EXPENSES. The Company does not expect to maintain an office or to employ full-time personnel. Instead it relies on the facilities and resources of the Manager to conduct its operations, and it is required to pay out-of-pocket expenses. Expense reimbursements to the Manager are made monthly.

    PAYMENT OF FEES AND EXPENSES. The Management Fee is payable monthly in arrears. The Company pays the Manager's fees and expenses on the first business day of each calendar month following the Closing.

MANAGEMENT INCENTIVES

    The Manager is entitled to receive a quarterly incentive return on its Units on a cumulative, but not compounding, basis in an amount equal to the product of
(A) 25% of the dollar amount by which (l)(a) the Funds From Operations (before the incentive return) of the Company per share of Common Stock and per Unit (based on the weighted average number of shares and Units outstanding) plus (b) gains (or losses) from debt restructuring and gains (or losses) from sales of property per share of Common Stock and per Unit (based on the weighted average number of shares and Units outstanding), exceed (2) an amount equal to (a) the weighted average of the price per share in the Original Offering and the prices per share (or Unit) in any subsequent offerings by the Company (adjusted for prior capital dividends or capital distributions) multiplied by (b) a simple interest rate of ten percent (10%) per annum (divided by four to adjust for quarterly calculations) multiplied by (B) the weighted average number of shares of Common Stock and Units outstanding. "Funds From Operations" as defined by the National Association of Real Estate Investment Trusts ("NAREIT") means net income (computed in accordance with GAAP) excluding gains (or losses) from debt restructuring and gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Funds From Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income as an indication of the Company's performance or to cash flows as a measure of liquidity or ability to make distributions.

    The ability of the Company to generate Funds From Operations in excess of the 10% rate described above, and of the Manager to earn the incentive return described in the preceding paragraph, is dependent upon the Company's ability to execute successfully the investment strategies described herein, and other factors, many of which are not within the Company's or the Manager's control.

    Upon any termination of the Management Agreement, the Company shall be entitled to purchase the right to receive the incentive return from the Manager for a cash purchase price equal to the amount of the incentive return that would be distributed to the Manager, in its capacity as the Initial Limited Partner, if all of the Company's assets were sold for cash at their then current fair market value. Such fair market value shall be determined by independent appraisal to be conducted by a nationally-recognized appraisal firm mutually agreed upon by the Company and the Manager. If the Company and the Manager are unable to agree upon an appraisal firm, then each of the Company and the Manager is to choose an independent appraisal firm to conduct an appraisal. In such event, (i) if the appraisals prepared by the two appraisers so selected are the same or differ by an amount that does not exceed 20% of the higher of the two appraisals, such fair market value will be deemed to be the average of the appraisals as prepared by each party's chosen appraiser, and (ii) if these two appraisals differ by more than 20% of such higher amount, the two appraisers together are to select a third appraisal firm to conduct an appraisal. If two appraisers are unable to agree as to the identity of such third appraiser, either of the Manager and the Company may request that the American Arbitration Association ("AAA") select the third appraiser. The fair market value of the Company's assets will then be deemed to be the amount determined by such third appraiser, but in no event less than the lower of the two initial appraisals or more than the higher of such two initial appraisals. Notwithstanding the foregoing, in the event that the Management Agreement is terminated as a result of a change of control of the Company, the appraisal of the fair market value of the Company's assets shall be based upon the price paid (on a per share or per Unit (as applicable) basis) by such acquiror, increased to eliminate any discount paid by such acquiror due to the Manager's right to receive the incentive return.

    Management incentives under the partnership agreement of NewCo OP will be substantially identical to those set forth above. The incentive return under the NewCo OP partnership agreement will be calculated based on a measure substantially equivalent to "Funds From Operations."

STOCK OPTIONS

    The Company intends to adopt a non-qualified stock option plan (the "Option Plan"), which will provide for options to purchase shares of Common Stock (or, at the election of the Company, Units in the Operating Partnership that may be redeemed for cash, or, at the election of the General Partner, shares of Common Stock on a one-for-one basis). See "Operating Partnership -- Redemption Rights." The Option Plan will authorize the grant of options to the Manager to acquire, contingent upon the effectiveness of this Registration Statement, ten percent (10%) of the outstanding equity interests in the Company (including, but not limited to, Common Stock and Units) (as determined as of the closing date of the

Original Offering and each subsequent date that equity interests are issued by the Company during the term of the Option Plan). The purpose of the Option Plan is to compensate the Manager for its successful efforts and assistance in raising capital for the Company. The Company believes the Option Plan will also provide an effective means of performance-based compensation in order to provide incentive for the Manager to enhance the value of NSC's stock.

    Pursuant to the Option Plan, the Company will grant to the Manager options representing the right to acquire shares of Common Stock (or, at the election of the Company, Units) equal to 10% of the equity interest of the Company outstanding (from time to time). Options equalling 10% of the shares of Common Stock and Units issued and outstanding upon completion of the Original Offering will have an exercise price per share of $20.00, with such price subject to adjustment as necessary to preserve the value of such options in connection with the occurrence of certain events (including capital dividends and distributions made by the Company). The exercise price with respect to Options granted in connection with any future issuance of equity interests in the Company will have an exercise price per share equal to the initial offering price of such additional equity interests, subject to adjustment as necessary to preserve the value of such options in connection with the occurrence of certain events (including capital dividends and distributions made by the Company). The Options will not be exercisable until the Option Effective Date. From and after the Option Effective Date, one thirtieth (1/30) of the options will become exercisable on the first day of each of the following thirty calendar months, or earlier upon the occurrence of certain events, such as a change of control of the Company or the termination of the Management Agreement. The options expire on the tenth anniversary of the Closing.

    The Board of Directors may amend or terminate the Option Plan at any time, except that approval by NSC's stockholders is required for such amendments or termination to the extent the Board of Directors determines that such approval is necessary or desirable in order to meet certain exceptions under securities, tax and other applicable laws. Unless previously terminated by the Board of Directors, the Option Plan will terminate ten years from the Closing.

    Stock Options in the Sister Corp. will be granted to the Manager in substantially identical amounts, and pursuant to an Option Plan substantially similar, to those set forth above, which option plan will be established by the Sister Corp. upon its formation.

LIMITS OF RESPONSIBILITY

    Pursuant to the Management Agreement, the Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of the Company's Board of Directors in following or declining to follow its advice or recommendations. The Manager, its directors and its officers will not be liable to the Company, any subsidiary of the Company, the Independent Directors, NSC's stockholders or any subsidiary's stockholders for acts performed in accordance with and pursuant to the Management Agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under the Management Agreement. The Company has agreed to indemnify the Manager, its directors and its officers with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of the Manager not constituting bad faith, willful misconduct, gross negligence or reckless disregard of duties, performed in good faith in accordance with and pursuant to the Management Agreement.

CERTAIN RELATIONSHIPS; CONFLICTS OF INTEREST

    The Company, on the one hand, and the Manager and its affiliates, on the other, will enter into a number of relationships other than those governed by the Management Agreement, some of which may give rise to conflicts of interest. Moreover, two of the members of the Board of Directors of the Company and all of its officers are also employed by the Manager or its affiliates.

    The relationships between the Company, on the one hand, and the Manager and its affiliates, on the other, are governed by the Guidelines. The Guidelines establish certain parameters for the operations of the Company. The Guidelines are to assist and instruct the Manager and to establish parameters applicable to investments and borrowings (including co-investments) with affiliates of the Manager. Transactions with affiliates of the Manager (other than the acquisition of assets from affiliates of the Manager) that fall within the provisions of the Guidelines need not be specifically approved by a majority of the Independent Directors. The Independent Directors will, however, review the Company's transactions on not less than a quarterly basis to ensure compliance with the Guidelines. Acquisition of assets from affiliates of the Manager and transactions with the Manager or its affiliates which do not fall within the provisions of the Guidelines will be approved in advance by a majority of the Independent Directors.

    Although the Independent Directors will review the Guidelines periodically and will monitor compliance with those Guidelines, investors should be aware that, in conducting this review, the Independent Directors will rely primarily on information provided to them by the Manager. The Manager may obtain third party appraisals for investments purchased from the Manager or its affiliates, but the Independent Directors are likely to rely substantially on information and analysis provided by the Manager to evaluate the Company's Guidelines, compliance therewith and other matters relating to the Company's investments. Moreover, appraisals are not always reliable indicators of the value of assets.

    If the Independent Directors determine in their periodic review of transactions that a particular transaction does not comply with the Guidelines, then the Independent Directors will consider what corrective action, if any, can be taken. If the transaction is one with the Manager or an affiliate of the Manager that was not approved in advance by a majority of the Independent Directors, then the Manager may be required to repurchase the asset at the purchase price (plus closing costs) to the Company.

    The Management Agreement generally limits the Manager's right to engage in business or to render services to others that compete with the Company until an amount equal to 80% of the Company's Total Equity has been invested (other than in short term temporary investments) by the Company (and for these purposes contributions to a Sister Corp. shall be deemed to be "investments" of the Company's Total Equity). As used herein, the term, "Total Equity" shall mean the sum of (i) total equity capital raised by NSC, including, without limitation, the net proceeds of the Original Offering and the net proceeds of any subsequent offering of Common Stock or Preferred Stock by NSC, plus (ii) a notional amount of debt equal to total equity capital raised by NSC. Notwithstanding the foregoing, NorthStar will be permitted at any time (i) to manage the Sister Corp. and (ii) to manage and make investments related to "Excluded NorthStar Investments." As used herein, the term "Excluded NorthStar Investments" shall mean existing or future investments made by NorthStar and/or its affiliates in connection with the Existing NorthStar Assets or in connection with any additional investments made by NorthStar or its affiliates during any period of time that the exclusivity provisions of the Management Agreement are not in effect (i.e. during any period of time in which 80% or more of the Total Equity of the Company has been invested). In addition, in connection with existing debt of NorthStar Operating LLC held by UBS, the Manager was, until recently, required to present certain investment opportunities to UBS for co-investment by UBS and/or NorthStar Operating LLC. The Company has, to date, participated in two Board-approved transactions involving a co-investment by subsidiaries of NorthStar Operating LLC. The most significant of these co-investments is the joint participation of the Company and NorthStar Operating LLC in the formation of ISH. The other co-investment opportunity involved the purchase of interests in two entities whose primary asset, in each case, is common stock in a company traded on a foreign stock exchange. The obligation to offer co-investment opportunities to UBS and/or NorthStar Operating LLC has expired, other than opportunities related to assets or interests previously acquired by NorthStar Operating LLC and its subsidiaries. If, however, a majority of the Independent Directors determine that a prospective investment is not in the best interest of the Company, the Company will not make such investment and will agree to permit such investment to be made by NorthStar Operating LLC or another affiliate of the Manager and any such investment will be deemed to be an "Excluded NorthStar Investment" for purposes of the exclusivity provisions of the Management Agreement.

    The Manager contributed $10 million to the Operating Partnership in exchange for 536,193 Units, and owns approximately 3.3% of the equity interests in the Company, on a fully diluted basis. The Manager will also be granted stock options pursuant to the Company's Option Plan. See "Management of Operations -- Management Incentives" and "-- Stock Options." The Manager financed, among other things, its acquisition of the Units with the proceeds of a loan from one or more lenders, including an affiliate of the Initial Purchaser (the "Agent Lender"), which loan is secured by certain assets of the Manager, including a pledge of the Manager's Units and its right to receive the incentive return under the Operating Partnership Agreement and its fees under the Management Agreement. In connection with such loan, the Agent Lender may require a waiver of (i) the Aggregate Stock Ownership Limit with respect to the Agent Lender and its successors and assigns and (ii) any restrictions on redemption of the Units for shares of Common Stock.

    The Manager has agreed to hold its Units until at least two years after the Original Offering, but may cause such Units to be redeemed for shares of Common Stock and dispose of such shares any time thereafter in accordance with the provisions of Rule 144 of the Securities Act. Notwithstanding the foregoing, if the Company terminates the Management Agreement, the Manager may require the Company to register the Manager's shares of Common Stock (if any) with the Commission (and under applicable state law).

    After the formation of the Sister Corp. and the distribution of the Sister Corp.'s equity interests to the partners and stockholders of the Company, the Sister Corp. will rely on the Company and the Manager to provide investments to it. Provisions in the Sister Corp.'s formation documents will (i) provide that the Sister Corp. will enter into transactions with the Company to the extent deemed beneficial by their respective boards of directors (and the Company may enter into an intercompany agreement with the Sister Corp. with respect thereto) and (ii) generally prohibit the Sister Corp. from engaging in activities or making investments appropriate for a REIT (for a specified time period) unless the Company was first given the opportunity but elected not to pursue such activities or investments. The Manager and the Board of Directors may be subject to various potential conflicts of interest as a result of the relationships with the Sister Corp. and the Company.

    The market in which the Company expects to purchase assets is characterized by rapid evolution of products and services and, thus, there may in the future be relationships between the Company and the Manager and its affiliates, in addition to those described herein.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information about the directors and executive officers of NSC.

NAME                                                     AGE                       POSITION(S) HELD
----------------------------------------------------  ---------  ----------------------------------------------------
W. Edward Scheetz...................................         32  Co-Chief Executive Officer, Co-President, Co-
                                                                 Chairman of the Board of Directors
David T. Hamamoto...................................         38  Co-Chief Executive Officer, Co-President, Co-
                                                                 Chairman of the Board of Directors
Martin L. Edelman...................................         56  Independent Director
Michael D. Malone...................................         44  Independent Director
Marc S. Gordon......................................         33  Vice President
David G. King, Jr...................................         35  Vice President and Treasurer
Richard J. McCready.................................         39  Chief Operating Officer, Vice President and
                                                                 Secretary
Kevin Reardon.......................................         39  Assistant Secretary

    Since March 10, 1998, as a result of the resignation of Andrew L. Farkas as a director of NSC, there has been a vacancy on the Board of Directors. In accordance with the Company's Charter, NSC intends to fill such vacancy with the appointment of an independent director not later than May 9, 1998. Until such time as a third independent director is appointed, at least one of the directors employed by the Manager will abstain from voting on matters submitted to the Board of Directors.

    The principal occupation for the last five years of each Independent Director of NSC, as well as some other information, is set forth below.

    MARTIN L. EDELMAN. Mr. Edelman has been an attorney affiliated with Battle Fowler LLP, a law firm in New York City since 1970. He is also a partner at Fisher Brothers, a diversified real estate and investment company. Mr. Edelman serves as one of the Managing Partners of Chartwell Hotel Associates, a privately owned limited and full service hotel company. He is a director of HFS Incorporated, Avis Rent A Car, Inc., Capital Trust and Soros Realty Inc. He is a founding director of The Jackie Robinson Foundation, which provides college scholarships to disadvantaged youth. Mr. Edelman is a graduate of Princeton University and Columbia Law School.

    MICHAEL D. MALONE. Mr. Malone is a Senior Managing Director for NationsBanc Montgomery Securities, Inc. and has served as head of the Real Estate Finance Group since 1983. The Real Estate Finance Group specializes in the origination, negotiation, and execution of real estate transactions. Mr. Malone joined NationsBanc in 1986 as a Vice President and Co-Head of Corporate Finance and prior to that spent eight years working in general corporate finance for other financial institutions. He received a Bachelor of General Studies degree and attended the Graduate School of Business at the University of Kentucky. He serves on the Charlotte Regional Sports Commission, the ULI Urban Development/Mixed-Use Silver Flight Council, and the Advisory Policy Board for the Fisher Center for Real Estate and Urban Economics at the University of California at Berkeley.

    For biographical information on Messrs. Hamamoto, Scheetz, Gordon, King, McCready, and Reardon, see "Management of Operations--The Manager."

EXECUTIVE COMPENSATION

    Directors and executive officers of NSC are required to devote only so much of their time to the Company's affairs as is necessary or required for the effective conduct and operation of the Company's business. Because the Management Agreement provides that the Manager will assume principal responsibility for managing the affairs of the Company, the officers of NSC, in their capacities as such, are not expected to devote substantial portions of their time to the affairs of the Company and therefore will receive no compensation directly from NSC. However, in their capacities as officers or employees of the Manager, or its affiliates, they will devote such portion of their time to the affairs of the Manager as is required for the performance of the duties of the Manager under the Management Agreement.

COMPENSATION OF DIRECTORS

    The Board of Directors is divided into three classes of directors. The initial terms of the first, second and third classes will expire in 1998, 1999 and 2000, respectively. Directors of each class will be chosen for three-year terms upon the expiration of their current terms and each year one class of directors will be elected by the stockholders. All officers serve at the discretion of the Board of Directors. Although NSC may have salaried employees, it currently does not have employees and does not expect to employ anyone as long as the Management Agreement is in force. NSC will pay an annual director's fee to each Independent Director equal to $15,000, with no additional fee to be paid for the first four meetings of the Board of Directors. Each Independent Director will be paid a fee of $1,000 for each additional meeting of the Board of Directors attended in person by such Independent Director. All Directors will be reimbursed for their costs and expenses in attending all meetings of the Board of Directors. In addition, an annual fee of $1,000 will be paid to the chair of any committee of the Board. Affiliated directors, however, will not be separately compensated by the Company. Fees to the Independent Directors will be made by issuance of Common Stock, based on the value of such Common Stock at the date of issuance, rather than in cash. In addition, NSC intends to establish an option plan whereby each Independent Director each year will be granted options to acquire 2,000 shares of Common Stock at a price equal to the fair market value on the date of grant.

    The Charter and Bylaws of NSC provide that, except in the case of a vacancy, the majority of the members of the Board of Directors will at all times be Independent Directors. Vacancies occurring on the Board of Directors among the Independent Directors will be filled by the vote of a majority of the directors, including a majority of the Independent Directors.

    The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter contains such a provision which eliminates such liability to the maximum extent permitted by the MGCL.

    The Charter authorizes NSC, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director of NSC and at the request of NSC, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or officer of NSC. The Bylaws obligate NSC, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or
(b) any individual who, while a director of NSC and at the request of NSC, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Charter and Bylaws also permit NSC to indemnify and advance expenses to any person who served a predecessor of NSC in any of the capacities described above and to any employee or agent of NSC or a predecessor of NSC.

    The MGCL requires a corporation (unless its charter provides otherwise, which the Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. See "Description of Securities--Limitation of Liability and Indemnification of Directors and Officers." Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling NSC pursuant to the foregoing provisions, NSC has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of March 1, 1998, the total number of shares of Common Stock beneficially owned, and the percent so owned, by (i) each person known by NSC to own more than 5% of the Common Stock, (ii) each of NSC's directors and executive officers and (iii) all directors and executive officers as a group.

                                                                          AMOUNT AND NATURE
                                                                            OF BENEFICIAL
                                                                            OWNERSHIP(2)
                         NAME AND ADDRESS OF                           -----------------------
                         BENEFICIAL OWNER(1)                             NUMBER      PERCENT
              -----------------------------------------                ----------  -----------
NorthStar Capital Partners LLC.......................................     536,193(3)        3.3%(3)
Morgan Guaranty Trust(4).............................................   1,250,000         8.5%
Harvard Private Capital(5)...........................................   1,000,000         6.8%
State of Wisconsin(6)................................................   1,000,000         6.8%
Walt Disney Company(7)...............................................   1,000,000         6.8%
Dawson-Samberg Capital Management(8).................................     750,000         5.1%
Northwestern Mutual Life(9)..........................................     750,000         5.1%
W. Edward Scheetz....................................................     536,193 10)        3.7%
David T. Hamamoto....................................................     536,193 10)        3.7%
Martin L. Edelman....................................................          --
Michael D. Malone....................................................          --
Marc S. Gordon.......................................................          --
David G. King........................................................          --
Richard J. McCready..................................................          --
Kevin Reardon........................................................          --
All directors and executive officers as a group......................     536,193 10)        3.3%
(seven persons)

------------------------

* Less than 1%

(1) The address of the Manager and all officers and directors listed above are in care of the Company.

(2) Percentage amount assumes the exercise by such persons of all options to acquire shares of Common Stock and no exercise by any other person.

(3) Includes 536,193 shares issuable upon redemption of 536,193 Units in the Operating Partnership (however, such Units are not redeemable for one year). Excludes 1,614,076 shares issuable pursuant to options under the Stock Option Plan which are not currently exercisable.

(4) The address for Morgan Guaranty Trust is 522 Fifth Avenue, 7th Floor, New York, New York 10036.

(5) The address for Harvard Private Capital is 600 Atlantic Avenue, 26th Floor, Boston, Massachusetts 02210.

(6) The address for State of Wisconsin is 121 East Wilson Street, Madison, Wisconsin 53703.

(7) The address for Walt Disney Company is 500 South Buena Vista Street, Burbank, California 91521.

(8) The address for Dawson-Samberg Capital Management is 535 Madison Avenue, 25th Floor, New York, New York 10022.

(9) The address for Northwestern Mutual Life is 720 East Wisconsin, Milwaukee, Wisconsin 53202.

(10) Includes the shares of Common Stock beneficially owned by NorthStar. Messrs. Scheetz and Hamamoto disclaim beneficial ownership of all shares owned by NorthStar.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

    The Company and the Manager have entered into the Management Agreement which has an initial term of three years and provides for one-year extensions thereafter. Messrs. Hamamoto and Scheetz, executive officers and directors of NSC, are the founders and principal owners of the Manager. See "Management of Operations--The Management Agreement," "--Management Fees," "--Management Incentives," "--Stock Options," "--Limits of Responsibility" and "--Certain Relationships; Conflicts of Interest."

    An affiliate of the Manager and the Company are co-investors in ISH. See "The Company-- Acquisitions and Investments--Ian Schrager Hotels."

                                USE OF PROCEEDS

    The Selling Holders will receive all of the proceeds from the sale of the Offered Securities. The Company will not receive any proceeds from the sale of the Offered Securities.

                              DISTRIBUTION POLICY

    In order to avoid corporate income taxation on the earnings that it distributes, NSC must distribute to its stockholders an amount at least equal to
(i) 95% of its REIT taxable income (determined before the deduction for dividends paid and excluding any net capital gain) plus (ii) 95% of the excess of its net income from foreclosure property over the tax imposed on such income by the Code less (iii) any excess noncash income (as determined under the Code). See "Federal Income Tax Considerations." The actual amount and timing of distributions, however, will be at the discretion of the Board of Directors and will depend upon the financial condition of NSC in addition to the requirements of the Code.

    Subject to the distribution requirements referred to in the immediately preceding paragraph, NSC intends, to the extent practicable, to invest substantially all of the principal from repayments, sales and refinancings of the Company's assets in Real Estate-Related Assets and Other Assets. NSC may, however, under certain circumstances, make a distribution of principal or of assets. Such distributions, if any, will be made at the discretion of NSC's Board of Directors.

    It is anticipated that distributions generally will be taxable as ordinary income to non-exempt stockholders of NSC, although a portion of such distributions may be designated by NSC as long-term capital gain or may constitute a return of capital. NSC will furnish annually to each of its stockholders a statement setting forth distributions paid during the preceding year and their federal income tax status. For a discussion of the federal income tax treatment of distributions by NSC, see "Federal Income Tax
Considerations--Taxation of the Company" and "--Taxation of Taxable U.S. Stockholders."

    The declaration and payment of dividends by the Sister Corp. will be made by the Sister Corp.'s board of directors from time to time based on such considerations as the Sister Corp.'s board of directors deems relevant, will be payable only out of funds legally available therefor under the law of the state of the Sister Corp.'s formation and will be subject to any limitations which may be contained in the debt instruments of the Sister Corp.

                          PRICE RANGE OF COMMON STOCK

    There is no established market for the Common Stock, which is not listed on any securities exchange, and trading in the Common Stock has not been quoted on any interdealer or over-the-counter bulletin board since the Original Offering. As of March 1, 1998, there were approximately 122 holders of record of NSC's Common Stock.

           SELECTED HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL DATA

    The selected historical financial data set forth below presents the historical financial data of NSC as of December 31, 1997 and for the period from November 25, 1997 (NSC's inception) through December 31, 1997, and have been derived from NSC's audited financial statements. The selected pro forma financial data of NSC set forth below assumes that NSC will qualify as a REIT and gives effect to (i) the issuance of 1,603,568 shares of Common Stock on the Second Closing Date, (ii) the acquisition of the office buildings at 417 Fifth Avenue and 19 West 44th Street, (iii) the acquisition of a development property in Irvine, California, (iv) the formation and investment in joint ventures, including the formation of NS Hospitality and completion of the "Roll-Up" transactions described under the caption "The Company--Acquisitions and Investments--Ian Schrager Hotels," (v) the acquisition of an interest in Frank King Associates, L.P., which owns the 350 Washington Street property and (vi) the purchase of marketable and non-marketable equity securities and other assets (collectively, the "Pro Forma Transactions"). The selected pro forma income statement data assumes the Pro Forma Transactions occurred on January 1, 1997, and the selected pro forma balance sheet data assumes the Pro Forma Transactions occurred on December 31, 1997. The selected pro forma financial data are not necessarily indicative of what the actual financial position or results of operation of NSC would have been as of or for the period ended December 31, 1997, nor do they purport to be indicative of the financial position or results of operation of future periods. The selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," NSC's audited historical financial statements and notes thereto and NSC's unaudited pro forma financial statements and notes thereto, each included elsewhere herein.

                                                                                       AS OF AND FOR
                                                                                     THE PERIOD ENDED
                                                                                     DECEMBER 31, 1997
                                                                                  -----------------------
                                                                                  HISTORICAL   PRO FORMA
                                                                                  ----------  -----------
                                                                                   (IN THOUSANDS, EXCEPT
                                                                                      PER SHARE DATA)
INCOME STATEMENT DATA:
Revenues........................................................................  $      387   $  15,753
Expenses........................................................................         345      17,221
Minority interests..............................................................          (4)        129
                                                                                  ----------  -----------
Net income (loss)...............................................................  $       38   $  (1,339)
                                                                                  ----------  -----------
                                                                                  ----------  -----------
Net income (loss) per common share..............................................  $     0.01   $   (0.09)
                                                                                  ----------  -----------
                                                                                  ----------  -----------
BALANCE SHEET DATA:
Assets:
Real estate.....................................................................  $   --       $ 225,697
  Cash and cash equivalents.....................................................     271,874      46,037
  Receivables and other assets..................................................      --          40,696
                                                                                  ----------  -----------
    Total assets................................................................  $  271,874   $ 312,430
                                                                                  ----------  -----------
                                                                                  ----------  -----------
Liabilities:
  Capital lease obligation......................................................  $   --       $  10,200
  Accounts payable and accrued expenses.........................................         595         845
                                                                                  ----------  -----------
    Total liabilities...........................................................         595      11,045
Minority interest...............................................................      26,789      27,239
Stockholders' Equity............................................................     244,490     274,146
                                                                                  ----------  -----------
    Total liabilities and partners' capital.....................................  $ 1271,874   $ 312,430
                                                                                  ----------  -----------
                                                                                  ----------  -----------

                                 CAPITALIZATION

    The following table sets forth the capitalization of NSC as of December 31, 1997, and on a pro forma basis to reflect the Pro Forma Transactions.

                                                                                  ACTUAL    PRO FORMA
                                                                                ----------  ----------
                                                                                    (IN THOUSANDS)

Long-Term Obligations.........................................................  $   --      $   10,200
                                                                                ----------  ----------
Minority Interest in Consolidated Partnership.................................      26,789      27,239
                                                                                ----------  ----------

Common Stock, par value $.01 per share........................................  $      131  $      147
  Authorized--1,000 shares, 500,000,000 shares as adjusted
  Outstanding--1,000 shares, 14,704,568 shares as adjusted
Additional Paid-in Capital....................................................     244,321     273,961
Retained Earnings.............................................................          38          38
                                                                                ----------  ----------
    Total.....................................................................  $  271,279  $  311,545
                                                                                ----------  ----------
                                                                                ----------  ----------

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

    The following should be read in conjunction with the Consolidated Financial Statements and notes thereto of NSC and the unaudited Pro Forma Condensed Consolidated Financial Statements of NSC, each contained elsewhere herein. The Consolidated Financial Statements of the Company include the NSC and the Operating Partnership, its majority-owned subsidiary. Due to its recent formation and the relatively short period of operations presented in the Consolidated Financial Statements, Management does not believe that the information presented therein is indicative of expected financial performance.

LIQUIDITY AND CAPITAL RESOURCES

    On December 22, 1997 and January 22, 1997, NSC consummated the Original Offering by issuing an aggregate of 14,703,568 shares of Common Stock (the "Offering"), subject to an over-allotment option granted to the Initial Purchaser. The proceeds of the Original Offering, net of expenses, were approximately $274.1 million.

    In connection with the Original Offering, NSC formed the Operating Partnership and contributed the net proceeds of the Original Offering to the Operating Partnership. NSC is the sole General Partner of the Operating Partnership. In addition, the Manager and several other investors contributed cash to the Operating Partnership in exchange for Units representing a 3.3% and a 5.6% limited partner interest, respectively. Net proceeds to the Company from the issuance of such Units amounted to approximately $26.8 million, after all costs and expenses. At December 31, 1997, cash and cash equivalents amounted to $271.9 million which represented the Company's primary source of liquidity. As adjusted to reflect the sale of 1,603,568 shares of Common Stock on the Second Closing Date, at December 31, 1997, cash and cash equivalents would have amounted to $301.5 million.

    Since December 31, 1997 the Company has used a significant amount of its cash and cash equivalents to fund investments in real estate and real estate related companies and expects to be able to continue its investing activity with the funds raised from the Offering. To the extent that the Company accelerates or expands its contemplated investment activity, additional capital may be required. The Company expects that a portion of such additional capital requirements will be funded through acquisition indebtedness and/ or unsecured lines of credit. Thereafter, the Company expects that capital needs will be met through a combination of net cash provided by operations, borrowings and additional debt and equity issuances.

    The Company also expects to make distributions to its stockholders primarily based on the distributions received from the Operating Partnership or, if necessary, from working capital or borrowings.

RESULTS OF OPERATIONS

    The Company's principal source of income was interest on its invested cash and cash equivalents, which amounted to $387,000 for the period ended December 31, 1997. In view of its recent investment activity, the Company expects that cash provided by operating activities will increase, although such expected cash flow may not be recognized immediately after consummation of any particular transaction. As such, the Company's operating income is expected to be derived primarily from its proportionate share of cash flow arising from its acquisition of real estate related investments and, to a lesser extent, temporary investment income.

                           DESCRIPTION OF SECURITIES

    The following summary of the terms of the stock of NSC does not purport to be complete and is subject to and qualified in its entirety by reference to the Charter and the Bylaws.

GENERAL

    The Charter provides that NSC may issue up to 500,000,000 shares of common stock, $.01 par value per share, and 100,000,000 shares of preferred stock, $.01 par value per share ("Preferred Stock"). Currently, 14,704,568 shares of Common Stock are issued and outstanding and no shares of Preferred Stock are issued and outstanding. Under Maryland law, stockholders generally are not liable for the corporation's debts or obligations.

COMMON STOCK

    All shares of Common Stock of NSC are duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and to the provisions of the Charter regarding the restrictions on transfer of stock, holders of shares of Common Stock are entitled to receive dividends on such stock if, as and when authorized and declared by the Board of Directors of NSC out of assets legally available therefor and to share ratably in the assets of NSC legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of NSC.

    Subject to the provisions of the Charter regarding the restrictions on transfer of stock, each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of Common Stock can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

    Holders of shares of Common Stock have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any securities of the Company. Subject to the provisions of the Charter regarding the restrictions on transfer of stock, shares of Common Stock will have equal dividend, liquidation and other rights.

    Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. The Charter provides that any such action shall be effective and valid if taken or authorized by the affirmative vote of holders of shares entitled to cast a majority of all votes entitled to be cast on the matter.

    The Charter authorizes the Board of Directors to reclassify any unissued shares of Common Stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series.

PREFERRED STOCK

    The Charter authorizes the Board of Directors to classify any unissued shares of Preferred Stock and to reclassify any previously classified but unissued shares of any series, as authorized by the Board of Directors. Prior to issuance of shares of each series, the Board is required by the MGCL and the Charter to set, subject to the provisions of the Charter regarding the restrictions on transfer of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series. Thus, the Board could authorize the issuance of shares of Preferred Stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change of control of NSC that might involve a premium price for holders of Common Stock or otherwise be in their best interest. As of the date hereof, no shares of Preferred Stock are outstanding.

POWER TO ISSUE ADDITIONAL SHARES OF COMMON STOCK AND PREFERRED STOCK

    NSC believes that the power of the Board of Directors to issue additional authorized but unissued shares of Common Stock or Preferred Stock and to classify or reclassify unissued shares of Common or Preferred Stock and thereafter to cause NSC to issue such classified or reclassified shares of stock will provide NSC with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the Common Stock, will be available for issuance without further action by NSC's stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which NSC's securities may be listed or traded. Although the Board of Directors has no intention at the present time of doing so, it could authorize NSC to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of NSC that might involve a premium price for holders of Common Stock or otherwise be in their best interest.

DIVIDEND REINVESTMENT PLAN

    NSC may implement a dividend reinvestment plan whereby stockholders may automatically reinvest their dividends in the Common Stock. Details about any such plan would be sent to NSC's stockholders following adoption thereof by the Board of Directors.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the Common Stock is American Stock Transfer & Trust Company, New York, New York (the "Transfer Agent").

TRANSFER RESTRICTIONS

    RESTRICTIONS UNDER CHARTER. For NSC to qualify as a REIT under the Code, its shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) at any time during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

    The Charter, subject to certain exceptions, contains certain restrictions on the number of shares of stock of NSC that a person may own. The Aggregate Stock Ownership Limit prohibits any person from acquiring or holding, directly or indirectly, shares of stock in excess of 9.8% in value of the aggregate of the outstanding shares of stock of NSC.

    NSC's Board of Directors, in its sole discretion, may exempt a person from the Aggregate Stock Ownership Limit (an "Excepted Holder"). However, the Board may not grant such an exemption to any person whose ownership, direct or indirect, of in excess of 9.8% of the value of the outstanding shares of stock of NSC would result in NSC being "closely held" within the meaning of Section 856(h) of the Code or otherwise would result in NSC failing to qualify as a REIT. In order to be considered by the Board as an Excepted Holder, a person also must not own, directly or indirectly, an interest in a tenant of NSC (or a tenant of any entity owned or controlled by the Company) that would cause NSC to own, directly or indirectly, more than a 9.9% interest in such a tenant. The person seeking an exemption must represent to the satisfaction of the Board that it will not violate the two aforementioned restrictions. The person also must agree that any violation or attempted violation of any of the foregoing restrictions will result in the automatic transfer of the shares of stock causing such violation to the Trust (as defined below). The Board of Directors may require a ruling from the Service or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, in order to determine or ensure NSC's status as a REIT.

    The Charter further prohibits (a) any person from beneficially or constructively owning shares of stock of NSC that would result in NSC being "closely held" under Section 856(h) of the Code or otherwise cause NSC to fail to qualify as a REIT and (b) any person from transferring shares of stock of NSC if such transfer would result in shares of stock of NSC being owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of stock of NSC that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of the stock of NSC that resulted in a transfer of shares to the Trust (as defined herein), is required to give notice immediately to NSC and provide NSC with such other information as NSC may request in order to determine the effect of such transfer on NSC's status as a REIT. The foregoing restrictions on transferability and ownership will not apply if the Board of Directors determines that it is no longer in the best interests of NSC to attempt to qualify, or to continue to qualify, as a REIT.

    If any transfer of shares of stock of NSC occurs which, if effective, would result in any person beneficially or constructively owning shares of stock of NSC in excess or in violation of the above transfer or ownership limitations (a "Prohibited Owner"), then that number of shares of stock of NSC the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded to the nearest whole share) shall be automatically transferred to a trust (the "Trust") for the exclusive benefit of one or more charitable beneficiaries (the "Charitable Beneficiary"), and the Prohibited Owner shall not acquire any rights in such shares. Such automatic transfer shall be deemed to be effective as of the close of business on the Business Day (as defined in the Charter) prior to the date of such violative transfer. Shares of stock held in the Trust shall be issued and outstanding shares of stock of NSC. The Prohibited Owner shall not benefit economically from ownership of any shares of stock held in the Trust, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares of stock held in the Trust. The trustee of the Trust (the "Trustee") shall have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by NSC that shares of stock have been transferred to the Trustee shall be paid by the recipient of such dividend or distribution to the Trustee upon demand, and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares of stock held in the Trust and, subject to Maryland law, effective as of the date that such shares of stock have been transferred to the Trust, the Trustee shall have the authority (at the Trustee's sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by NSC that such shares have been transferred to the Trust and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary. However, if NSC has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote.

    Within 20 days of receiving notice from NSC that shares of stock of NSC have been transferred to the Trust, the Trustee shall sell the shares of stock held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in the Charter. Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as follows. The Prohibited Owner shall receive the lesser of (i) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., a gift, devise or other such transaction), the Market Price (as defined in the Charter) of such shares on the day of the event causing the shares to be held in the Trust and (ii) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any net sale proceeds in excess of the amount payable to the Prohibited Owner shall be paid immediately to the Charitable Beneficiary. If, prior to the discovery by NSC that shares of stock have been transferred to the Trust, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to the aforementioned requirement, such excess shall be paid to the Trustee upon demand.

    In addition, shares of stock of NSC held in the Trust shall be deemed to have been offered for sale to NSC, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date NSC, or its designee, accepts such offer. NSC shall have the right to accept such offer until the Trustee has sold the shares of stock held in the Trust. Upon such a sale to NSC, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

    All certificates representing shares of Common Stock and Preferred Stock will bear a legend referring to the restrictions described above.

    Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of all classes or series of NSC's stock, including shares of Common Stock, within 30 days after the end of each taxable year, is required to give written notice to NSC stating the name and address of such owner, the number of shares of each class and series of stock of NSC which the owner beneficially owns and a description of the manner in which such shares are held. Each such owner shall provide to NSC such additional information as NSC may request in order to determine the effect, if any, of such beneficial ownership on NSC's status as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit. In addition, each stockholder shall upon demand be required to provide to NSC such information as NSC may request, in good faith, in order to determine NSC's status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

    These ownership limits could delay, defer or prevent a change in control or other transaction of NSC that might involve a premium price for the Common Stock or otherwise be in the best interest of the stockholders.

    OTHER TRANSFER RESTRICTIONS. Purchasers are advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Common Stock.

    Each purchaser of Common Stock will be deemed to have represented and agreed as follows:

    1. It shall not sell or otherwise transfer such Common Stock to, and each purchaser represents and covenants that it is not acquiring the Common Stock for or on behalf of, and will not transfer the Common Stock to, any pension or welfare plan (as defined in Section 3 of ERISA), except that such a purchase for or on behalf of a pension or welfare plan shall be permitted:

        a. to the extent such purchase is made by or on behalf of a bank collective investment fund maintained by the purchaser in which, at any time while the Common Stock is held by the purchaser, no plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of 10% of the total assets in such collective investment fund and the conditions of Section III of Prohibited Transaction Class Exemption 91-38 issued by the Department of Labor are satisfied;

        b. to the extent such purchase is made by or on behalf of an insurance company pooled separate account maintained by the purchaser in which, at any time while the Common Stock is held by the purchaser, no plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of 10% of the total of all assets in such pooled separate account and the conditions of Section III of Prohibited Transaction Class Exemption 90-1 issued by the Department of Labor are satisfied;

        c. to the extent such purchase is made by or on behalf of an insurance company general account maintained by the purchaser in which, at any time while the Common Stock is held by the purchaser, the conditions of Prohibited Transaction Class Exemption 95-60 issued by the Department of Labor are satisfied;

        d. to the extent such purchase is made on behalf of a plan by (i) an investment adviser registered under the Investment Advisers Act of 1940 that had as of the last day of its most recent fiscal year total assets under its management and control in excess of US$50,000,000 and had stockholders' or partners' equity in excess of US$750,000, as shown in its most recent balance sheet prepared in accordance with GAAP, (ii) a bank as defined in
    Section 202(a)(2) of the Investment Advisers Act of 1940 with equity capital in excess of US$1,000,000 as of the last day of its most recent fiscal year,
    (iii) an insurance company which is qualified under the laws of more than one state to manage, acquire or dispose of any assets of a plan, which insurance company has, as of the last day of its most recent fiscal year, net worth in excess of US$1,000,000 and which is subject to supervision and examination by a state authority having supervision over insurance companies, or (iv) a savings and loan association, the accounts of which are insured by the Federal Savings and Loan Insurance Corporation, that has made application for and been granted trust powers to manage, acquire or dispose of assets of a plan by a State or Federal authority having supervision over savings and loan associations, which savings and loan association has, as of the last day of its most recent fiscal year, equity capital or net worth in excess of US$1,000,000 and, in any case, such investment adviser, bank, insurance company or savings and loan is otherwise a qualified professional asset manager, as such term is used in Prohibited Transaction Exception 84-14 issued by the Department of Labor, and the assets of such plan when combined with the assets of other plans established or maintained by the same employer (or affiliate thereof) or employee organization and managed by such investment adviser, bank, insurance company or savings and loan do not represent more than 20% of the total client assets managed by such investment adviser, bank, insurance company or savings and loan and the conditions of Section I of such exemption are otherwise satisfied;

        e. to the extent such plan is a governmental plan (as defined in Section 3 of ERISA) which is not subject to the provisions of Title I of ERISA or Section 4975 of the Code, if such purchase does not violate any other rule or regulation applicable to such governmental plan;

        f. to the extent such purchase is made by or on behalf of a plan by an in-house manager and the conditions of Prohibited Transaction Class Exemption 96-23 issued by the Department of Labor are otherwise satisfied; or

        g. to the extent such purchase is exempt under another applicable exemption.

    2. It acknowledges that the Transfer Agent for the Common Stock will not be required to accept for registration of transfer any Common Stock acquired by it, except upon presentation of evidence satisfactory to the Company and the Transfer Agent that the restrictions set forth herein have been complied with.

    3. It acknowledges that the Company and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that if any of the acknowledgments, representations or agreements deemed to have been made by its purchase of the Common Stock are no longer accurate, it shall promptly notify the Company. If it is acquiring the Common Stock as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each account.

    RESTRICTION ON OWNERSHIP BY PLANS. Prior to the date the Company qualifies as an "operating company" (within the meaning of Department of Labor Regulation
Section 2510.3-101(c)) or the Common Stock qualifies as a class of "publicly offered securities" (within the meaning of Department of Labor Regulation
Section 2510.3-101(b)(2)), the Company intends to limit equity ownership in the Company by Plans (and similar investors) to less than 25% of the value of any class of equity issued by the Company. See "ERISA Considerations--The Treatment of the Company's Underlying Assets Under ERISA."

BOOK-ENTRY ONLY ISSUANCE--THE DEPOSITORY TRUST COMPANY

    The description of book-entry procedures in this Offering Memorandum includes summaries of certain rules and operating procedures of DTC that affect transfers of interest in the global certificate or certificates issued in connection with sales of Common Stock to qualified institutional buyers pursuant to Rule 144A under the Securities Act. Except as described in the next paragraph, the shares of Common Stock will be issued only as fully registered securities registered in the name of Cede & Co. (as nominee for DTC). One or more fully registered global Common Stock certificates (the "Global Certificates") will be issued, representing, in the aggregate, Common Stock sold in reliance on Rule 144A, and will be deposited with DTC.

    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

    Purchases of Common Stock within the DTC system must be made by or through Participants, which will receive a credit for the Common Stock on DTC's records. The ownership interest of each actual purchaser of Common Stock ("Beneficial Owner") is in turn to be recorded on the Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Participants or Indirect Participants through which the Beneficial Owners purchased Common Stock. Transfers of ownership interests in the Common Stock are to be accomplished by entries made on the books of Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Common Stock, except in the event that use of the book-entry system for the Common Stock is discontinued.

    DTC has no knowledge of the actual Beneficial Owners of the Common Stock; DTC's records reflect only the identity of the Participants to whose accounts such shares of Common Stock are credited, which may or may not be the Beneficial Owners. The Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Redemption notices will be sent to Cede & Co. If less than all of the shares of Common Stock are being redeemed, DTC will determine the amount of the interest of each Participant to be redeemed in accordance with its procedures.

    Although voting with respect to the Common Stock is limited to the holders of record of the Common Stock, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Common Stock. Under its usual procedures, DTC would mail an omnibus proxy to the registrar as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the shares of Common Stock are credited on the record date (identified in a listing attached to such omnibus proxy).

    Distributions on the Common Stock held in a book-entry form will be made to DTC in immediately available funds. DTC's practice is to credit Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participants and Indirect Participants and not of DTC or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Company, disbursement of such payments to Participants is the responsibility of DTC and disbursement of such payments to the Beneficial Owners is the responsibility of Participants and Indirect Participants.

    Except as provided herein, a Beneficial Owner of the Common Stock will not be entitled to receive physical delivery of Common Stock. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Common Stock.

    Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Certificates among Participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. The Company will not have any responsibility for the performance by DTC or its Participants or Indirect Participants under the rules and procedures governing DTC. DTC may discontinue providing its services as securities depository with respect to the Preferred Securities at any time by giving notice to the registrar and the Company. Under such circumstances, in the event that a successor securities depository is not obtained, Common Stock certificates are required to be printed and delivered. Additionally, the Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). In that event, certificates for the Common Stock will be printed and delivered. In each of the above circumstances, the Company will appoint a paying agent with respect to the Common Stock.

    The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Common Stock as represented by a Global Certificate.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or

(b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter contains such a provision which eliminates such liability to the maximum extent permitted by the MGCL.

    The Charter authorizes NSC, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director of NSC and at the request of NSC, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or office of NSC. The Bylaws obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or
(b) any individual who, while a director of NSC and at the request of NSC, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Charter and Bylaws also permit NSC to indemnify and advance expenses to any person who served a predecessor of NSC in any of the capacities described above and to any employee or agent of NSC or a predecessor of NSC.

    The MGCL requires a corporation (unless its charter provides otherwise, which the Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

                     CERTAIN PROVISIONS OF MARYLAND LAW AND
                          OF NSC'S CHARTER AND BYLAWS

    THE FOLLOWING SUMMARY OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE CHARTER AND BYLAWS OF NSC DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO MARYLAND LAW AND THE CHARTER AND BYLAWS OF NSC.

CLASSIFICATION OF THE BOARD OF DIRECTORS

    The Bylaws provide that the number of directors of NSC may be established, increased or decreased by the Board of Directors but may not be fewer than three nor more than fifteen. Any vacancy will be filled, at any regular meeting by a majority of the remaining directors, even if such a majority constitutes less than a quorum except that a vacancy resulting from an increase in the number of directors must be filled by a majority of the entire Board of Directors. The Charter provides that a majority of the Board of Directors must be Independent Directors.

    Pursuant to the Charter, the Board of Directors is divided into three classes of directors. The initial terms of the first, second and third classes will expire in 1998, 1999 and 2000, respectively. Beginning in 1998, directors of each class will be chosen for three-year terms upon the expiration of their current terms and each year one class of directors will be elected by the stockholders. The Company believes that classification of the Board of Directors will help to assure the continuity and stability of the Company's business strategies and policies as determined by the Board of Directors. Holders of shares of Common Stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of Common Stock will be able to elect all of the successors of the class of directors whose terms expire at that meeting.

    The classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of the Board of Directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of the Company, even though a tender offer or change in control might be in the best interest of the stockholders.

REMOVAL OF DIRECTORS

    The Charter provides that a director may be removed only for cause (as defined in the Charter) and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the provision in the Bylaws authorizing the Board of Directors to fill vacant directorships, precludes stockholders from removing incumbent directors except upon the existence of cause for removal and a substantial affirmative vote and filling the vacancies created by such removal with their own nominees.

BUSINESS COMBINATIONS

    Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns ten percent or more of the voting power of the corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then-outstanding voting stock of the corporation (an "Interested Stockholder") or an affiliate of such an Interested Stockholder are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder.

CONTROL SHARE ACQUISITIONS

    The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

    A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

    If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

    The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

    The Bylaws of NSC contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of NSC's shares of stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future.

AMENDMENT TO THE CHARTER

    The Charter, including its provisions on classification of the Board of Directors and removal of directors, may be amended only by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

DISSOLUTION OF NSC

    The dissolution of NSC must be approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

    The Bylaws of NSC provide that (a) with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to NSC's notice of the meeting, (ii) or at the direction of the Board of Directors or (iii) by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws and
(b) with respect to special meetings of stockholders, only the business specified in NSC's notice of meeting may be brought before the meeting of stockholders and nominations of persons for election to the Board of Directors may be made only (i) pursuant to NSC's notice of the meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.

ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE CHARTER
  AND BYLAWS

    The business combination provisions and, if the applicable provision in the Bylaws is rescinded, the control share acquisition provisions of the MGCL, the provisions of the Charter on classification of the Board of Directors and removal of directors and the advance notice provisions of the Bylaws could delay, defer or prevent a change in control or other transaction of NSC that might involve a premium price for holders of Common Stock or otherwise be in their best interest.

                     COMMON STOCK AVAILABLE FOR FUTURE SALE

    As of the date of this Prospectus, NSC has outstanding (or reserved for issuance upon exercise of options or redemption of Units) 17,754,837 shares of Common Stock, all of which are "restricted" securities under the meaning of Rule 144 promulgated under the Securities Act ("Rule 144"), but will be freely transferable when sold pursuant to this Prospectus.

    In general, under Rule 144 as currently in effect, if one year has elapsed since the later of the date of acquisition of restricted shares from the Company or any "affiliate" of the Company, as defined in Rule 144 (an "Affiliate"), the acquiror or subsequent holder thereof is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding Common Stock or the average weekly trading volume of the Common Stock during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales under Rule 144 also are subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company which will require NSC to file periodic reports under the Exchange Act. If two years have elapsed since the date of acquisition of restricted shares from the Company or from any Affiliate of the Company, and the acquiror or subsequent holder thereof is deemed not to have been an Affiliate of the Company at any time during the three months preceding a sale, such person would be entitled to sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

    No assurance can be given as to (i) the likelihood that an active market for the shares will develop, (ii) the liquidity of any such market, (iii) the ability of the stockholders to sell their Common Stock, or (iv) the prices that stockholders may obtain for their Common Stock.

                        OPERATING PARTNERSHIP AGREEMENT

    The Operating Partnership has been organized as a Delaware limited partnership, the general partner of which is NSC, and the initial limited partner of which is the Manager. NSC organized the Operating Partnership for a variety of reasons, including in order to provide future sellers of assets with the opportunity to transfer those assets to the Company in a tax-deferred exchange of property for Units. The following summary of certain provisions of the Partnership Agreement of the Operating Partnership (the "Operating Partnership Agreement") does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Operating Partnership Agreement.

GENERAL

    Pursuant to the Operating Partnership Agreement, the General Partner, as the sole general partner of the Operating Partnership, has full, exclusive and complete responsibility and discretion in the management and control of the Operating Partnership. The limited partners of the operating partnership (the "Limited Partners") have no authority in their capacity as Limited Partners to transact business for, or participate in the management activities or decisions of, the Operating Partnership except as required by applicable law. Consequently, NSC, by virtue of its position as the General Partner, controls the assets and business of the Operating Partnership. However, any amendment to the Operating Partnership Agreement that would (i) affect the Redemption Rights (as defined below), (ii) adversely affect the Limited Partners' rights to receive cash distributions, (iii) convert a limited partner interest into a general partner interest, or (iv) modify the limited liability of a limited partner, will require the consent of each Partner adversely affected (on a non uniform basis) thereby or else shall be effective against only those partners who shall have consented thereto.

GENERAL PARTNER NOT TO WITHDRAW

    The General Partner is not able to voluntarily withdraw from the Operating Partnership or transfer or assign its interest in the Operating Partnership unless the transaction in which such withdrawal or transfer occurs results in the Limited Partners receiving property in an amount equal to the amount they would have received had they exercised the Redemption Rights immediately prior to such transaction, or unless the successor to the General Partner contributes substantially all of its assets to the Operating Partnership in return for an interest in the Operating Partnership.

CAPITAL CONTRIBUTIONS

    NSC contributed, in its capacity as General Partner, all of the net proceeds of the Original Offering to the Operating Partnership in exchange for an approximate 90.1% general partnership interest in the Operating Partnership. The Initial Limited Partner contributed cash in the amount of $10 million to the Operating Partnership in exchange for 536,193 Units, which represents an approximate 3.3% limited partnership interest in the Operating Partnership. Certain entities which are not affiliated with the Initial Purchaser or the Manager contributed $18 million to the Operating Partnership (less a placement fee of $1.35 per Unit payable to the Initial Purchaser) for 900,000 Units, in exchange for, in the aggregate, an approximate 5.6% limited partnership interest in the Operating Partnership.

    Although the Operating Partnership received the net proceeds of the Original Offering, the General Partner is deemed to have made a capital contribution to the Operating Partnership in the aggregate amount of the gross proceeds of the Original Offering and the Operating Partnership is deemed simultaneously to have paid the Initial Purchaser' discount and other expenses paid or incurred in connection with the Original Offering.

    The Operating Partnership Agreement provides that if the Operating Partnership requires additional funds at any time or from time to time in excess of funds available to the Operating Partnership from borrowing or capital contributions, the General Partner may borrow such funds from a financial institution or other lender and lend such funds to the Operating Partnership on the same terms and conditions as are applicable to the General Partner's borrowing of such funds.

ISSUANCE OF ADDITIONAL LIMITED PARTNERSHIP INTERESTS

    NSC is authorized, without the consent of the Limited Partners, to cause the Operating Partnership to issue additional Units to NSC, to the Limited Partners or to other persons for such consideration and on such terms and conditions as NSC deems appropriate. If additional Units are issued to NSC, then NSC must (i) issue additional shares of Common Stock and must contribute to the Operating Partnership the entire proceeds received by NSC from such issuance or (ii) issue additional Units to all partners in proportion to their respective interests in the Operating Partnership. In addition, NSC may cause the Operating Partnership to issue to NSC additional partnership interests in different series or classes, which may be senior to the Units, in conjunction with an offering of securities of NSC having substantially similar rights, in which the proceeds thereof are contributed to the Operating Partnership. Consideration for additional partnership interests may be cash or other property or assets. No Limited Partner has preemptive, preferential or similar rights with respect to additional capital contributions to the Operating Partnership or the issuance or sale of any partnership interests therein.

REDEMPTION RIGHTS

    Pursuant to the Operating Partnership Agreement, the Limited Partners (including the Initial Limited Partner) have the right (the "Redemption Rights") to cause the Operating Partnership to redeem their Units for cash or, at the election of the General Partner, shares of Common Stock on a one-for-one basis. The redemption price will be paid in cash in the discretion of NSC or in the event that the issuance of shares of Common Stock to the redeeming Limited Partner would (i) result in any person owning, directly or indirectly, shares of Common Stock in excess of the Ownership Limitation, (ii) result in shares of securities of NSC being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in NSC being "closely held" within the meaning of section 856(h) of the Code, (iv) cause NSC to own, actually or constructively, 10% or more of the ownership interests in a tenant of NSC's or the Operating Partnership's real property, within the meaning of section 856(d)(2)(B) of the Code, or (v) cause the acquisition of shares of Common Stock by such redeeming Limited Partner to be "integrated" with any other distribution of shares of Common Stock for purposes of complying with the Securities Act. The Manager holds options to acquire shares of Common Stock (or, at the option of the Company, Units), none of which is exercisable until the Option Effective Date. Upon an acquisition of Units pursuant to such options, the Manager may immediately exercise its Redemption Rights.

OPERATIONS

    The Operating Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable NSC to satisfy the requirements for being classified as a REIT for federal tax purposes, to avoid any federal income or excise tax liability imposed by the Code, and to ensure that the Operating Partnership will not be classified as a "publicly traded partnership" for purposes of section 7704 of the Code.

    In addition to the administrative and operating costs and expenses incurred by the Operating Partnership, it is anticipated that the Operating Partnership will pay all administrative costs and expenses of the Company (collectively, the "Company Expenses") and the Company Expenses will be treated as expenses of the Operating Partnership. The Company Expenses generally will include (i) all expenses relating to the continuity of existence of the Company, (ii) all expenses relating to this and any further registration of securities by the Company, (iii) all expenses associated with the preparation and filing of any periodic reports by the Company under federal, state or local laws or regulations, (iv) all expenses associated with compliance by the Company with laws, rules and regulations promulgated by any regulatory body, and (v) all other operating or administrative costs of the Company incurred in the ordinary course of its business on behalf of the Operating Partnership.

DISTRIBUTIONS; INCENTIVE RETURN

    The Operating Partnership Agreement provides that the Operating Partnership shall distribute cash from operations (including net sale or refinancing proceeds, but excluding net proceeds from the sale of the Operating Partnership's property in connection with the liquidation of the Operating Partnership) on a quarterly (or, at the election of the General Partner, more or less frequent) basis, in amounts determined by the General Partner in its sole discretion, to the partners in accordance with their respective percentage interests in the Operating Partnership. In addition, the Operating Partnership will distribute the incentive return to the Manager in its capacity as the Initial Limited Partner. See "Management of Operations -- Management Incentives." Upon liquidation of the Operating Partnership, after payment of, or adequate provision for, debts and obligations of the Operating Partnership, including any partner loans, it is anticipated that any remaining assets of the Operating Partnership will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances. If the General Partner has a negative balance in its capital account following a liquidation of the Operating Partnership, it will be obligated to contribute cash to the Operating Partnership equal to the negative balance in its capital account.

ALLOCATIONS

    It is anticipated that income, gain and loss of the Operating Partnership for each fiscal year generally will be allocated among the partners in accordance with their respective interests in the Operating Partnership, subject to compliance with the provisions of Code sections 704(b) and 704(c) and Treasury regulations ("Treasury Regulations") promulgated thereunder and subject to the Manager's quarterly incentive return described in "Management of Operations--Management Incentives."

TERM

    The Operating Partnership shall continue until December 31, 2050, or until sooner terminated as provided in the Operating Partnership Agreement or by operation of law.

TAX MATTERS

    Pursuant to the Operating Partnership Agreement, the General Partner is the tax matters partner of the Operating Partnership and, as such, has authority to handle tax audits and to make tax elections under the Code on behalf of the Operating Partnership.

SISTER CORP.

    The Company anticipates that the terms of the partnership agreement of NewCo OP will be substantially identical to the Operating Partnership Agreement.

                       FEDERAL INCOME TAX CONSIDERATIONS

    The following summary of material federal income tax considerations is based upon current law and is for general information purposes only. The discussion contained herein does not address all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders (including, without limitation, insurance companies, tax-exempt organizations (except as described below), financial institutions or broker-dealers, and, except as discussed below, foreign corporations and persons who are not citizens or residents of the United States) subject to special treatment under the federal income tax laws.

    The statements in this discussion are based on current provisions of the Code, existing, temporary, and currently proposed Treasury Regulations promulgated under the Code, the legislative history of the Code, existing administrative rulings and practices of the Service, and judicial decisions. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this Prospectus with respect to the transactions entered into or contemplated prior to the effective date of such changes.

    EACH PROSPECTIVE PURCHASER SHOULD CONSULT HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OF THE PURCHASE, OWNERSHIP, AND SALE OF THE COMMON STOCK AND OF NSC'S ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE, AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF THE COMPANY

    NSC plans to make an election to be taxed as a REIT under sections 856 through 860 of the Code, commencing with its taxable year ending on December 31, 1998. It is possible, however, that NSC may make the 1997 REIT Election if in the reasonable judgement of management such an election would not have a material adverse economic impact on either NSC or its stockholders.

    The sections of the Code relating to qualification and operation as a REIT are highly technical and complex. The following discussion sets forth only the material aspects of the Code sections that govern the federal income tax treatment of a REIT and its stockholders. The discussion is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change prospectively or retroactively.

    Skadden, Arps, Slate, Meagher & Flom LLP has acted as counsel to NSC in connection with the Original Offering and NSC's election to be taxed as a REIT. In the opinion of Skadden, Arps, Slate, Meagher & Flom LLP (the "Opinion"), provided that the elections and other procedural steps described in this discussion of "Federal Income Tax Considerations" are completed by NSC in a timely fashion, NSC will qualify to be taxed as a REIT pursuant to sections 856 through 860 of the Code, and NSC's organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. Investors should be aware, however, that opinions of counsel are not binding upon the Service or any court. It must be emphasized that the Opinion is based on various assumptions and is conditioned upon certain representations made by NSC as to factual matters, including representations regarding the nature of NSC's properties and the future conduct of its business. Such factual assumptions and representations are described below in this discussion of "Federal Income Tax Considerations" and are set out in the Opinion. Moreover, such qualification and taxation as a REIT depends upon NSC's ability to meet on a continuing basis, through actual annual operating results, distribution levels, and stock ownership, the various qualification tests imposed under the Code discussed below. Skadden, Arps, Slate, Meagher & Flom LLP will not review NSC's compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of NSC's operations for any particular taxable year will satisfy any such requirements. For a discussion of the tax consequences of failure to qualify as a REIT. See "Federal Income Tax Considerations--Failure to Qualify."

    If NSC qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its net income that is distributed currently to its stockholders. That treatment substantially eliminates the "double taxation" (i.e., taxation at both the corporate and stockholder levels) that generally results from an investment in a corporation. However, NSC will be subject to federal income tax in the following circumstances. First, NSC will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, NSC may be subject to the "alternative minimum tax" on its undistributed items of tax preference, if any. Third, if NSC has (i) net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if NSC has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if NSC should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the gross income attributable to the greater of the amount by which NSC fails the 75% or 95% gross income test, multiplied by a fraction intended to reflect NSC's profitability. Sixth, if NSC should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year (other than such capital gain net income which NSC elects to retain and pay tax on) , and
(iii) any undistributed taxable income from prior periods, NSC would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if NSC acquires any asset from a "C" corporation (i.e., a corporation generally subject to full corporate-level tax) in a merger or other transaction in which the basis of the asset in NSC's hands is determined by reference to the basis of the asset (or any other asset) in the hands of a "C" corporation and NSC recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which it acquired such asset, then to the extent of such asset's "built-in-gain" (i.e., the excess of the fair market value of such asset at the time of acquisition by NSC over the adjusted basis in such asset at such time), NSC will be subject to tax at the highest regular corporate rate applicable (as provided in Treasury Regulations that have not yet been promulgated). The results described above with respect to the tax on "built-in-gain" assume that NSC will elect pursuant to IRS Notice 88-19 to be subject to the rules described in the preceding sentence if it were to make any such acquisition.

REQUIREMENTS FOR QUALIFICATION

    The Code defines a REIT as a corporation, trust, or association (i) that is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) that would be taxable as a domestic corporation, but for sections 856 through 860 of the Code; (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code;
(v) the beneficial ownership of which is held by 100 or more persons; (vi) not more than 50% in value of the outstanding shares of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year (the "5/50 Rule");
(vii) that makes an election to be a REIT (or has made such election for a previous taxable year) and satisfies all relevant filing and other administrative requirements established by the Service that must be met in order to elect and maintain REIT status; (viii) that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Code and Treasury Regulations promulgated thereunder; and (ix) that meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (v) and (vi) will not apply until after the first taxable year for which an election is made by NSC to be taxed as a REIT. For purposes of determining stock ownership under the 5/50 Rule, a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. A trust that is a qualified trust under Code section 401(a), however, generally is not considered an individual and beneficiaries of such trust are treated as holding shares of a REIT in proportion to their actuarial interests in such trust for purposes of the 5/50 Rule. If NSC complies with all the requirements for ascertaining the ownership of its outstanding stock in a taxable year and does not know or have reason to know that it violated the 5/50 Rule, NSC will be deemed to have complied with the 5/50 Rule for such taxable year.

    Prior to the consummation of the Original Offering, NSC did not satisfy conditions (v) and (vi) in the preceding paragraph. NSC issued sufficient Common Stock with sufficient diversity of ownership pursuant to the Offering to allow it to satisfy requirements (v) and (vi). In addition, NSC's Charter provides for restrictions regarding the transfer of the Common Stock that are intended to assist NSC in continuing to satisfy the share ownership requirements described in clauses (v) and (vi) above. Such transfer restrictions are described in "Description of Common Stock--Transfer Restrictions."

    Code section 856(i) provides that a corporation that is a "qualified REIT subsidiary" shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" shall be treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A "qualified REIT subsidiary" is a corporation, all of the capital stock of which is held by the REIT. If NSC acquires a corporation already in existence at the time of acquisition, such corporation would be treated as liquidating on the date or acquisition and NSC would be required to distribute any C corporation earnings and profits of the corporation before the end of the taxable year. Thus, in applying the requirements described herein, any "qualified REIT subsidiaries" of NSC will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiaries will be treated as assets, liabilities, and items of income, deduction, and credit of NSC.

    In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the gross income of the partnership attributable to such share. In addition, the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of section 856 of the Code, including satisfying the gross income and asset tests described below. NSC's proportionate share of the assets and gross income of the Operating Partnership will be treated as assets and gross income of NSC for purposes of applying the requirements described herein.

INCOME TESTS

    In order for NSC to qualify and to maintain its qualification as a REIT, two requirements relating to NSC's gross income must be satisfied annually. First, at least 75% of NSC's gross income (excluding gross income from prohibited transactions) for each taxable year must consist of defined types of income derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and interest on obligations secured by mortgages on real property or on interests in real property, and dividends or other distributions on and gain from the sale of stock in other REITs) or in cases where NSC raises new capital through stock or long-term (at least five-year) debt offerings, income attributable to temporary investments in stock or debt instruments during the one-year period following NSC's receipt of such capital; provided that, such income will not qualify for purposes of the 75% gross income test if it is received or accrued after the expiration of such one-year period. Second, at least 95% of NSC's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property, mortgages on real property, or temporary investments, and from dividends, other types of interest, and gain from the sale or disposition of stock or securities, or from any combination of the foregoing.

    The rent received by NSC from the tenants of the Real Property ("Rent") will qualify as "rents from real property" in satisfying the gross income tests for a REIT described above only if several conditions are met. First, the amount of Rent must not be based, in whole or in part, on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales or solely by reason of being based on the income or profits of a tenant if such tenant derives substantially all of its gross income from the related property through the sub-leasing of substantially all of its interest in the property to the extent the amounts received by such tenant would be characterized as rents from real property by the REIT. Second, the Code provides that the Rent received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if NSC, or a direct or indirect owner of 10% or more of NSC, owns 10% or more of such tenant, both actually and constructively (a "Related Party Tenant"). Third, if Rent attributable to personal property, leased in connection with a lease of Real Property, is greater than 15% of the total Rent received under the lease, then the portion of Rent attributable (taking into account both actual and constructive ownership) to such personal property will not qualify as "rents from real property." Finally, for the Rent to qualify as "rents from real property," NSC generally must not operate or manage the Real Property or furnish or render services to the tenants of such Real Property, other than through an "independent contractor" who is adequately compensated by the tenants and from whom NSC derives no revenue. The "independent contractor" requirement, however, does not apply to the extent that the services provided by NSC are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant."

    NSC has represented that it will not charge Rent for any portion of any Real Property that is based, in whole or in part, on the income or profits of any person (except by reason of being based on a fixed percentage or percentages of receipts or sales, as described above) to the extent that the receipt of such Rent would jeopardize NSC's status as a REIT. In addition, NSC has represented that, to the extent that it receives Rent from a Related Party Tenant, such Rent will not cause NSC to fail to satisfy either the 75% or 95% gross income test. NSC also has represented that it will not allow the Rent attributable to personal property leased in connection with any lease of Real Property to exceed 15% of the total Rent received under the lease, if the receipt of such Rent would cause NSC to fail to satisfy either the 75% or 95% gross income test. Finally, NSC has represented that it will not operate or manage its Real Property or furnish or render noncustomary services to the tenants of its Real Property other than through an "independent contractor," to the extent that such operation or the provision of such services would jeopardize NSC's status as a REIT.

    The term "interest," as defined for purposes of the 75% and 95% gross income tests, generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales. In addition, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on the income or profits of a debtor if the debtor derives substantially all of its gross income from the related property through the leasing of substantially all of its interests in the property, to the extent the amounts received by the debtor would be characterized as rents from real property if received by a REIT. Furthermore, to the extent that interest from a loan that is based on the cash proceeds from the sale of the property securing the loan constitutes a "shared appreciation provision" (as defined in the Code), income attributable to such participation feature will be treated as gain from the sale of the secured property, which generally is qualifying income for purposes of the 75% and 95% gross income tests.

    Interest will qualify as "interest on obligations secured by mortgages on real property or on interests in real property" if the obligation is secured by a mortgage on real property having a fair market value at the time of acquisition of the obligation at least equal to the principal amount of the loan. However, if NSC receives interest income with respect to a mortgage loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date NSC acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other property, which apportionment may cause NSC to recognize income that is not qualifying income for purposes of the 75% gross income test.

    NSC may receive income not described above that is not qualifying income for purposes of one or both of the 75% and 95% gross income tests. For example, it is possible that certain fees for services rendered by the Operating Partnership will not be qualifying income for purposes of either gross income test. It is not anticipated that the Operating Partnership will receive a significant amount of such fees. In addition, dividends received from Real Estate Companies that are C corporations generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. NSC will monitor the amount of nonqualifying income produced by its assets and has represented that it will manage its portfolio in order to comply at all times with the two gross income tests.

    REITs generally are subject to tax at the maximum corporate rate on any income from foreclosure property (other than income that would be qualifying income for purposes of the 75% gross income test), less expenses directly connected with the production of such income. "Foreclosure property" is defined as any real property (including interests in real property) and any personal property incident to such real property (i) that is acquired by a REIT as the result of such REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of such property or on an indebtedness owed to the REIT that such property secured, (ii) for which the related loan was acquired by the REIT at a time when default was not imminent or anticipated, and (iii) for which such REIT makes a proper election to treat such property as foreclosure property. NSC does not anticipate that it will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if NSC does receive any such income, NSC will make an election to treat the related property as foreclosure property.

    Property acquired by NSC will not be eligible for the election to be treated as foreclosure property ("Ineligible Property") if the related loan was acquired by NSC at a time when default was imminent or anticipated. In addition, income received with respect to such Ineligible Property may not be qualifying income for purposes of the 75% or 95% gross income tests.

    Net income derived from a prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. NSC intends to conduct its operations so that no asset owned by NSC or the Operating Partnership will be held for sale to customers and that a sale of any such asset will not be in the ordinary course of NSC's or the Operating Partnership's business. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular property. Nevertheless, NSC will attempt to comply with the terms of safe-harbor provisions in the Code prescribing when asset sales will not be characterized as prohibited transactions. Complete assurance cannot be given, however, that NSC can comply with the safe-harbor provisions of the Code or avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of a trade or business."

    From time to time, NSC may enter into hedging transactions with respect to one or more of its assets or liabilities. Any such hedging transactions could take a variety of forms, including, without limitation, interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. To the extent that NSC enters into such a contract to hedge any indebtedness incurred to acquire or carry real estate assets, any periodic income or gain from the disposition of such contract should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent that NSC hedges with other types of financial instruments or in other situations, it may not be entirely clear how the income from those transactions will be treated for purposes of the various income tests that apply to REITs under the Code. NSC intends to structure any hedging transactions in a manner that does not jeopardize its status as a REIT. Accordingly, NSC may conduct some or all of its hedging activities through a corporate subsidiary that is fully subject to federal corporate income tax.

    If NSC fails to satisfy one or both of the 75% and 95% gross income tests for any taxable year, it nevertheless may qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. Those relief provisions generally will be available if NSC's failure to meet such tests is due to reasonable cause and not due to willful neglect, NSC attaches a schedule of the sources of its income to its return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances NSC would be entitled to the benefit of those relief provisions. As discussed above in "Federal Income Tax Considerations--Taxation of the Company," even if those relief provisions apply, a 100% tax would be imposed on the net income attributable to the greater of the amount by which NSC fails the 75% or 95% gross income test.

ASSET TESTS

    NSC, at the close of each quarter of each taxable year, also must satisfy three tests relating to the nature of its assets. First, at least 75% of the value of NSC's total assets must be represented by cash or cash items (including certain receivables), government securities, "real estate assets," or, in cases where NSC raises new capital through stock or long-term (at least five-year) debt offerings, temporary investments in stock or debt instruments during the one-year period following NSC's receipt of such capital; provided that, such assets will not qualify for purposes of the 75% assets test if held by the Company after the expiration of such one-year period. The term "real estate assets" includes interests in real property, interests in mortgages on real property to the extent the principal balance of a mortgage does not exceed the fair market value of the associated real property, and shares of other REITs. For purposes of the 75% asset test, the term "interest in real property" includes an interest in mortgage loans or land or improvements thereon, such as buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), a leasehold of real property, and an option to acquire real property (or a leasehold of real property). An "interest" in real property also generally includes an interest in mortgage loans secured by controlling equity interests in entities treated as partnerships for federal income tax purposes that own real property, to the extent that the principal balance of the mortgage does not exceed the fair market value of the real property that is allocable to the equity interest. Second, not more than 25% of the Company's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments not included in the 75% asset class, the value of any one issuer's securities owned by NSC may not exceed 5% of the value of NSC's total assets, and NSC may not own more than 10% of any one issuer's outstanding voting securities (except for its interests in the Operating Partnership, the General Partner, the Limited Partner, any qualified REIT subsidiaries, and other qualified REITs).

    NSC expects that any interests in Real Estate Companies and interests in Real Property that it acquires generally will be qualifying assets for purposes of the 75% asset test. If NSC acquires any interest in a Real Estate Company that is a C corporation, such interest may not (i) represent more than 5% of the value of NSC's total assets or (ii) constitute more than 10% of the Real Estate Company's outstanding voting securities. NSC will monitor the status of the assets that it acquires for purposes of the various asset tests and has represented that it will manage its portfolio in order to comply at all times with such tests.

    If NSC should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause it to lose its REIT status if (i) it satisfied the asset tests at the close of the preceding calendar quarter and
(ii) the discrepancy between the value of NSC's assets and the asset test requirements arose from changes in the market values of its assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets. If the condition described in clause (ii) of the preceding sentence were not satisfied, NSC still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

DISTRIBUTION REQUIREMENTS

    NSC, in order to avoid corporate income taxation of the earnings that it distributes, is required to distribute with respect to each taxable year dividends (other than capital gain dividends) to its stockholders in an aggregate amount at least equal to (i) the sum of (A) 95% of its "REIT taxable income" (computed without regard to the dividends paid deduction and its net capital gain) and (B) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before NSC timely files its federal income tax return for such year and if paid on or before the first regular dividend payment date after such declaration. To the extent that NSC does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gains corporate tax rates.

Furthermore, if NSC should fail to distribute during each calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of the January immediately following such year) at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year (other than capital gain not income which NSC elects to retain and pay tax on), and (iii) any undistributed taxable income from prior periods, NSC would be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed. Pursuant to recently enacted legislation, NSC may elect to retain, rather than distribute its net long-term capital gains. The effect of such an election is that (i) NSC is required to pay the tax on such gains, (ii) U.S. Stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, will receive a credit or refund for their share of the tax paid by NSC and (iii) the basis of U.S. Stockholder's Common Stock would be increased by the amount of the undistributed long-term capital gains (minus the amount of capital gains tax paid by NSC) included in the U.S. Stockholder's long-term capital gains.

    In certain circumstances, the Company's investments may generate income for federal income tax purposes without a corresponding receipt of cash ("Phantom Income"). In order for NSC to meet REIT qualifications and/or avoid tax at the REIT level on such Phantom Income, NSC may be forced to use cash generated from other sources, including, without limitation, asset sales and borrowings, to make required distributions.

    Under certain circumstances, NSC may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to its stockholders in a later year, which may be included in NSC's deduction for dividends paid for the earlier year. Although NSC may be able to avoid being taxed on amounts distributed as deficiency dividends, it will be required to pay to the Service interest based upon the amount of any deduction taken for deficiency dividends.

RECORDKEEPING REQUIREMENTS

    Pursuant to applicable Treasury Regulations, NSC must maintain certain records and request on an annual basis certain information from its stockholders designed to disclose the actual ownership of its outstanding stock. Failure to comply with such record keeping requirements could result in substantial monetary penalties to NSC. NSC intends to comply with such requirements.

FAILURE TO QUALIFY

    If NSC fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, NSC will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to NSC's stockholders in any year in which NSC fails to qualify will not be deductible by NSC nor will they be required to be made. In such event, to the extent of NSC's current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, NSC also will be disqualified from taxation as a REIT for the four taxable years following the year during which NSC ceased to qualify as a REIT. It is not possible to state whether in all circumstances NSC would be entitled to statutory relief from its failure to qualify as a REIT.

TAXATION OF TAXABLE U.S. STOCKHOLDERS

    As used herein, the term "U.S. stockholder" means a holder of Common Stock that for U.S. federal income tax purposes is (i) a citizen or resident of the U.S., (ii) a corporation, partnership, or other entity created or organized in or under the laws of the U.S. or of any political subdivision thereof, (iii) an estate whose income from sources without the United States is includible in gross income for U.S. federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or (iv) any trust with respect to which (A) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

    As long as NSC qualifies as a REIT, distributions (including distributions of Sister Corp. equity interests by NSC upon the formation of Sister Corp.) made to NSC's taxable U.S. stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends or retained capital gains) will be taken into account by such U.S. stockholders as ordinary income and will not be eligible for the dividends received deduction generally available to corporations. Distributions that are designated as capital gain dividends by NSC will be taxed as long-term capital gains (to the extent that they do not exceed NSC's actual net capital gain for the taxable year) without regard to the period for which the stockholder has held his Common Stock. Pursuant to recently enacted legislation, in the case of a stockholder who is an individual, an estate or a trust, long-term capital gains and losses are separated into three tax rate groups: a 20% group, a 25% group and a 28% group and subject to tax at the rate effective for each group. Pursuant to Notice 97-64, 1997-47 IRB 1, the Company will designate capital gain dividends, if any, as 20% rate gain distributions, 25% rate gain distributions or 28% rate distributions and detail such designations in a manner intended to comply with applicable requirements. If NSC elects to retain capital gains rather than distribute them, a U.S. stockholder will be deemed to receive a capital gain dividend equal to the amount of such retained capital gains. A U.S. stockholder will be allowed a credit against its federal income tax liability for its proportionate share of tax paid by NSC on retained capital gains. See "Federal Income Tax Considerations--Requirements for Qualifications--Distribution Requirements." Such gains are subject to apportionment among the three tax rate groups as set forth above. Corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder's Common Stock, but rather will reduce the adjusted basis of such stock. To the extent that such distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a stockholder's Common Stock, such distributions will be included in income as long-term capital gain (or short-term capital gain if the Common Stock had been held for one year or less), provided that the Common Stock is a capital asset in the hands of the stockholder. In addition, any distribution declared by NSC in October, November, or December of any year and payable to a stockholder of record on a specified date in any such month shall be treated as both paid by NSC and received by the stockholder on December 31 of such year, provided that the distribution is actually paid by NSC during January of the following calendar year.

    Stockholders may not include in their individual income tax returns any net operating losses or capital losses of NSC. Instead, such losses would be carried over by NSC for potential offset against its future income (subject to certain limitations). Taxable distributions from NSC and gain from the disposition of the Common Stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any "passive activity losses" (such as losses from certain types of limited partnerships in which a stockholder is a limited partner) against such income. In addition, taxable distributions from NSC generally will be treated as investment income for purposes of the investment interest limitations. Capital gains from the disposition of Common Stock (or distributions treated as such), however, will be treated as investment income only if the stockholder so elects, in which case such capital gains will be taxed at ordinary income rates. NSC will notify stockholders after the close of NSC's taxable year as to the portions of the distributions attributable to that year that constitute ordinary income or capital gain dividends.

    It is possible that NSC may invest in certain types of mortgage loans that may cause it under certain circumstances to recognize taxable income in excess of its economic income (also known as "Phantom Income") and to experience an offsetting excess of economic income over its taxable income in later years. As a result, stockholders may from time to time be required to pay federal income tax on distributions that economically represent a return of capital, rather than a dividend. Such distributions would be offset in later years by distributions representing economic income that would be treated as returns of capital for federal income tax purposes. Accordingly, if NSC receives Phantom Income, its stockholders may be required to pay federal income tax with respect to such income on an accelerated basis, i.e., before such income is realized by the stockholders in an economic sense. If there is taken into account the time value of money, such an acceleration of federal income tax liabilities would cause stockholders to receive an after-tax rate of return on an investment in NSC that would be less than the after-tax rate of return on an investment with an identical before-tax rate of return that did not generate Phantom Income. In general, as the ratio of NSC's Phantom Income to its total income increases, the after-tax rate of return received by a taxable stockholder of NSC will decrease. NSC will consider the potential effects of Phantom Income on its taxable stockholders in managing its investments.

TAXATION OF STOCKHOLDERS ON THE DISPOSITION OF THE COMMON STOCK

    In general, any gain or loss realized upon a taxable disposition of the Common Stock by a U.S. stockholder who is not a dealer in securities will be treated as capital gain or loss. Any such capital gain or loss generally will
(x) in the case of U.S. stockholders which are corporations, be long-term capital gain or loss if the Common Stock has been held for more than 12 months, and (y) in the case of U.S. stockholders who are non-corporate tax payers, be long-term capital gain or loss taxed at a maximum federal income tax rate of (i) 20% if the U.S. stockholder's holding period in such Common Stock was more than 18 months at the time of such disposition or (ii) 28% if the U.S. stockholder's holding period was more than one year but not more than 18 months at the time of such distribution.

INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

    NSC will report to its U.S. stockholders and to the Service the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to distributions paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A stockholder who does not provide NSC with his correct taxpayer identification number also may be subject to penalties imposed by the Service. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability.

TAXATION OF TAX-EXEMPT STOCKHOLDERS

    Tax exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate generate UBTI, the Service has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, amounts distributed by NSC to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of the Common Stock with debt, a portion of its income from NSC will constitute UBTI pursuant to the "debt-financed property" rules. In addition, in certain circumstances, a pension trust that owns more than 10% of NSC's stock is required to treat a percentage of the dividends from NSC as UBTI. This rule applies to a pension trust holding more than 10% of NSC's stock only if (i) the percentage of income of NSC that is UBTI (determined as if NSC were a pension trust) is at least 5%, (ii) NSC qualifies as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding shares of NSC in proportion to their actuarial interests in the pension trust, and (iii) either (A) one pension trust owns more than 25% of the value of NSC's stock or (B) a group of pension trusts individually holding more than 10% of the value of NSC's stock collectively owns more than 50% of the value of NSC's stock.

TAXATION OF NON-US. STOCKHOLDERS

    The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders (collectively, "Non-U.S. Stockholders") are complex and no attempt will be made herein to provide more than a summary of such rules. PROSPECTIVE NON-U.S. STOCKHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, AND LOCAL INCOME TAX LAWS WITH

REGARD TO AN INVESTMENT IN THE COMMON STOCK, INCLUDING ANY REPORTING
REQUIREMENTS.

    Distributions to Non-U.S. Stockholders that are not attributable to gain from sales or exchanges by NSC of U.S. real property interests and are not designated by NSC as capital gains dividends or returned capital gains will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of NSC. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the Common Stock is treated as effectively connected with the Non-U.S. Stockholder's conduct of a U.S. trade or business, the Non-U.S. Stockholder generally will be subject to federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distributions (and also may be subject to the 30% branch profits tax in the case of a Non-U.S. Stockholder that is a non-U.S. corporation). NSC expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such distributions made to a Non-U.S. Stockholder unless (i) a lower treaty rate applies and any required form evidencing eligibility for that reduced rate is filed with NSC or (ii) the Non-U.S. Stockholder files an IRS Form 4224 with NSC claiming that the distribution is effectively connected income. Furthermore, on October 6, 1997, the U.S. Treasury Department issued final Treasury regulations governing information reporting and the certification procedures regarding withholding and backup withholding on certain amounts paid to Non-U.S. Stockholders after December 31, 1998 (the "New Withholding Regulations"). The New Withholding Regulations may alter the procedure for claiming the benefits of an income tax treaty.

    Distributions in excess of current and accumulated earnings and profits of NSC will not be taxable to a Non-U.S. Stockholder to the extent that such distributions do not exceed the adjusted basis of the stockholder's Common Stock, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Stockholder's Common Stock, such distributions will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of his Common Stock, as described below. Because it generally cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the entire amount of any distribution normally will be subject to withholding at the same rate as a dividend. However, amounts so withheld are refundable to the extent it is determined subsequently that such distribution was, in fact, in excess of current and accumulated earnings and profits of NSC. NSC is required to withhold 10% of any distribution in excess of NSC's current and accumulated earnings and profits. Consequently, although NSC intends to withhold at a rate of 30% on the entire amount of any distribution, to the extent that NSC does not do so, any portion of a distribution not subject to withholding at a rate of 30% will be subject to withholding at a rate of 10%.

    For any year in which NSC qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by NSC of U.S. real property interests (i.e., interests in real property located in the United States and interests in U.S. corporations at least 50% or whose assets consist of U.S. real property interests) will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of U.S. real property interests are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a U.S. trade or business. Non-U.S. Stockholders thus would be taxed at the normal capital gain rates applicable to U.S. stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Distributions subject to FIRPTA also may be subject to the 30% branch profits tax in the hands of a non-U.S. corporate stockholder not entitled to treaty relief or exemption. NSC is required to withhold 35% of any distribution that is designated by NSC as a capital gains dividend. The amount withheld is creditable against the Non-U.S. Stockholder's FIRPTA tax liability.

    Gain recognized by a Non-U.S. Stockholder upon a sale of his Common Stock generally will not be taxed under FIRPTA if NSC is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by non-U.S. persons. Although, it is currently anticipated that NSC will be a "domestically controlled

REIT" and, therefore, the sale of the Common Stock will not be subject to taxation under FIRPTA, there can be no assurance that NSC will be a "domestically-controlled REIT." Even if such gain is not subject to FIRPTA, such gain will be taxable to a Non-U.S. Stockholder if (i) investment in the Common Stock is effectively connected with the Non-U.S. Stockholder's U.S. trade or business, in which case the Non-U.S. Stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of the Common Stock were to be subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain (subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-U.S. corporations).

    Additional issues may arise pertaining to information reporting and backup withholding with respect to Non-U.S. Stockholders. The New Withholding Regulations alter the application of the information reporting and backup withholding rules to Non-U.S. Stockholders. Non-U.S. Stockholders should consult with a tax advisor with respect to any such information reporting and backup withholding requirements. Backup withholding with respect to a Non-U.S. Stockholder is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a Non-U.S. Stockholder will be allowed as a credit against any United States federal income tax liability of such Non-U.S. Stockholder. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is furnished to the Internal Revenue Service.

OTHER TAX CONSEQUENCES

    NSC, the General Partner, the Limited Partner, the Operating Partnership or NSC's stockholders may be subject to state and local tax in various states and localities, including those states and localities in which it or they transact business, own property, or reside. The state and local tax treatment of the Company and its stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the Common Stock. In addition, the Taxpayer Relief Act of 1997 includes several provisions, some of which have been described in the discussion above, that will liberalize certain of the requirements for qualification as a REIT. However, these provisions will have neither a material beneficial effect nor a material adverse effect on NSC's ability to operate as a REIT.

SISTER CORP.; NEWCOS

    Each NewCo organized as a corporation and the Sister Corp. will pay federal, state and local income taxes on its taxable income at regular corporate rates. Any such taxes will reduce amounts available for distribution by NewCo to its shareholders.

                              ERISA CONSIDERATIONS

    The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "Code"), impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA), (b) plans described in section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans, (c) any entities whose underlying assets include plan assets by reason of a plan's investment in such entities (each a "Plan") and (d) persons who have certain specified relationships to such Plans ("Parties-in-Interest" under ERISA and "Disqualified Persons" under the
Code). Moreover, based on the reasoning of the United States Supreme Court in JOHN HANCOCK LIFE INS. CO. V. HARRIS TRUST AND SAV. BANK, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party-in-Interest or Disqualified Person with respect to a Plan by virtue of such investment. ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties-in-Interest or Disqualified Persons with respect to such Plans.

THE ACQUISITION AND HOLDING OF COMMON STOCK

    The Initial Purchaser, the Manager, or certain affiliates thereof may be "Parties-in-Interest" or "Disqualified Persons" with respect to a number of Plans. Accordingly, investment in the Common Stock by a Plan that has such a relationship could be deemed to constitute a transaction prohibited under Title I of ERISA or Section 4975 of the Code (e.g., the indirect transfer to or use by Party-in-Interest or Disqualified Person of assets of a Plan). Such transactions may, however, be subject to one or more statutory or administrative exemptions such as Prohibited Transaction Class Exemption ("PTCE") 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; and PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager;" PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager;" or another available exemption. Such exemptions may not, however, apply to all of the transactions that could be deemed prohibited transactions in connection with a Plan's investment.

THE TREATMENT OF THE COMPANY'S UNDERLYING ASSETS UNDER ERISA

    The United States Department of Labor (the "DOL") has issued a regulation (29 C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan (the "Plan Asset Regulations"). This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan purchases an "equity interest" will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply. The Plan Asset Regulations define an "equity interest" as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. The Common Stock offered hereby should be treated as "equity interests" for purposes of the Plan Asset Regulations.

    One exception under the Plan Asset Regulations provides that an investing Plan's assets will not include any of the underlying assets of an entity if at all times less than 25% of each class of "equity" interests in the entity is held by "benefit plan investors," which is defined to include Plans that are not subject to ERISA such as governmental pension plans and individual retirement accounts as well as Plans that are subject to ERISA. Another exception is provided for an investment in an "operating company," which is defined in the Plan Asset Regulations to include a "venture capital operating company" and a "real estate operating company." To be a "venture capital operating company," an entity must have at least 50% of its assets (other than short term investments pending long-term commitment or distribution to investors), valued at cost, invested in "venture capital investments," which are defined as companies in the business of selling goods or services (other than the investment of capital) with respect to which the entity has or obtains management rights. To be a "real estate operating company" an entity must have at least 50% of its assets (other than short term investments pending long-term commitment or distribution to investors), valued at cost, invested in real estate that is managed or developed and with respect to which such entity has the right to substantially participate in such management or development activities. Another exception under the Plan Asset Regulations provides that an investing Plan's assets will not include any of the underlying assets of an entity if the class of "equity" interests in question is (i) widely held (i.e., held by 100 or more investors who are independent of the issuer and each other), (ii) freely transferable, and (iii) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, (the "Publicly Offered Securities Exception").

    The Board of Directors of the Company will take such steps as may be necessary to qualify for one or more of the exceptions available under the Plan Asset Regulations and thereby prevent the assets of the Company or any Sister Corp. from being treated as assets of any investing Plan. Specifically, the Company intends to initially limit equity ownership in the Company by benefit plan investors to less than 25% of the value of any class of equity securities issued by the Company and to subsequently qualify as a venture capital operating company or a real estate operating company or take steps to qualify the Common Stock as a class of publicly offered securities at which time the 25% limitation will cease to be applicable. In addition, with respect to any Sister Corp., the Company will take such steps as may be necessary to qualify such Sister Corp. as a venture capital operating company or other available exception under the Plan Asset Regulations prior to distribution of its equity interests.

    If, however, none of the exceptions under the Plan Asset Regulations were applicable and the Company were deemed to hold Plan assets by reason of a Plan's investment in Common Stock (or other equity security of the Company), such Plan's assets would include an undivided interest in the assets held by the Company. In such event, such assets, transactions involving such assets and the persons with authority or control over and otherwise providing services with respect to such assets would be subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code and there is no assurance that any statutory or administrative exemption from the application of such rules would be available.

    Accordingly, prior to the date (i) the Company qualifies as a venture capital operating company or a real estate operating company, (ii) the Common Stock qualifies as a class of publicly offered securities, or (iii) the Company complies with another available exception under the Plan Asset Regulations, the Company will not approve the sale, transfer or disposition of the Common Stock or other equity security of the Company unless, following such sale, transfer or disposition, less than twenty-five percent (25%) of the value of such Common Stock and any other class of security that is treated as an equity interests in the Company for purposes of the Plan Asset Regulations is held by (i) employee benefit plans (as defined in section 3(3) of ERISA, whether or not it is subject to Title I of ERISA; (ii) Plans described in section 4975 of the Code; (iii) entities whose underlying assets include Plan assets by reason of a Plan's investment in such entities; or (iv) entities that otherwise constitute "benefit plan investors" within the meaning of the Plan Asset Regulations determined without regard to the value of any such interests held by affiliates of the Manager or other persons with authority or control with respect to the assets of the Company other than benefit plan investors.

    As noted above, based on the reasoning of the United States Supreme Court in JOHN HANCOCK LIFE INS. CO. V. HARRIS TRUST AND SAV. BANK, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party-in-Interest with respect to a Plan by virtue of such investment. Any purchaser that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor is required to issue final regulations (the "General Account Regulations") not later than December 31, 1997 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The General Account Regulations are to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. Section 401(c) also provides that, except in the case of avoidance of the General Account Regulation and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 may result on the basis of a claim that the assets of the general account of an insurance company constitute the plan assets of any such plan. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any such plan invested in a separate account.

    Any Plan fiduciary that proposes to cause a Plan to purchase Common Stock should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and determine on its own whether any exceptions or exemptions are applicable and whether all conditions of any such exceptions or exemptions have been satisfied.

    Moreover each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Common Stock is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

    The sale of the Common Stock is in no respect a representation by the Company or any other person that such an investment meets all relevant legal requirements with respect to investments by Plans generally or that such an investment is appropriate for any particular Plan.

                                SELLING HOLDERS

    The Common Stock was originally issued by NSC and sold by NationsBanc Montgomery Securities, Inc. (the "Initial Purchaser"), in a transaction exempt from registration requirements of the Securities Act, to persons reasonably believed by the Initial Purchaser to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act), to a limited number of institutional "accredited investors" (as defined in Rule 501 (a) (1), (2), (3) or (7) under the Securities Act) and to individual "accredited investors" (as defined in Rule 501 (a) (4), (5) or (6) under the Securities Act). The Selling Holders may from time to time offer and sell pursuant to this Prospectus any or all of the Common Stock. The term Selling Holders, includes the holders listed below and the beneficial owners of the Common Stock and their transferees, pledgees, donees or other successors.

    The following table sets forth information with respect to the Selling Holders of the Common Stock and the respective number of shares of Common Stock beneficially owned by each Selling Holder that may be offered pursuant to this Prospectus.

             SELLING HOLDER                      NUMBER OF SHARES
----------------------------------------  ------------------------------

    None of the Selling Holders has, or within the past three years has had, any position, office or other material relationship with the NSC or any of its predecessors or affiliates. Because the Selling Holders may, pursuant to this Prospectus, offer all or some portion of the Common Stock, no estimate can be given as to the amount of the Common Stock that will be held by the Selling Holders upon termination of any such sales. In addition, the Selling Holders identified above may have sold, transferred or otherwise disposed of all or a portion of their Common Stock since the date on which they provided the information regarding their Common Stock, in transactions exempt from the registration requirements of the Securities Act.

                              PLAN OF DISTRIBUTION

    The Offered Securities may be sold from time to time to purchasers directly by the Selling Holders. Alternatively, the Selling Holders may from time to time offer the Offered Securities to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Holders or the purchasers of such securities for whom they may act as agents. The Selling Holders and any underwriters, broker/dealers or agents that participate in the distribution of Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

    The Offered Securities may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of the Offered Securities may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Offered Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or in the over-the-counter market or (iv) through the writing of options. At the time a particular offering of the Offered Securities is made, a Prospectus Supplement, if required, will be distributed which will set forth the aggregate amount and type of Offered Securities being offered and the terms of the offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the

Selling Holders and any discounts, commissions or concessions allowed or reallowed or paid to broker/ dealers.

    To comply with the securities laws of certain jurisdictions, if applicable, the Offered Securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the Offered Securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

    The Selling Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of the purchases and sales of any of the Offered Securities by the Selling Holders. The foregoing may affect the marketability of such securities.

    All expenses of the registration of the Offered Securities will be paid by the Company, including, without limitation, Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the Selling Holders will pay all the underwriting discounts and selling commissions, if any. The Selling Holders will be indemnified by the Company against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. The Company will be indemnified by the Selling Holders severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

                                 LEGAL MATTERS

    Certain legal matters will be passed upon for the Company by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, and Ballard Spahr Andrews and Ingersoll, Baltimore, Maryland.

                               GLOSSARY OF TERMS

    Except as otherwise specified or as the context may otherwise require, the following terms used herein shall have the meanings assigned to them below. All terms in the singular shall have the same meanings when used in the plural and vice-versa.

    "AAA" shall mean the American Arbitration Association.

    "ADA" shall mean the Americans with Disabilities Act of 1990, as amended.

    "Affiliate" shall mean (i) any person directly or indirectly owning, controlling, or holding, with power to vote ten percent or more of the outstanding voting securities of such other person, (ii) any person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other person, (iii) any person directly or indirectly controlling, controlled by, or under common control with such other person, (iv) any executive officer, director, trustee or general partner of such other person, and (v) any legal entity for which such person acts as an executive officer, director, trustee or general partner. The term "person" means and includes any natural person, corporation, partnership, association, limited liability company or any other legal entity. An indirect relationship shall include circumstances in which a person's spouse, children, parents, siblings or mothers-, fathers-, sisters- or brothers-in-law is or has been associated with a person.

    "Board of Directors" shall mean the Board of Directors of NSC.

    "Bylaws" shall mean the Bylaws of NSC.

    "Charter" shall mean the Charter of NSC, as may be amended or restated from time to time.

    "Closing" shall mean the closing of the Original Offering.

    "Closing Date" shall mean December 22, 1997, the date of payment for and delivery of the shares of Common Stock issued in the Original Offering.

    "Code" shall mean the Internal Revenue Code of 1986, as amended.

    "Commission" shall mean the Securities and Exchange Commission.

    "Common Stock" shall mean the Common Stock, par value $0.01 per share, of NSC.

    "Company" shall mean NorthStar Capital Investment Corp., a Maryland corporation, together with its subsidiaries, including the Operating Partnership, unless the context indicates otherwise.

    "Company Expenses" shall mean all administrative costs and expenses of the Company and the General Partner.

    "Directors" means the members of NSC's Board of Directors.

    "DOL" shall mean the Department of Labor.

    "Employment Agreement" shall mean the employment agreements of each of Messrs. Hamamoto and Scheetz with NorthStar.

    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

    "Excluded NorthStar Investments" shall mean existing or future investments made by NorthStar and/ or its affiliates in connection with the Existing NorthStar Assets or in connection with any additional investments made by NorthStar or its affiliates during any period of time that the exclusivity provisions of the Management Agreement are not in effect (i.e. during any period of time in which 80% or more of the Total Equity of the Company has been invested). "Excluded NorthStar Investments" shall also include certain investments made by NorthStar or NorthStar Operating LLC to the extent that such investments were permitted by a majority of the Independent Directors.

    "Exempt Organizations" shall mean tax-exempt entities, including, but not limited to, charitable organizations, qualified employee pension and profit sharing trusts and individual retirement accounts.

    "Existing NorthStar Assets" shall mean investments made by the Manager or its affiliates prior to the Closing Date in Presidio Capital Corporation, the Henry Hudson Hotel, 1940 Century Park East, the Ginsberg Portfolio, McAlpin House and Emeritus Corporation.

    "Expiration Date" shall mean June 25, 2000.

    "FIRPTA" shall mean the Foreign Investment in Real Property Tax Act of 1980.

    "Formation Transactions" shall mean transactions relating to the formation of the Company as described in "Offering Summary--Organization and Relationships."

    "Funds From Operations" shall mean net income (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring or sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

    "GAAP" shall mean generally accepted accounting principles applied on a consistent basis.

    "General Partner" shall mean NSC, as the sole general partner of the Operating Partnership.

    "Gross Equity" shall mean the total equity raised by the Company, including, without limitation, the proceeds of this Offering and the proceeds of any subsequent offering of Common Stock or Preferred Stock by NSC, plus the amount of cash or the fair market value of property contributed by partners (other than the General Partner) from time to time, to the capital of the Operating Partnership or any other subsidiary of the Company, less any capital dividends or distributions made by NSC to its stockholders.

    "Guidelines" shall mean guidelines that set forth general parameters for the Company's investments, borrowings and operations which are approved by a majority of the Independent Directors.

    "Independent Director" shall mean a director of NSC who is not an affiliate of the Manager or Messrs. Hamamoto or Scheetz.

    "Initial Limited Partner" shall mean the Manager, as initial limited partner of the Operating Partnership.

    "Initial Purchaser" shall mean NationsBanc Montgomery Securities, Inc., as initial purchaser in connection with the Original Offering.

    "Interested Stockholder" shall mean any holder of more than 10% of any class of outstanding voting shares of the Company.

    "Limited Partners" shall mean the Initial Limited Partner and any additional persons admitted as limited partners of the Operating Partnership.

    "Management Agreement" shall mean an agreement or agreements between the Company and the Manager pursuant to which the Manager will perform various services for the Company.

    "Management Fee" shall mean the management fee paid to the Manager under the Management Agreement.

    "Manager" shall mean NorthStar Capital Partners, LLC.

    "MGCL" shall mean the Maryland General Corporation Law, as amended.

    "NAREIT" shall mean the National Association of Real Estate Investment Trusts, Inc.

    "Net Income" shall mean the income of the Company as reported for federal income tax purposes before distribution of the Manager's incentive return, net operating loss deductions arising from losses in prior periods and the deduction for dividends paid.

    "NewCo" shall mean one or more sister corporations formed by the Operating Partnership to act as a "paper clip" corporation with the Company.

    "NewCo OP" shall mean the operating partnership of NewCo.

    "Non-Competition Clause" shall mean Section 4 of each Employment Agreement.

    "NorthStar" shall mean NorthStar Capital Partners LLC.

    "NorthStar Operating LLC" shall mean the subsidiary of NorthStar that is party to an existing loan agreement with UBS.

    "NSC" shall mean NorthStar Capital Investment Corp.

    "Offering" shall mean the offering of Common Stock hereby.

    "Offering Price" shall mean the $20.00 Price to Investors of the shares of Common Stock offered hereby.

    "Operating Partnership" shall mean NorthStar Partnership, L.P.

    "Operating Partnership Agreement" shall mean the partnership agreement of the Operating Partnership, as amended from time to time.

    "Opinion" shall mean the legal opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the REIT qualification of NSC.

    "Option Effective Date" shall mean the date that is the earlier to occur of
(i) the date that a registration statement filed by NSC under the Securities Act, registering the sale of any common stock of NSC, is declared effective by the Commission and (ii) the first anniversary of the Closing Date.

    "Option Plan" shall mean a plan which provides for options to purchase Common Stock and/or Units.

    "Other Assets" shall mean assets and investments other than Real Estate-Related Assets.

    "Partnership Interests" shall mean interests in limited partnerships, general partnerships, limited liability companies and other "pass through" entities primarily engaged in the business of real estate.

    "Plan" shall mean certain pension, profit-sharing, employee benefit, or retirement plans or individual retirement accounts.

    "Plan Asset Regulations" shall mean regulations of the Department of Labor that define "plan assets."

    "PORTAL Market" shall mean the Private Offering, Resales and Trading through Automated Linkages Market of the National Association of Securities Dealers, Inc.

    "Preferred Stock" shall mean the preferred stock of the Company.

    "Prohibited Owner" shall mean the record holder of the shares of Common Stock or Preferred Stock that are designated as Shares-in-Trust.

    "Purchase Agreement" shall mean the agreement pursuant to which the Initial Purchaser will purchase the Common Stock.

    "Qualifying Interests" shall mean mortgages and other liens on and interests in real estate.

    "Real Estate Companies" shall mean companies primarily engaged in the business of real estate ownership, real estate management, and real estate services and other real estate intensive operating companies.

    "Real Estate-Related Assets" shall mean (i) Real Estate Companies, (ii) Distressed Assets, (iii) Corporate Divestitures, and (iv) Limited Partnerships, and other real estate-related assets.

    "Real Property" shall mean real property owned by the Company.

    "Redemption Rights" shall mean the rights that the Limited Partners (including the Initial Limited Partner) will have pursuant to the Operating Partnership Agreement to cause the Operating Partnership to redeem all or a portion of their Units for Common Stock on a one-for-one basis or, at the option of the Company, an equivalent amount of cash.

    "Registration Rights Agreement" shall mean the agreement pursuant to which the Company agreed to file this Registration Statement.

    "REIT" shall mean real estate investment trust, as defined in section 856 of the Code.

    "Related Party Tenant" shall mean a tenant of NSC or the Operating Partnership in which NSC owns 10% or more of the ownership interests, taking into account both direct ownership and constructive ownership.

    "Rent" shall mean rent received by the Company from tenants of Real
Property.

    "Rule 144" shall mean the rule promulgated under the Securities Act that permits holders of restricted securities as well as affiliates of an issuer of the securities, pursuant to certain conditions and subject to certain restrictions, to sell their securities publicly without registration under the Securities Act.

    "Securities Act" shall mean the Securities Act of 1933, as amended.

    "Service" shall mean the Internal Revenue Service.

    "Shares-in-Trust" shall mean shares of Common Stock or Preferred Stock the purported transfer of which would result in a violation of the Ownership Limitation, result in the stock of NSC being held by fewer than 100 persons, result in NSC being "closely held," or cause NSC to own 10% or more of the ownership interests in a tenant of the Company's Real Property.

    "Shelf Registration Statement" shall mean this Registration Statement.

    "Sister Corp." shall mean, collectively, NewCo and NewCo OP.

    "Total Equity" shall mean the sum of (i) total equity raised by the Company, including, without limitation, the net proceeds of this Offering and the net proceeds of any subsequent offering of Common Stock or Preferred Stock by NSC, plus (ii) a notional amount equal to debt on the amount of such total equity, assuming a fifty percent (50%) leverage ratio.

    "Transfer Agent" shall mean American Stock Transfer & Trust Company.

    "Transferee Letter" shall mean a letter substantially in the form of Annex I attached hereto.

    "Treasury Regulations" shall mean the income tax regulations promulgated under the Code.

    "Trust" shall mean a trust created in the event of an impermissible transfer of shares of Common Stock.

    "UBS" shall mean UBS Mortgage Finance Inc.

    "UBS Agreement" shall mean the agreement, dated as of June 25, 1997 among NorthStar, UBS and Messrs. Hamamoto and Scheetz.

    "UBTI" shall mean unrelated business taxable income.

    "Underutilized Assets" shall mean under-utilized or poorly capitalized assets.

    "Units" shall mean units of limited partnership interest in the Operating Partnership.

                  INDEX TO FINANCIAL STATEMENTS AND SCHEDULES

                                                                                                               PAGE
                                                                                                             ---------
NORTHSTAR CAPITAL INVESTMENT CORP. UNAUDITED PRO FORMA FINANCIAL INFORMATION
  NorthStar Capital Investment Corp. Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1997
    (unaudited)............................................................................................        F-2
  Notes to Pro Forma Condensed Consolidated Balance Sheet (unaudited)......................................        F-4
  NorthStar Capital Investment Corp. Pro Forma Condensed Consolidated Statement of Operations for the Year
    Ended December 31, 1997 (unaudited)....................................................................        F-6
  Notes to Pro Forma Condensed Consolidated Statement of Operations (unaudited)............................        F-8

NORTHSTAR CAPITAL INVESTMENT CORP.
  Independent Auditor's Report.............................................................................       F-12
  Consolidated Balance Sheet as of December 31, 1997.......................................................       F-13
  Consolidated Statement of Operations From November 25, 1997 (date of inception) to December 31, 1997.....       F-14
  Consolidated Statement of Stockholders' Equity From November 25, 1997 (date of inception) to December 31,
    1997...................................................................................................       F-15
  Consolidated Statement of Cash Flows From November 25, 1997 (date of inception) to December 31, 1997.....       F-16
  Notes to Consolidated Financial Statements...............................................................       F-17

NORTHSTAR HOSPITALITY LLC
  Independent Auditor's Report.............................................................................       F-24
  Balance Sheet as of February 2, 1998.....................................................................       F-25
  Notes to Combined Financial Statements...................................................................       F-26

BUSINESS TO BE ACQUIRED BY NORTHSTAR HOSPITALITY LLC
  Independent Auditor's Report.............................................................................       F-28
  Combined Balance Sheets as of December 31, 1997 and 1996.................................................       F-29
  Combined Statements of Operations for the Years Ended December 31, 1997, 1996 and 1995...................       F-30
  Combined Statements of Changes in Owners' Equity for the Years Ended December 31, 1997, 1996 and 1995....       F-31
  Combined Statements of Cash Flows for the Years Ended December 31, 1997, 1996 and 1995...................       F-32
  Notes to Combined Financial Statements...................................................................       F-34

FRANK KING ASSOCIATES, L.P.
  Independent Auditors Report..............................................................................       F-45
  Balance Sheets as of December 31, 1997 and 1996..........................................................       F-46
  Statement of Operations for the Years Ended December 31, 1997, 1996 and 1995.............................       F-47
  Statement of Changes in Partners' Equity (Deficit) for the Years Ended December 31, 1997, 1996 and
    1995...................................................................................................       F-48
  Statements of Cash Flows for the Years Ended December 31, 1997, 1996 and 1995............................       F-49
  Notes to Financial Statements............................................................................       F-50

PROPERTIES ACQUIRED -- NEW YORK
  Independent Auditor's Report.............................................................................       F-54
  Combined Statement of Excess of Revenues Over Specific Operating Expenses for the Year Ended December 31,
    1997...................................................................................................       F-55
  Notes to Combined Statement of Excess of Revenues Over Specific Operating Expenses for the Year Ended
    December 31, 1997......................................................................................       F-56

                       NORTHSTAR CAPITAL INVESTMENT CORP.

                 PRO FORMA CONSENSED CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1997

                                  (UNAUDITED)
                                (000'S OMITTED)

    This unaudited Pro Forma Condensed Consolidated Balance Sheet assumes (i) REIT qualification, (ii) acquisition of the New York Operating Properties, as defined, (iii) acquisition of a development property, (iv) formation and investment in joint ventures, including the formation of NorthStar Hospitality and completion of the "Roll Up Transaction" as described under "Acquisitions and Investments -- Ian Schrager Hotels", the acquisition of an interest in Frank King Associates, L.P. and other joint ventures, (v) Purchase of marketable and non-marketable equity securities and other assets and (vi) the issuance of shares pursuant to the Initial Purchaser's over-allotment option, (collectively, "Pro Forma Adjustments"). Pro forma financial results are not necessarily indicative of what the actual financial position of the Company would have been as of December 31, 1997, nor does it purport to represent the future financial position. Pro forma information should be read in conjunction with all of the financial statements and notes thereto and with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus. Capitalized terms not defined herein are used as defined in the Prospectus of which these financial statements are a part.

                       NORTHSTAR CAPITAL INVESTMENT CORP.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1997
                                  (UNAUDITED)
                                (000'S OMITTED)

                                                                              PRO FORMA ADJUSTMENTS
                                                                            -------------------------
                                                                              PURCHASE       OTHER
                                                                HISTORICAL  TRANSACTIONS  ADJUSTMENTS
                                                                 (NOTE 1)     (NOTE 2)     (NOTE 3)     PRO FORMA
                                                                ----------  ------------  -----------  -----------
ASSETS
Real Estate:
  Operating properties........................................  $   --       $   88,655    $  --        $  88,655
  Development property........................................      --            7,077       --            7,077
  Investment in joint ventures................................      --          129,965       --          129,965
                                                                ----------  ------------  -----------  -----------
    Total real estate.........................................      --          225,697       --          225,697
Cash and cash equivalents.....................................     271,874     (215,047)     (10,790)      46,037
Receivables and other assets..................................      --           --           40,696(a)     40,696
                                                                ----------  ------------  -----------  -----------
    Total assets..............................................  $  271,874   $   10,650    $  29,906    $ 312,430
                                                                ----------  ------------  -----------  -----------
                                                                ----------  ------------  -----------  -----------

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Capital lease obligation....................................  $   --       $   10,200    $  --        $  10,200
  Accounts payable and accrued expenses.......................         595       --              250(b)        845
                                                                ----------  ------------  -----------  -----------
    Total liabilities.........................................         595       10,200          250       11,045
Minority interest.............................................      26,789          450       --           27,239
Stockholders' Equity..........................................     244,490       --           29,656(b)    274,146
                                                                ----------  ------------  -----------  -----------
    Total liabilities and partners' capital...................  $  271,874   $   10,650    $  29,906    $ 312,430
                                                                ----------  ------------  -----------  -----------
                                                                ----------  ------------  -----------  -----------

   The accompanying notes are an integral part of the pro forma consolidated balance sheet.

                       NORTHSTAR CAPITAL INVESTMENT CORP.
                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1997
                                  (UNAUDITED)
                                (000's OMITTED)

Note (1) Reflects the historical financial position of NorthStar Capital
         Investment Corp. as of December 31, 1997.

Note (2) The following is a summary of the Pro Forma adjustments related to purchase transactions as if they occurred on December 31, 1997.

                                              NEW YORK    FRANK KING       NORTHSTAR        OTHER
                                             PROPERTIES  ASSOCIATES LP  HOSPITALITY LLC  ADJUSTMENTS
                                                (A)           (B)             (C)            (D)         TOTAL
                                             ----------  -------------  ---------------  -----------  -----------
ASSETS
Real Estate:
  Operating properties.....................  $   80,741    $  --         $    --          $   7,914(i) $    88,655
  Development property.....................      --           --              --              7,077(ii)       7,077
  Investment in joint ventures.............      --            7,905           110,827       11,233( ii)     129,965
                                             ----------  -------------  ---------------  -----------  -----------
    Total real estate......................      80,741        7,905           110,827       26,224       225,697

Cash and cash equivalents..................     (70,541)      (7,905)         (110,827)     (25,774)  $  (215,047)
                                             ----------  -------------  ---------------  -----------  -----------
    Total assets...........................  $   10,200    $  --         $    --          $     450   $    10,650
                                             ----------  -------------  ---------------  -----------  -----------
                                             ----------  -------------  ---------------  -----------  -----------

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Capital lease obligation.................  $   10,200    $  --         $    --          $  --       $    10,200
                                             ----------  -------------  ---------------  -----------  -----------
    Total liabilities......................      10,200       --              --             --            10,200
Minority interest..........................      --           --              --                450(b)         450
Stockholders' Equity.......................      --           --              --             --           --
                                             ----------  -------------  ---------------  -----------  -----------
    Total liabilities and stockholders'
      equity...............................  $   10,200    $  --         $    --          $     450   $    10,650
                                             ----------  -------------  ---------------  -----------  -----------
                                             ----------  -------------  ---------------  -----------  -----------

------------------------

(A) Reflects the effective acquisition of two New York office buildings for $80.7 million through a structured capital lease transaction. The effective cost of the acquisition is comprised of $70.5 million advanced at closing and the present value of future minimum lease payments of $10.2 million.

(B) Reflects the acquisition of a 50.5% interest in Frank King Associates L.P., a partnership which owns a retail shopping center and parking garage in Boston, for $7.9 million

(C) Reflects contributions made by the company in exchange for a 37.1% interest in NorthStar Hospitality LLC, which in turn, owns 84% of Ian Schrager Hotels LLC.

                       NORTHSTAR CAPITAL INVESTMENT CORP.
           NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET (CONTINUED)
                               DECEMBER 31, 1997
                                  (UNAUDITED)
                                (000'S OMITTED)

(D) These adjustments are to reflect the following transactions as if they occurred as of December 31, 1997:

    (i) The Company's purchase of operating properties as follows:

Condominium located in New York.............................  $     127
Two golf courses............................................      7,787
                                                              ---------
                                                              $   7,914
                                                              ---------
                                                              ---------

       The condominium is located in New York and the Company plans to lease it for residential use. The two Golf courses are located in a suburb of Houston, Texas. The golf courses, which were previously held for private use, are expected to be leased to a management company and operated as a "pay for play" facility.

    (ii) The Company's purchase of development property consists of an effective 93% interest in a development company that purchased a parcel of land which it plans to develop. The cost of the Company's interest was approximately $6.6 million and the related minority interest in the venture amounts to $450.

    (iii) The Company's investment in joint ventures is as follows:

Purchase of a Limited Partnership Interest.........................  $  10,000
Purchase of a Brokerage joint venture..............................      1,233
                                                                     ---------
                                                                     $  11,233
                                                                     ---------
                                                                     ---------

       The Company invested in a Limited Partnership whose principal asset is common stock of a French hospitality company traded on Paris (France) stock exchange. The Company purchased an 85% non-controlling interest in a residential brokerage company that it plans to operate. The cost of such interest was $1.2 million.

Note (3) (a) The adjustment to receivables and other assets is comprised of the following:

(1) Purchase of marketable and non-marketable equity securities....  $  35,196
(2) Deposits on potential acquisitions.............................      5,500
                                                                     ---------
                                                                     $  40,696
                                                                     ---------
                                                                     ---------

       (1) The common stocks purchased are in 3 public U.S. companies. Of the total amount, $4.9 million is invested in restricted securities which, upon request by the Company, must be registered by the issuer.

       (2) Reflects refundable deposits on certain transactions the Company is exploring.

Note (3) (b) The adjustment to stockholders' equity and accounts payable and accrued expenses is to reflect the exercise of the over allotment option for the issuance of 1,603,568 shares of common stock in January 1998 and the related unpaid issuance costs, as if it occurred on December 31, 1997.

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                  (UNAUDITED)

                                (000'S OMITTED)

    This unaudited Pro Forma Condensed Consolidated Statement of Income assumes
(i) REIT qualification, (ii) acquisition of the New York Operating Properties, as defined, (iii) acquisition of a development property, (iv) formation and investment in joint ventures, including the formation of NorthStar Hospitality and completion of the "Roll Up Transaction" as described under "Acquisitions and Investments -- Ian Schrager Hotels", the acquisition of an interest in Frank King Associates, L.P., and other joint ventures, (v) purchase of marketable and non-marketable equity securities and other assets and (vi) the issuance of shares pursuant to the Initial Purchaser's over-allotment option (collectively, "Pro Forma Adjustments") as of the beginning of the period presented for the operating data. The pro forma financial results are not necessarily indicative of what the actual results of operations and cash flows of the Company would have been as of and for the period indicated, nor does it purport to represent the future results of operations and cash flows. Pro forma information should be read in conjunction with all of the Financial Statements and notes thereto and with "Management's Discussions and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus. Capitalized terms not defined herein are used as defined in the Prospectus of which these financial statements are a part.

                       NORTHSTAR CAPITAL INVESTMENT CORP.

                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                  (UNAUDITED)
                   (000'S OMITTED, EXCEPT FOR PER SHARE DATA)

                                                                             PRO FORMA ADJUSTMENTS
                                                                            ------------------------
                                                                            ACQUISITION     OTHER
                                                               HISTORICAL   PROPERTIES   ADJUSTMENTS  CONSOLIDATED
                                                                (NOTE A)     (NOTE B)     (NOTE C)      PRO FORMA
                                                               -----------  -----------  -----------  -------------
REVENUES:
  Rental revenue.............................................   $  --        $  10,275    $  --       $      10,275
  Equity in earnings of joint ventures before extraordinary
    item.....................................................      --            5,083       --               5,083
  Investment income..........................................         387       --           --                 387
  Other revenues.............................................      --                8       --                   8
                                                                    -----   -----------  -----------  -------------
    Total revenues...........................................         387       15,366       --              15,753

EXPENSES:
  Property operating.........................................      --            6,050       --               6,050
  General and administrative.................................         140       --           --                 140
  Depreciation and amortization..............................      --            2,358       --               2,358
  Management fees............................................         205          357        7,295           7,857
  Interest expense...........................................      --              816       --                 816
                                                                    -----   -----------  -----------  -------------
    Total expenses...........................................         345        9,581        7,295          17,221
                                                                    -----   -----------  -----------  -------------
Income (loss) before minority interests......................          42        5,785       (7,295)         (1,468)
  Minority interests.........................................          (4)        (515)         648             129
                                                                    -----   -----------  -----------  -------------
Net income (loss)............................................   $      38    $   5,270    $  (6,647)  $      (1,339)
                                                                    -----   -----------  -----------  -------------
                                                                    -----   -----------  -----------  -------------
Pro forma net (loss) per share...............................                                         $        (.09)
                                                                                                      -------------
                                                                                                      -------------
Weighted average number of common shares outstanding.........                                            14,704,568
                                                                                                      -------------
                                                                                                      -------------

   The accompanying notes are an integral part of the Pro Forma Consolidated
                              Statement of Income.

                       NORTHSTAR CAPITAL INVESTMENT CORP.

              NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                (000'S OMITTED)

Note A: Reflects the historical operations of NorthStar Capital Investment Corp.
        for the period from November 25, 1997 (date of inception) through December 31, 1997.

Note B: The pro forma consolidated statement of income reflects the operations of the New York Properties, the investment in Frank King Associates L.P., the investment in Northstar Hospitality LLC and the investment in a brokerage joint venture as if they had been acquired on January 1, 1997 and the pro forma adjustments related to each property or business.

                                   NEW YORK        FRANK KING         NORTHSTAR
                                  PROPERTIES     ASSOCIATES LP     HOSPITALITY LLC     BROKERAGE JOINT
                                      (1)             (2)                (3)             VENTURE (4)       TOTAL
                                 -------------  ----------------  ------------------  -----------------  ---------
REVENUES:
  Rental revenue...............    $  10,275       $   --             $   --              $  --          $  10,275
  Equity in earnings of joint
    ventures before
    extraordinary item.........       --                  179              4,820                 84          5,083
  Other revenues...............            8           --                 --                 --                  8
                                 -------------        -------            -------              -----      ---------
      Total revenues...........       10,283              179              4,820                 84         15,366

EXPENSES:
  Property operating...........        6,050           --                 --                 --              6,050
  Depreciation and
    amortization...............        1,938              360             --                     60          2,358
  Management fees..............          357           --                 --                 --                357
  Interest expense.............          816           --                 --                 --                816
                                 -------------        -------            -------              -----      ---------
      Total expenses...........        9,161              360             --                     60          9,581
                                 -------------        -------            -------              -----      ---------
      Operating income
        (loss).................    $   1,122       $     (181)        $    4,820          $      24      $   5,785
                                 -------------        -------            -------              -----      ---------
                                 -------------        -------            -------              -----      ---------

(1) Adjustments to reflect acquisition of the New York Properties is as follows:

                                              RENTAL       OTHER      PROPERTY                     DEPRECIATION AND   INTEREST
                                              REVENUE    REVENUES     OPERATING   MANAGEMENT FEES    AMORTIZATION      EXPENSE
                                             ---------  -----------  -----------  ---------------  -----------------  ---------
           Historical operating results....  $  10,215   $       8    $   6,050      $     122         $  --          $  --
B-1a       Straight line rental income.....         60      --           --             --                --             --
           Interest on capital lease
B-1b       debt............................     --          --           --             --                --                816
B-1c       Management fees.................     --          --           --                235            --             --
B-1d       Depreciation....................     --          --           --             --                 1,938         --
                                             ---------         ---   -----------         -----            ------      ---------
                                             $  10,275   $       8    $   6,050      $     357         $   1,938      $     816
                                             ---------         ---   -----------         -----            ------      ---------
                                             ---------         ---   -----------         -----            ------      ---------

Note B-1a: Adjustment to reflect to straight line rent based on the acquisition of the properties on January 1, 1997.

Note B-1b: Adjustment to reflect additional interest expense related to a $10.2 million capital lease obligation at 8% interest.

Note B-1c: Reflects management fees to be paid to third party manager based upon a new contract.

                       NORTHSTAR CAPITAL INVESTMENT CORP.

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                (000'S OMITTED)

Note B-1d: To reflect depreciation of buildings over their estimates useful lives of 30 years, as follows:

Capital Lease Property Carrying Value..............................  $  80,200
    Less Portion Allocable to Land.................................     22,055
                                                                     ---------
    Depreciable Basis..............................................     58,145
        Estimated Useful Life......................................    30 Yrs.
                                                                     ---------
Annual Depreciation................................................  $   1,938
                                                                     ---------
                                                                     ---------

(2) Adjustments to reflect the acquisition of the Frank King Associates L.P., Ian Schrager Hotels LLC through NorthStar Hospitality and the Brokerage joint venture are as follows:

                                                                                       DEPRECIATION
                                                                           EQUITY IN        AND
                                                                            INCOME     AMORTIZATION
                                                                           ---------  ---------------
(2)        Frank King Associates L.P. ...................................  $     179     $     360
(3)        Ian Schrager Hotels LLC.......................................      4,820        --
(4)        Brokerage Joint Venture.......................................         84            60
                                                                           ---------         -----
                                                                           $   5,083     $     420
                                                                           ---------         -----
                                                                           ---------         -----

Note 2: Adjustment to reflect the historical operations of Frank King Associates as follows:

Frank King Associates L.P. net income for the year ended December 31, 1997....  $     355
                                                                                ---------
Company's allocable share of net income.......................................  $     179
                                                                                ---------
                                                                                ---------
Company's allocable share of the net income of Frank King Associates L.P. per the Frank
King Associates L.P. Partnership Agreement is 50.5%

Adjustment to amortize difference between outside and inside basis as follows:

Company's investment in Frank King Associates L.P. ................  $   7,905
Company's allocable share of partners deficit as of January 1,
  1997.............................................................     (2,899)
                                                                     ---------
Inside vs. Outside Basis Difference................................  $  10,804
                                                                     ---------
                                                                     ---------
Annual Amortization of Difference Over Life of Property (30
  Years)...........................................................  $     360
                                                                     ---------
                                                                     ---------

Note 3: The following is the pro forma adjustment to equity in net income of unconsolidated joint ventures related to the Company's acquisition of an interest in NorthStar Hospitality LLC and in turn the businesses acquired by NorthStar Hospitality LLC, as if all such acquisitions occurred on January 1, 1997.

NorthStar Hospitality pro forma income before extraordinary
  item..........................................................  $  12,993(i)
Company's proportionate share...................................       37.1%
                                                                  ---------
Company's proportionate share of Pro Forma income...............  $   4,820
                                                                  ---------
                                                                  ---------

                       NORTHSTAR CAPITAL INVESTMENT CORP.

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                (000'S OMITTED)

Note (i) The following is a summary of NorthStar Hospitality LLC pro forma income:

                                                BUSINESSES
                                              TO BE ACQUIRED     PRO FORMA      PRO FORMA
                                                HISTORICAL      ADJUSTMENTS      COMBINED
                                             ----------------  --------------  ------------

                                                   (A)                             (f)
REVENUES:
  Rooms....................................  $         45,853        --        $     45,853
  Other revenues...........................            18,034        --              18,034
  Equity in earnings of unconsolidated
    subsidiary.............................             2,891            (838 (g)        2,053
                                             ----------------  --------------  ------------
    Total revenues.........................            66,778            (838)       65,940
                                             ----------------  --------------  ------------

EXPENSES:
Rooms......................................            11,885        --              11,885
  Hotel operating..........................            13,893        --              13,893
  General and administrative...............             4,908             250(b)        5,158
  Other....................................             6,817        --               6,817
                                             ----------------  --------------  ------------
    Total expenses.........................            37,503             250        37,753
                                             ----------------  --------------  ------------
    Operating income.......................            29,275          (1,088)       28,187

OTHER EXPENSES:
  Depreciation and amortization............             3,421           4,884(c)        8,305
  Interest.................................             7,824            (935 (d)        6,889
  Other....................................         --               --             --
                                             ----------------  --------------  ------------
    Net Income before minority interest and
      extraordinary item...................            18,030          (5,037)       12,993
Minority interest..........................         --               --      (e)      --
                                             ----------------  --------------  ------------
    Net Income before extraordinary item...            18,030          (5,037)       12,993
Extraordinary item.........................              (776)       --                (776)
                                             ----------------  --------------  ------------
    Net income.............................  $         18,806  $       (5,037) $     13,769
                                             ----------------  --------------  ------------
                                             ----------------  --------------  ------------

(a) Reflects the historical combined results of operations of the Businesses to be acquired by NorthStar Hospitality LLC.

(b) Reflects occupancy cost for new corporate offices of the management company.

(c) Adjustment to depreciation and amortization to reflect increased carrying amount of assets due to purchase price adjustments as a result of the Roll Up transaction.

(d) Reflects elimination of interest on debt to related parties of the Mondrian hotel which was repaid as part of the Roll Up transaction.

(e) The minority interest of Ian Schrager Hotels LLC has not been allocated a portion of Ian Schrager Hotels LLC's net income because of preferences due to NorthStar Hospitality LLC.

                       NORTHSTAR CAPITAL INVESTMENT CORP.

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                (000'S OMITTED)

(f) Reflects pro forma results of operations of NorthStar Hospitality LLC for the year ended December 31, 1997, as if the Roll up transaction had occurred as of January 1, 1997.

(g) Reflects an adjustment to equity in earnings of Royalton LLC for the additional amortization on the difference between the carrying amount of ISH's investment account, as adjusted to reflect the Roll up transaction, and its capital account as reflected by Royalton LLC

Historical investment in unconsolidated subsidiary at January 1,
  1997...............................................................             $   4,476
Pro forma carrying amount of investment..............................                38,000
                                                                                  ---------
Pro forma purchase price step up.....................................                33,524
        Depreciable life.............................................              40 years
                                                                                  ---------
Annual amortization of difference....................................             $     838

    Note 4: Adjustments to reflect the historical operations of the Brokerage joint venture are as follows:

Brokerage joint venture net income...........................             $      99
                                                                          ---------
Company's allocable share of net income......................             $      84
                                                                          ---------
                                                                          ---------

           The Company's allocable share of net income of the Brokerage joint venture is 85%.

Purchase price in excess of identifiable assets..............             $   1,200
Amortization period..........................................              20 years
                                                                          ---------
Annual amortization..........................................             $      60
                                                                          ---------
                                                                          ---------

Note C: Reflects adjustment to reflect the Management fee arrangement with the Manager and the related effect on the minority interest.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of NorthStar Capital Investment Corp.:

We have audited the accompanying consolidated balance sheet of NorthStar Capital Investment Corp. (a Maryland Corporation) and subsidiaries as of December 31, 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for the period from November 25,1997 (inception) through December 31, 1997. These financial statements are the responsibility of NSC's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NorthStar Capital Investment Corp. and subsidiaries as of December 31, 1997, and the results of their operations and their cash flows for the period from November 25,1997 (inception) through December 31, 1997, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

New York, New York
March 1, 1998

                       NORTHSTAR CAPITAL INVESTMENT CORP.

                           CONSOLIDATED BALANCE SHEET

                            AS OF DECEMBER 31, 1997

                                          ASSETS:

Cash and cash equivalents.....................................................  $271,874,391
                                                                                -----------
      Total assets............................................................  $271,874,391
                                                                                -----------
                                                                                -----------

                           LIABILITIES AND STOCKHOLDERS' EQUITY:
Liabilities:
  Accounts payable and accrued expenses.......................................  $   390,000
  Management fees payable to related party....................................      205,479
                                                                                -----------
      Total liabilities.......................................................      595,479
                                                                                -----------
Minority interest in consolidated partnership.................................   26,789,116
                                                                                -----------

Stockholders' Equity:
  Common stock; $.01 par value, 500,000,000 shares authorized, 13,101,000
    shares issued and outstanding.............................................      131,010
  Preferred stock; $.01 par value, 100,000,000 shares authorized, none issued
    and outstanding...........................................................      --
  Additional paid-in capital..................................................  244,321,242
  Retained earnings...........................................................       37,544
                                                                                -----------
      Total stockholders' equity..............................................  244,489,796
                                                                                -----------
      Total liabilities and stockholders' equity..............................  $271,874,391
                                                                                -----------
                                                                                -----------

    The accompanying notes are an integral part of this financial statement.

                       NORTHSTAR CAPITAL INVESTMENT CORP.

                      CONSOLIDATED STATEMENT OF OPERATIONS

     FOR THE PERIOD FROM NOVEMBER 25, 1997 (INCEPTION) TO DECEMBER 31, 1997

REVENUES:
  Interest income................................................................  $ 387,139
                                                                                   ---------
    Total revenues...............................................................    387,139
                                                                                   ---------
EXPENSES:
  Management fees (Note 3).......................................................    205,479
  General and administrative.....................................................    140,000
                                                                                   ---------
    Total expenses...............................................................    345,479
                                                                                   ---------
    Income before minority interest..............................................     41,660
  Minority interest in consolidated partnership..................................     (4,116)
                                                                                   ---------
    NET INCOME...................................................................  $  37,544
                                                                                   ---------
                                                                                   ---------
NET INCOME PER COMMON SHARE......................................................  $   0.011
                                                                                   ---------
                                                                                   ---------
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING.............................  3,541,540
                                                                                   ---------
                                                                                   ---------

    The accompanying notes are an integral part of this financial statement.

                       NORTHSTAR CAPITAL INVESTMENT CORP.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

     FOR THE PERIOD FROM NOVEMBER 25, 1997 (INCEPTION) TO DECEMBER 31, 1997

                                              NUMBER OF      COMMON       PAID-IN      RETAINED
                                               SHARES        STOCK        CAPITAL      EARNINGS       TOTAL
                                            -------------  ----------  --------------  ---------  --------------
Issuance of Common Stock, net.............     13,101,000  $  131,010  $  244,321,242  $  --      $  244,452,252
Net Income................................       --            --            --           37,544          37,544
                                            -------------  ----------  --------------  ---------  --------------
BALANCE, DECEMBER 31, 1997................  $  13,101,000  $  131,010  $  244,321,242  $  37,544  $  244,489,796
                                            -------------  ----------  --------------  ---------  --------------
                                            -------------  ----------  --------------  ---------  --------------

    The accompanying notes are an integral part of this financial statement.

                       NORTHSTAR CAPITAL INVESTMENT CORP.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

     FOR THE PERIOD FROM NOVEMBER 25, 1997 (INCEPTION) TO DECEMBER 31, 1997

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..................................................................  $    37,544
  Adjustments to reconcile net income to net cash provided by operating activities:
    Increase in accounts payable and accrued expenses.........................      140,000
    Increase in management fees payable to related party......................      205,479
    Increase in minority interest in consolidated partnership.................        4,116
                                                                                -----------
      Net cash provided by operating activities...............................      387,139
                                                                                -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from issuance of common stock, net.................................  244,452,252
  Increase in accrued costs for issuance of common stock......................      250,000
  Proceeds from sale of limited partnership units.............................   26,785,000
                                                                                -----------
      Net cash provided by financing activities...............................  271,487,252
                                                                                -----------
  Net increase in cash and cash equivalents...................................  271,874,391
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD................................      --
                                                                                -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD......................................  $271,874,391
                                                                                -----------
                                                                                -----------

    The accompanying notes are an integral part of this financial statement.

                       NORTHSTAR CAPITAL INVESTMENT CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

NOTE 1 -- ORGANIZATION AND PURPOSE

FORMATION AND CAPITALIZATION

    NorthStar Capital Investment Corp. ("NSC") was incorporated in Maryland on November 25, 1997 and was initially capitalized through the sale of 1,000 shares of Common Stock for $20,000. NSC will primarily seek to acquire investments in
(i) Real Estate Companies, (ii) Distressed Assets, (iii) Corporate Divestitures, and (iv) Partnership Interests and may also invest in other assets.

    In December 1997, NSC increased the number of its authorized shares to 500,000,000 of Common Stock (the "Common Stock") and 100,000,000 Preferred Shares. On December 22, 1997 (the "Effective Date"), NSC completed a private offering for the sale of 13,100,000 shares of Common Stock (the "Offering"), subject to an over-allotment option granted to the Initial Purchaser. The proceeds of the Offering, net of expenses, were $244,432,252. In January 1998, the Initial Purchaser exercised its over-allotment option and purchased an additional 1,603,568 shares of Common Stock (Note 7). Subsequent to the Offering, the Initial Purchaser was obligated to sell the Common Shares to qualified institutional buyers as required by Rule 144A of the Securities Act.

OPERATING PARTNERSHIP

    In connection with the Offering, NSC formed NorthStar Partnership L. P. (the "Operating Partnership"). NSC and the Operating Partnership are collectively referred to as the "Company". NSC contributed the net proceeds of the Offering to the Operating Partnership for a 90.1% interest. NSC is the sole General Partner of the Operating Partnership. NorthStar Capital Partners LLC (the "Manager" or the "Special Limited Partner") and several other investors contributed cash to the Operating Partnership in exchange for a 3.7% Special Limited Partner interest and a 6.2% Limited Partner interest, respectively (collectively, the "L.P. Units"). Such limited partner interests are presented as minority interest in the accompanying consolidated financial statements. The term of the Operating Partnership commenced on December 16, 1997 and shall continue until December 31, 2097 or until such time as a Liquidating Event, as defined, has occurred.

    The Partnership Agreement (the "Agreement") provides for, among other things, the distribution of Available Cash, as defined, the allocation of profit and loss, redemption rights of certain limited partners and distributions upon liquidation as follows:

    DISTRIBUTION OF AVAILABLE CASH

    Available Cash shall be distributed on a quarterly basis, first, to the Special Limited Partner in an amount equal to the cumulative unpaid Special Limited Partner Preferred Distributions, as defined below (the "SLP Promote"); second, with respect to any other Partnership Interests which may be entitled to any preference in distribution, pro rata in accordance with the rights of such class(es) of Partnership Interests; as defined, and, third, prorata in proportion to the respective Partnership Interests of each Partner. The General Partner shall administer the Partnership's distribution policy in a manner consistent with the General Partner's qualification as a real estate investment trust and its objective to satisfy the requirements for qualification as a real estate investment trust and to avoid incurring federal income or excise tax liability.

    The SLP Promote is a preferred distribution equal to 25% of the amount by which Funds From Operations, as defined, plus certain gains (losses) on refinancings or sales of NSC's investments exceed a

                       NORTHSTAR CAPITAL INVESTMENT CORP.

                               DECEMBER 31, 1997

NOTE 1 -- ORGANIZATION AND PURPOSE (CONTINUED)
10% return on the weighted average Equity Invested, as defined, in NSC. Upon any termination of the management agreement described below, the General Partner shall be entitled to receive the SLP Promote based upon its then fair market value.

    ALLOCATION OF PROFIT AND LOSS

    Net income is to be allocated first, to the Special Limited Partner in an amount equal to the SLP Promote; second, with respect to any other Partnership Interests which may be entitled to any preference in distribution, pro rata in accordance with the rights of such class(es) of Partnership Interests; and, third, pro rata in proportion to the respective Partnership Interests of each Partner.

    REDEMPTION RIGHTS

    After the first anniversary of the Effective Date, a Qualifying Partner, as defined, shall have the right to require the Operating Partnership to redeem for NSC Stock or, at the option of the General Partner, for cash, all or a portion of the L.P. Units held by such Limited Partner. A Qualifying Partner generally includes the Special Limited Partner, other initial Limited Partners and certain Permitted Transferees, as defined. Furthermore, certain Limited Partners shall have no right to effect a redemption prior to the expiration of a period ending 10 years after the Effective Date, except in certain specific circumstances, including a Triggering Event, as defined.

    DISTRIBUTIONS UPON LIQUIDATION, DISSOLUTION AND TERMINATION

    Upon liquidation, dissolution and termination, distributions of net assets shall be made first, to the Special Limited Partner in an amount equal to the SLP Promote; second, with respect to any other Partnership Interests that are entitled to any preference in distribution, pro rata in accordance with the rights of such class(es) of Partnership Interests; and third, prorata in proportion to the respective Partnership Interests of each Partner.

MANAGEMENT AGREEMENT

    NSC will be managed by NorthStar Capital Partners LLC under a management agreement (the "Management Agreement") for an initial term of three years, subject to certain termination rights. The Management Agreement provides for, among other things, use of the Investment Guidelines, as defined, in determining appropriate investments, the duties of the Manager, the rights of an affiliate of the Manager to co-invest in certain investment opportunities and the compensation of the Manager (Note 3).

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

    The accompanying consolidated financial statements are prepared in accordance with generally accepted accounting principles and include the accounts of NSC and its majority-owned subsidiary NorthStar Partnership L.P. NSC consolidates all wholly-owned subsidiaries and those majority-owned subsidiaries in which it can exercise significant control. Investor entities over which NSC can exercise significant influence, but does not control, are accounted for on the equity method. All significant intercompany transactions and balances have been eliminated in consolidation.

                       NORTHSTAR CAPITAL INVESTMENT CORP.

                               DECEMBER 31, 1997

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
USE OF ESTIMATES

    The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

FEDERAL INCOME TAXES

    During 1997, NSC had limited operations and, as a result, expects to report an immaterial amount of taxable income. In addition, NSC has not yet elected to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code for the taxable year ended December 31, 1997. However, NSC does expect to make an election to be taxed as a real estate investment trust under the Internal Revenue Code in the future. As a result of such election, NSC will not be subject to federal income taxation in such taxable years that NSC distributes its predistribution taxable income.

    In connection with its formation, NSC has indicated that it intends to acquire and operate businesses, which are not consistent with its qualification as a REIT. Transactions that give rise to assets and income that are inconsistent with NSC's qualification as a REIT are expected to be structured in such a way as to meet the standards for REIT qualification. Any residual assets or activities which remain inconsistent with NSC's qualification as a REIT are expected to be transferred to a Sister Corporation, which is expected to be subject to regular federal, state and local taxation (Note 5).

REVENUE RECOGNITION

    Revenues are recognized when earned and the amounts can be reasonably estimated on the accrual basis of accounting.

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents consist of cash in banks and investments in money market fund accounts offered by a major financial institution. The amounts on deposit with these financial institutions exceed insured limits.

    NSC considers all highly liquid short-term investments purchased with a maturity of 90 days or less to be cash equivalents.

STOCK OPTIONS

    NSC accounts for stock options granted to non-employees in accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation". Accordingly, the fair value of the options NSC is obligated to grant to the Manager (Note 4) will be provided for when all contingencies associated with granting the Options are satisfied. As such options are issued as compensation to the Manager for its efforts in raising capital for the Company, the value of options granted will be recorded as a reduction of capital proceeds received.

                       NORTHSTAR CAPITAL INVESTMENT CORP.

                               DECEMBER 31, 1997

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
FAIR VALUE OF FINANCIAL INSTRUMENTS

    NSC is required to disclose the fair value of financial instruments, for which it is practicable to estimate such fair value. The fair values of financial instruments are estimates based upon market conditions and perceived risks at December 31, 1997 and require varying degrees of management judgement. The fair values of financial instruments presented may not be indicative of amounts NSC could realize on the disposition of the financial instruments.

    Cash and cash equivalents are carried at an amount, which due to their nature, approximates fair value.

NET INCOME PER COMMON SHARE

    Computation of net income per common share is based upon the weighted average number of shares of Common Stock outstanding during the period. The additional shares issuable upon the exercise of stock options (Note 4) have not been included in the computation as the granting of these options is contingent upon future events.

NOTE 3 -- MANAGEMENT AGREEMENT

    NSC has entered into the Management Agreement with the Manager, which provides for an initial term of three years with automatic one-year extensions, subject to certain termination rights. After the initial three-year term, the Manager's performance will be reviewed annually and the Management Agreement may be terminated by NSC by payment of a Termination Fee, as defined, upon the affirmative vote of at least two-thirds of the Independent Directors, or by a vote of the holders of Common Stock. Pursuant to the Management Agreement, the Manager, under the supervision of NSC's Board of Directors, will formulate investment strategies, arrange for the acquisition of assets, arrange for financing, monitor the performance of NSC's assets and provide certain advisory, administrative and managerial services in connection with the operation of NSC. For performing these services, NSC will pay the Manager an annual management fee equal to 1.5% of the Gross Equity of NSC, as defined, provided, however, that during the first twelve months following the Offering, the Manager will be paid the greater of $7,500,000 or 1.5% of the Gross Equity of NSC.

NOTE 4 -- STOCK OPTION PLANS

    In 1997, NSC, subject to board approval, adopted a non-qualified stock option plan (the "Option Plan") for non-employee directors and the Manager. For the purpose of compensating the Manager for its successful efforts in raising Capital for the Company, the Manager will be granted options representing the right to acquire shares of common stock (or at the election of the Company, L.P. units) in an amount necessary to provide and maintain a 10% interest in the Company. During 1997, NSC agreed to grant to the Manager, options to acquire 1,310,100 shares of Common Stock (or, at the election of NSC, L.P. Units) at an exercise price of $20 per share, contingent upon the first effectiveness of a registration statement filed with the Securities and Exchange Commission. The Options, once granted, are not exercisable until the date (the "Option Exercise Date") that is the earlier to occur of (i) the date that a registration statement filed by NSC under the Securities Act, registering the sale of any Common Stock of NSC, is

                       NORTHSTAR CAPITAL INVESTMENT CORP.

                               DECEMBER 31, 1997

NOTE 4 -- STOCK OPTION PLANS (CONTINUED) declared effective by the Securities and Exchange Commission and (ii) the first anniversary of the date of the Offering. From and after the Option Exercise Date, one thirtieth of the Options will become exercisable on the first day of each of the following thirty calendar months, or earlier upon the occurrence of certain events such as a change of control of NSC or the termination of the Management Agreement. The Options expire on the tenth anniversary of the date of the Offering. At December 31, 1997, none of the Manager's options were exercisable.

    In connection with the Initial Purchaser's exercise of the over-allotment option in January 1998, NSC is obligated to grant the Manager additional options to purchase 160,357 shares of Common Stock (or, at the election of NSC, L.P. Units) at $20 per share (Note 7).

    The fair value of the options NSC is obligated to grant to the Manager at December 31, 1997 amounted to $2,292,675. The fair value of such options was determined using highly subjective assumptions, including the expected volatility of NSC's stock, the period in which the exercise of the Options may occur and the expected dividend yield on the Common Stock. Since NSC's Common Stock is not publicly traded and the Option Plan has characteristics significantly different from those of traded options, the actual value of the options could vary materially from management's estimate.

NOTE 5 -- INCOME TAXES

    NSC has not filed its initial federal income tax return and, as such, has not yet elected to be treated as a REIT for the period ended December 31, 1997. However, NSC does expect to make an election to be taxed as a real estate investment trust under the Internal Revenue Code in the future. For 1997, NSC has recorded a current provision for income taxes due to federal and state taxing authorities of $10,000, which is included in general and administrative expenses in the accompanying statement of operations. NSC has recorded no deferred tax assets or liabilities as of December 31, 1997, because there are no differences between net income recorded for financial reporting purposes and taxable income for the period ended December 31, 1997.

NOTE 6 -- COMMITMENTS AND CONTINGENCIES

    In connection with the Offering, NSC has entered into a Registration Rights Agreement which, among other things, requires NSC to (a) file a Shelf Registration Statement (the "Shelf Registration") with respect to the resale of Common Stock issued in the Offering within 90 days following the Effective Date,
(b) use its best efforts to cause such Shelf Registration to be declared effective by the Securities and Exchange Commission, and (c) use its best efforts to cause such Shelf Registration to remain continuously effective until the second anniversary of the Effective Date.

    In connection with several of NSC's investments and its intention to invest in assets that would give rise to income that does not meet the qualification tests for a real estate investment trust (the "Non-qualifying Assets"), NSC expects to form a Sister Corporation. The Sister Corporation will be capitalized by NSC and is expected to own most Non-qualifying Assets. Prior to the first anniversary of the Effective Date, NSC intends to distribute to its shareholders of record all voting shares of the Sister Corporation in the form of a non-cash dividend in order to preserve its qualification as a real estate investment trust.

                       NORTHSTAR CAPITAL INVESTMENT CORP.

                               DECEMBER 31, 1997

NOTE 7 -- SUBSEQUENT EVENTS

BOSTON PROPERTY

    On January 9, 1998, NSC acquired a 1% general partnership interest and a 49.5% limited partnership interest in Frank King Associates L.P. ("King Associates"), a Massachusetts limited partnership. King Associates owns two adjacent parcels of land, on which a 129,000 square foot retail building and an 888 space-parking garage are situated. In addition, King Associates is in the process of obtaining the right to develop an additional 500,000 square feet of office space on the site. The property is located in the Downtown Crossing area of Boston, Massachusetts. At closing, NSC advanced $7.5 million to King Associates and guaranteed approximately $2.3 million of King Associates' $25 million first mortgage loan. King Associates' partnership agreement provides for, among other things, joint management by the two general partners. In addition, the allocation of net income and loss and the distribution of cash flow is to be based upon each partner's respective partnership interest.

ISSUANCE OF ADDITIONAL COMMON STOCK

    On January 22, 1998, the Initial Purchaser exercised the over-allotment option and purchased an additional 1,603,568 shares of Common Stock bringing the total shares issued and outstanding at January 22, 1998 to 14,704,568. NSC received proceeds of $29,656,543, net of expenses, from the issuance of the additional Common Stock.

NEW YORK PROPERTIES

    On February 9, 1998, NSC, through a series of transactions, effectively acquired two office building located at 417 Fifth Avenue and 19 West 44th Street (the "New York Properties"). 417 Fifth Avenue is a 332,000 square foot, 21 floor Class B office building and 19 West 44th Street is a 219,000 square foot, 18 floor Class B office building. Both properties are located in the Grand Central Station section of New York City. The acquisition was structured in the form of a Master Lease Agreement (the "New York Master Lease") and a loan. Under the terms of various agreements, at closing, NSC advanced approximately $70 million to the owner of the New York Properties in exchange for an initial 25 year right to operate the properties, obtained a right to purchase the New York Properties, was admitted as a 1% member of the entity that owns the New York Properties and was given an option to acquire the managing member of the entity that owns the New York Properties. NSC is obligated to make Master Lease payments which range between $681,816 and $98,928 per annum and to make additional advances under the Option Agreement aggregating $13.5 million over a period of 20 years, commencing on March 31, 2003.

GOLF COURSE JOINT VENTURE

    On February 9, 1998, the Company together with an affiliate of Koll Resorts ("Koll") formed a joint venture, Koll Northstar Houston Oaks, L.P. The Company contributed $7.2 million to the venture, which was used by the partnership to purchase two golf courses ("Houston Oaks") located in Houston, Texas. The Company effectively has a 99% economic interest in the partnership until certain investment return hurdles are achieved. In addition, NSC formed a management company ("KN Operating") that will operate Houston Oaks, which is owned 50% by a subsidiary of the Company and 50% by Koll.

                       NORTHSTAR CAPITAL INVESTMENT CORP.

                               DECEMBER 31, 1997

NOTE 7 -- SUBSEQUENT EVENTS (CONTINUED)
IAN SCHRAGER HOTELS, LLC

    On February 13, 1998, NSC formed NorthStar Hospitality, LLC ("NS Hospitality"), a joint venture with NorthStar Operating, LLC ("NS Operating"), an investment company owned and managed by the Manager. NSC contributed $93.3 million in exchange for a 36.25% member interest in NS Hospitality. NS Operating contributed $103 million, a 49% interest in Ian Schrager Hotel Management, LLC ("Management Co.") and a 95% interest in West 57th Street, LLC, a company formed to redevelop a property on West 57th Street in New York into a hotel, for a 63.75% interest in NS Hospitality.

    Simultaneously with the above, NS Hospitality through West 57th Street, LLC initiated a series of transactions with Ian Schrager ("Schrager") and certain of his partners to acquire the remaining interests of the Management Co., interests in the Schrager managed hotels (the Paramount and Royalton in New York City, and the Le Mondrian in Los Angeles, California) and interests in certain other hotel development projects previously owned by Schrager (the "Roll Up"). Upon completion of the Roll Up, West 57th Street, LLC, which changed its name to Ian Schrager Hotels, LLC, was owned 84% by NS Hospitality and 16% by Schrager.

    The NS Hospitality operating agreement provides for, among other things, joint management by the two members and the allocation of net income and loss to the members is in accordance with their respective member interests.

DEVELOPMENT JOINT VENTURE

    On February 26, 1998, NSC purchased a 93% interest in a limited liability company formed for the purpose of acquiring and developing a parcel of land in Irvine, California. In connection with the formation of the limited liability company, NSC contributed $6.6 million and is committed to fund an additional $1.0 million from time to time as necessary to fund working capital requirements.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Members of
NorthStar Hospitality LLC:

    We have audited the accompanying balance sheet of NorthStar Hospitality LLC (a Delaware limited liability company) (the "Company") as of February 2, 1998. This balance sheet is the responsibility of the management of the Company. Our responsibility is to express an opinion on this balance sheet based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of NorthStar Hospitality LLC as of February 2, 1998, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

New York, New York
March 1, 1998

                           NORTHSTAR HOSPITALITY LLC

                                 BALANCE SHEET

                                FEBRUARY 2, 1998

                                            ASSETS
CASH...............................................................................  $  --
                                                                                     ---------
        Total assets...............................................................  $  --
                                                                                     ---------
                                                                                     ---------
                               LIABILITIES AND MEMBERS' EQUITY
LIABILITIES........................................................................  $  --
                                                                                     ---------
MEMBERS' EQUITY:
    Members' equity................................................................      1,000
    Contributions receivable.......................................................     (1,000)
                                                                                     ---------
        Total members' equity......................................................     --
                                                                                     ---------
        Total liabilities and members' equity......................................  $  --
                                                                                     ---------
                                                                                     ---------

       The accompanying notes are an integral part of this balance sheet.

                           NORTHSTAR HOSPITALITY LLC

                             NOTES TO BALANCE SHEET

                                FEBRUARY 2, 1998

1. ORGANIZATION AND BUSINESS

    NorthStar Hospitality LLC (the "Company"), a Delaware limited liability company, was formed on February 2, 1998 by CapellaStar LLC ("Capella") and PoleStar Hotel Corp. ("Polestar") (collectively the "Members"). Capella and Polestar hold 63.75% and 36.25% member interests, respectively ("Members' Interests"). The Company was formed to acquire interests in Ian Schrager Hotels LLC, a hotel owner, manager and developer (Note 3).

    The Members were obligated to contribute $1,000 upon formation of the Company, but such contributions were not made until February 19, 1998 (Note 3).

    Allocation of net income or loss shall be made pro rata in accordance with the respective Members' Interests.

    Cash available for distribution, as defined, shall be distributed to the Members in the following order of priority:

       a. First, to the extent that there are any outstanding loans of the Members to the Company, to repay such Member loans, first in reduction of accrued interest thereon and then in reduction of principal, pro rata in accordance with the respective amounts thereof;

       b. Second, to the Members proportionately in accordance with their relative Capital Contributions, as defined, until each Member has received a return of its Capital Contribution; and

       c. Third, to the Members proportionately in accordance with their respective Members' Interests.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

    The accompanying balance sheet is prepared in accordance with generally accepted accounting principles.

    The Company's sole activity on February 2, 1998, consisted of the organization of the Company. Accordingly, no statement of operations is presented.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INCOME TAXES

    The Company is not subject to federal and state income taxes as the members are individually responsible for reporting their share of the Company's taxable income or loss on their income tax returns.

                           NORTHSTAR HOSPITALITY LLC

                                FEBRUARY 2, 1998

3. SUBSEQUENT EVENTS

    On February 19, 1998, Polestar contributed cash of $93.3 million to the Company and Capella contributed to the Company cash of $103.3 million, a 49% interest in Ian Schrager Hotel Management LLC (the "Management Co."), and a 95% interest in West 57th Street, LLC, a company formed to redevelop a property on West 57th Street in New York into a hotel.

    Simultaneously with the above, the Company through West 57th Street, LLC initiated a series of transactions with Ian Schrager ("Schrager") and certain of his partners to acquire the remaining interest of Management Co., interests in certain Schrager-managed hotels (the Paramount and Royalton in New York City and Mondrian in Los Angeles, California) and interests in certain other hotel development projects previously owned by Schrager (the "Roll up"). Upon completion of the Roll up, West 57th Street, LLC, which changed its name to Ian Schrager Hotels, LLC, was owned 84% by the Company and 16% by Schrager.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Members of
NorthStar Hospitality, LLC:

    We have audited the accompanying combined balance sheets of the businesses to be acquired by NorthStar Hospitality, LLC (the "Companies") as of December 31, 1997 and 1996, and the related statements of operations, owners' equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 1997. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the businesses to be acquired by NorthStar Hospitality, LLC as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

New York, New York
March 16, 1998

            BUSINESSES TO BE ACQUIRED BY NORTHSTAR HOSPITALITY, LLC

                            COMBINED BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996

                                (000'S OMITTED)

                                                                                                     1997        1996
                                                                                                  ----------  ----------
                                                         ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.....................................................................  $      929  $    1,509
  Accounts receivable, net--
    Trade.......................................................................................       1,480       1,632
    Related party...............................................................................         349         558
  Escrow deposits...............................................................................       3,776       1,212
  Inventories...................................................................................         780         696
  Prepaid expenses and other current assets.....................................................       1,384       1,440
                                                                                                  ----------  ----------
      Total current assets......................................................................       8,698       7,047
                                                                                                  ----------  ----------
PROPERTY AND EQUIPMENT:
  Land..........................................................................................  $   20,496  $   12,724
  Building and building improvements............................................................      85,435      63,471
  Property subject to capital lease.............................................................       3,917      --
  Furniture and equipment.......................................................................      14,673      11,699
                                                                                                  ----------  ----------
                                                                                                     124,521      87,894
  Less--Accumulated depreciation................................................................     (20,210)    (17,104)
                                                                                                  ----------  ----------
      Net property and equipment................................................................     104,311      70,790
                                                                                                  ----------  ----------
OPTION AND PURCHASE DEPOSITS (Note 4)...........................................................      10,750      --
DEFERRED COSTS, net of accumulated amortization of $391 and $187 in 1997 and 1996,
  respectively..................................................................................       3,828         664
INVESTMENT IN UNCONSOLIDATED SUBSIDIARY (Note 5)................................................       6,575       4,476
OTHER ASSETS....................................................................................         377          54
                                                                                                  ----------  ----------
      Total assets..............................................................................  $  134,539  $   83,031
                                                                                                  ----------  ----------
                                                                                                  ----------  ----------
                                             LIABILITIES AND OWNERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued liabilities......................................................       8,366       6,367
  Current portion of long-term debt (Note 6)....................................................       1,735       1,350
  Current portion of loans payable to related party (Note 7)....................................      10,226      --
  Other liabilities.............................................................................         300       1,097
                                                                                                  ----------  ----------
      Total current liabilities.................................................................      20,627       8,814
LONG-TERM DEBT (Note 6).........................................................................      75,688      75,511
CAPITAL LEASE OBLIGATION........................................................................       3,916      --
LOANS PAYABLE TO RELATED PARTY (Note 7).........................................................      23,994      10,000
                                                                                                  ----------  ----------
      Total liabilities.........................................................................     124,225      94,325
COMMITMENTS AND CONTINGENCIES (Notes 9, 10 and 11)
OWNERS' EQUITY (DEFICIT)........................................................................      10,314     (11,294)
                                                                                                  ----------  ----------
      Total liabilities and owners' equity......................................................  $  134,539  $   83,031
                                                                                                  ----------  ----------
                                                                                                  ----------  ----------

 The accompanying notes are an integral part of these combined balance sheets.

            BUSINESSES TO BE ACQUIRED BY NORTHSTAR HOSPITALITY, LLC

                       COMBINED STATEMENTS OF OPERATIONS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                (000'S OMITTED)

                                                                                     1997       1996       1995
                                                                                   ---------  ---------  ---------
REVENUES:
  Rooms..........................................................................  $  45,853  $  36,293  $  43,351
  Food and beverage..............................................................      3,819      4,173      4,912
  Telephone......................................................................      3,239      2,561      3,246
  Rental.........................................................................      4,714      1,621      1,888
  Management and incentive fees (Note 8).........................................      3,545      1,589        732
  Reimbursements (Note 8)........................................................      1,235        882        235
  Equity in earnings of unconsolidated subsidiary................................      2,891      1,308     --
  Other..........................................................................      1,482        263        281
                                                                                   ---------  ---------  ---------
      Total revenues.............................................................     66,778     48,690     54,645
                                                                                   ---------  ---------  ---------

EXPENSES:
  Rooms..........................................................................     11,885     10,460     12,923
  Food and beverage..............................................................      2,986      3,697      4,154
  Telephone......................................................................      1,344      1,231      1,638
  Hotel operating expenses.......................................................      9,563      8,958     10,537
  Advertising and promotion......................................................      2,808      2,479      1,872
  Real estate taxes..............................................................      1,975      2,034      2,557
  General and administrative.....................................................      4,908      2,319      1,694
  Other..........................................................................      2,034      1,456        766
                                                                                   ---------  ---------  ---------
      Total expenses.............................................................     37,503     32,634     36,141
                                                                                   ---------  ---------  ---------
    Operating income.............................................................     29,275     16,056     18,504

INTEREST EXPENSE.................................................................      7,824      6,714      6,846

DEPRECIATION AND AMORTIZATION....................................................      3,421      2,358      3,688
                                                                                   ---------  ---------  ---------
    Income before extraordinary item.............................................     18,030      6,984      7,970

EXTRAORDINARY ITEM (Notes 5 and 6):
  Gain on forgiveness of debt....................................................        776     13,742      3,055
                                                                                   ---------  ---------  ---------
      Net income.................................................................  $  18,806  $  20,726  $  11,025
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

   The accompanying notes are an integral part of these combined statements.

            BUSINESSES TO BE ACQUIRED BY NORTHSTAR HOSPITALITY, LLC

           COMBINED STATEMENTS OF CHANGES IN OWNERS' EQUITY (DEFICIT)

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                (000'S OMITTED)

BALANCE, January 1, 1995                                                            $ (40,939)
  Capital contributions...........................................................     15,901
  Capital distributions...........................................................     (4,584)
  Net income for the period.......................................................     11,025
                                                                                    ---------
BALANCE, December 31, 1995........................................................    (18,597)
  Capital contributions...........................................................     13,300
  Capital distributions...........................................................    (26,723)
  Net income for the period.......................................................     20,726
                                                                                    ---------
BALANCE, December 31, 1996........................................................    (11,294)
  Capital contributions...........................................................     37,455
  Capital distributions...........................................................    (34,653)
  Net income for the period.......................................................     18,806
                                                                                    ---------
BALANCE, December 31, 1997........................................................  $  10,314
                                                                                    ---------
                                                                                    ---------

   The accompanying notes are an integral part of these combined statements.

            BUSINESSES TO BE ACQUIRED BY NORTHSTAR HOSPITALITY, LLC

                       COMBINED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                (000'S OMITTED)

                                                                                     1997       1996       1995
                                                                                   ---------  ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.....................................................................  $  18,806  $  20,726  $  11,025
  Adjustments to reconcile net income to net cash provided by operating activities--
    Depreciation and amortization................................................      3,421      2,358      3,688
    Equity in earnings of unconsolidated subsidiary..............................     (2,891)    (1,308)    --
    Gain on forgiveness of debt..................................................       (776)   (13,742)    (3,055)
    Other........................................................................     --            377     --
  Changes in assets and liabilities--
    (Increase) decrease in accounts receivable...................................        695       (104)       (17)
    (Increase) decrease in escrow deposits.......................................     (2,819)    (1,212)    --
    (Increase) decrease in inventories...........................................        (84)      (169)        22
    (Increase) decrease in prepaid expenses and other current assets.............       (735)       (22)       578
    Increase (decrease) in accounts payable and accrued liabilities..............      1,881     (2,458)    (3,978)
    Increase (decrease) in other liabilities.....................................       (367)       292      1,810
                                                                                   ---------  ---------  ---------
      Net cash provided by operating activities..................................     17,131      4,738     10,073
                                                                                   ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Payments for property and equipment............................................     (8,313)    (8,244)   (18,521)
  Distributions from unconsolidated subsidiary...................................        792        516     --
  Payments for option and purchase deposits......................................    (10,750)    --         --
  Payments for deferred costs....................................................     (3,402)      (204)      (647)
                                                                                   ---------  ---------  ---------
      Net cash used in investing activities......................................    (21,673)    (7,932)   (19,168)
                                                                                   ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Capital distributions..........................................................    (34,653)    (6,318)    (4,584)
  Capital contributions..........................................................     37,455     13,300      9,105
  Proceeds from long-term debt...................................................     78,047      2,000     10,000
  Payments of long-term debt.....................................................    (76,887)   (10,303)    (3,120)
                                                                                   ---------  ---------  ---------
      Net cash provided by (used in) financing activities........................      3,962     (1,321)    11,401
                                                                                   ---------  ---------  ---------
      Net (decrease) increase in cash and cash equivalents.......................       (580)    (4,515)     2,306
CASH AND CASH EQUIVALENTS, beginning of year.....................................      1,509      6,024      3,718
                                                                                   ---------  ---------  ---------
CASH AND CASH EQUIVALENTS, end of year...........................................  $     929  $   1,509  $   6,024
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

   The accompanying notes are an integral part of these combined statements.

            BUSINESSES TO BE ACQUIRED BY NORTHSTAR HOSPITALITY, LLC

                       COMBINED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                (000'S OMITTED)

                                                                                        1997       1996       1995
                                                                                      ---------  ---------  ---------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
    Cash paid for interest..........................................................  $   7,394  $   7,248  $   5,759
    Cash paid for taxes.............................................................        514        507        410
SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING AND INVESTING ACTIVITY:
    Assumption of debt in connection with acquisition of First Unit.................  $  24,397  $  --      $  --
    Capital lease obligation........................................................      3,917     --         --
    Contribution of loan payable by partners reflected as deemed distributions......     --         20,404     --
    Distribution of long-term debt to partners reflected as deemed contributions....     --         --          6,795
    Contribution of properties and equipment and other assets and liabilities to
      Royalton LLC, net.............................................................     --          3,683     --
    Conversion of related party debt to owners' equity..............................     --         --          1,500

   The accompanying notes are an integral part of these combined statements.

            BUSINESSES TO BE ACQUIRED BY NORTHSTAR HOSPITALITY, LLC

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1996

1. ORGANIZATION AND BUSINESS

    NorthStar Hospitality, LLC ("NSH") was formed as a Delaware limited liability company on February 2, 1998. In February 1998, NSH, in conjunction with Ian Schrager, recapitalized Ian Schrager Hotels LLC ("ISH"), through a series of simultaneous transactions ("Roll Up" transaction), in order to create a full service hotel ownership, development and management company as successor to the lodging-related activities of Ian Schrager and his affiliates. The Roll Up transaction included the contribution to ISH (formerly West 57th Street LLC) by Ian Schrager and his affiliates of interests in a number of hotel projects and his hotel management company, as well as the purchase of that portion of these hotel ventures which Ian Schrager did not own.

    Upon completion of the Roll Up transaction, ISH held a 100% interest in the Paramount and Mondrian hotels, a 67% interest in the Royalton hotel, a 100% interest in Ian Schrager Hotel Management LLC (the "Management Company"), and a condominium interest in and options on additional condominiums interests in a building on West 57th Street in New York City (the "Building"), which ISH plans to redevelop into a hotel known as the Henry Hudson Hotel (collectively the "Businesses Acquired"). Subsequent to the Roll Up transaction, ISH is owned 84% by NSH and 16% by Ian Schrager.

    The Paramount and Royalton are full service hotels located in New York City with 591 and 168 rooms, respectively. The Mondrian Hotel is located in Los Angeles and has 238 rooms.

    The Mondrian, Royalton, Paramount and Henry Hudson hotels (collectively the "Hotels") are managed by the Management Company. The Management Company also manages three other hotels owned by affiliates of Ian Schrager ("Schrager"), including the Morgans hotels in New York City, which ISH has an option to purchase.

2. BASIS OF PRESENTATION

    The accompanying combined financial statements have been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for businesses acquired.

    The accompanying combined financial statements include the historical financial statements, in accordance with generally accepted accounting principles, of the Businesses Acquired.

            BUSINESSES TO BE ACQUIRED BY NORTHSTAR HOSPITALITY, LLC

                           DECEMBER 31, 1997 AND 1996

2. BASIS OF PRESENTATION (CONTINUED)
    The owners of the Hotels and the Management Company (collectively the "Companies") prior to the Roll Up transaction and the period of operations for the Businesses Acquired presented in the accompanying combined financial statements are as follows:

                                                                             PERIOD OF OPERATIONS PRESENTED IN
                                                                                 THE ACCOMPANYING COMBINED
BUSINESSES ACQUIRED                                  OWNER                          FINANCIAL STATEMENTS
------------------------------------  ------------------------------------  ------------------------------------

Paramount Hotel                       Century Paramount Associates ("CP     For the three-year period ended
                                      Associates", an affiliate of Ian      December 31, 1997
                                      Schrager)
Royalton Hotel                        44th Hotel Associates II              For the three-year period ended
                                      ("Associates II", an affiliate of     December 31, 1997
                                      Ian Schrager)
Mondrian Hotel                        A/FC Properties, Ltd.                 For the period from February 1, 1995
                                                                            (inception) through December 31,
                                                                            1997
Hotel Management Company              Ian Schrager Hotels, Inc.*            For the period from January 1, 1995
                                                                            through August 12, 1997
                                      Ian Schrager Hotel Management, LLC*   For the period from August 13, 1997
                                                                            through December 31, 1997
Henry Hudson Hotel                    Ian Schrager Hotels LLC               For the period from August 12, 1997
(Predevelopment project)              (formerly West 57th LLC)              (inception) through December 31,
                                                                            1997

------------------------

* On August 13, 1997, the hotel management business of Ian Schrager Hotels, Inc. was transferred to Ian Schrager Hotel Management, LLC.

    All interentity balances and transactions have been eliminated in combination.

    All intercompany balances and transactions have been eliminated in consolidation.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

    The Companies consider all highly liquid short-term investments purchased with a maturity of 90 days or less to be cash equivalents.

            BUSINESSES TO BE ACQUIRED BY NORTHSTAR HOSPITALITY, LLC

                           DECEMBER 31, 1997 AND 1996

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
INVESTMENT IN UNCONSOLIDATED SUBSIDIARY

    The two-third investment in Royalton LLC held by Associates II (Note 5) is accounted for on the equity method as Associates II does not exercise control over this venture. Under the equity method, only the net investment in Royalton LLC and Associates II's proportionate share of Royalton LLC's net income is reflected in the accompanying combined financial statements. Differences between Associates II's investment basis in Royalton LLC and its capital account on Royalton LLC's books are amortized on a straight-line basis over forty years.

INVENTORIES

    Inventories are stated at the lower of cost (first-in, first-out) or market and consist primarily of china, glassware and silver, linens, food and beverages, guest amenities, supplies and stationary.

PROPERTY AND EQUIPMENT

    Costs related to the acquisition, development and improvement of a property are capitalized. Costs of normal repairs and maintenance are expensed as incurred.

    The Companies have adopted Statement of Financial Accounting Standards No. 121 ("SFAS No. 121") "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of," which requires that long-lived assets to be held and used be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If such review indicates that the carrying amount of an asset exceeds the sum of its expected future cash flows, on an undiscounted basis, the asset's carrying amount should be written down to fair value. Additionally, SFAS No. 121 requires that long-lived assets to be disposed of be reported at the lower of carrying amount or fair value less cost to sell. There was no material financial statement impact to the Companies upon adoption.

DEPRECIATION AND AMORTIZATION

    Building and building improvements are depreciated on a straight-line method over their estimated useful lives which range from 39 to 40 years. Furniture and fixtures are depreciated on a straight-line method using periods ranging from three to seven years.

    Deferred costs include deferred financing costs, organization costs, preopening costs and other deferred costs. Deferred financing costs are amortized on a straight-line basis over the terms of the respective agreements to which they relate, which range from eight to ten years. Organization costs are deferred and amortized on a straight-line basis over five years. Preopening expenses have been deferred and are being amortized on a straight-line basis over five years.

    Deferred costs also include preacquisition and related costs, which have been incurred by the Management Company in connection with certain acquisition and development projects the Management Company is evaluating. Such costs will be deferred until such time as an acquisition or development is commenced and then will be included as part of the Management Company's investment basis, or will be expensed if the Management Company believes it is probable that the transaction will not be consummated.

            BUSINESSES TO BE ACQUIRED BY NORTHSTAR HOSPITALITY, LLC

                           DECEMBER 31, 1997 AND 1996

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
REVENUE RECOGNITION

    Revenues are recognized on the accrual basis when the amounts are earned and can reasonably be estimated.

    Fixed minimum rents from leases are recognized on a straight-line basis over the terms of the related leases. The effect of this straight-lining is recorded in other assets on the accompanying combined balance sheets. Additional rents, which are provided for in leases, are recognized as income when earned, and their amounts can be reasonably estimated.

INCOME TAXES

    The entities contained in the accompanying combined financial statements are either partnerships or limited liability companies, which are treated similarly to partnerships for tax reporting purposes. Accordingly, federal and state income taxes have not been provided for in the accompanying financial statements since the partners or members are responsible for reporting their allocable share of the Companies' income, gains, deductions, losses and credits on their individual income tax returns.

    However, certain of the Companies are subject to the New York City Unincorporated Business Tax ("UBT"). UBT amounted to $457,000, $259,000 and 323,000 in 1997, 1996 and 1995 and is included in other expenses in the accompanying combined statements of operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Companies' financial instruments consist of cash and cash equivalents, accounts receivable, escrow deposits, option and purchase deposits, accounts payable, accrued liabilities, capital lease obligation and long-term debt. With exception of long-term debt, management believes their carrying amounts are reasonable estimates of their fair value. Management believes that the fair value of the long-term debt due to third parties was approximately $77.4 million and $75.6 million as of December 31, 1997 and 1996, respectively, and the fair value of the loans payable to related parties was approximately $34.4 million and $10 million as of December 31, 1997 and 1996, respectively.

4. HENRY HUDSON HOTEL

    Ownership of the Building is divided amongst six condominium units of varying size. Through a series of transactions in 1997, ISH acquired a condominium unit (the "First Unit") representing approximately 46.9% of the Building, entered into an option to acquire a second condominium unit (the "Second Unit") representing approximately 44% of the Building and entered into a lease with an option to acquire a third condominium unit (the "Third Unit") representing 3.8% of the Building. ISH also has a first right of refusal on a fourth condominium unit (the "Fourth Unit"), which is subordinate to a first right of refusal of the existing tenant. The Fourth Unit represents approximately 3.92% of the Building.

    Once all four units are controlled, ISH intends to redevelop the acquired condominium units into an upscale hotel. Prior to ISH's acquisition, the First Unit was operated as residential housing. ISH is attempting to wind down the residential operation by allowing tenants to vacate and in some cases, buying out existing leases to prepare for redevelopment.

            BUSINESSES TO BE ACQUIRED BY NORTHSTAR HOSPITALITY, LLC

                           DECEMBER 31, 1997 AND 1996

4. HENRY HUDSON HOTEL (CONTINUED)
    ISH paid approximately $26 million for the First Unit. ISH also has made deposits of $10,250,000 toward the purchase of the Second Unit for approximately $21 million. The Company also paid a third party $500,000 to forgo its first right of refusal on the Second Unit. These amounts have been reflected as option and purchase deposits on the accompanying combined balance sheets.

5. ASSOCIATES II BANKRUPTCY (ROYALTON)

    In July 1994, Associates II, which directly owned the Royalton hotel, filed a petition for relief under Chapter 11 of the federal bankruptcy laws of the United States Bankruptcy Court. This filing created a stay on claims of creditors existing prior to the petition. As a result of the bankruptcy, Associates II ceased to pay and accrue interest on the first mortgage loan and the note payable.

    Associates II continued to operate the Royalton hotel as debtor-in-possession through March 28, 1996, the date of reorganization. The following occurred pursuant to the plan of reorganization:

        Associates II repaid $34 million to its first mortgage lender in full satisfaction of the then outstanding principal and accrued interest on the first mortgage in the aggregate amount of $47.7 million. This transaction, which resulted in a gain on debt forgiveness of $13.7 million, was financed with the proceeds of a new first mortgage of $28.6 million and a loan of $5.4 million from Apollon LLC (collectively the "Loans").

        Upon the effective date of the reorganization, a new entity, Royalton LLC, comprising Associates II, as a 2/3 owner, and Apollon LLC ("Apollon"), as a 1/3 owner, was formed. Apollon contributed capital of approximately $1.8 million and Associates II contributed the hotel property subject to the Loans, and certain working capital to Royalton LLC in return for their ownership interests.

    In 1995, a note payable of Associates II in the amount of $7,055,000 was restructured whereby $1.0 million was paid, $3 million of the note payable was retained by Associates II and $3,055,000 was forgiven by the lender, resulting in a gain on debt forgiveness.

    The management of Royalton LLC is controlled by a board of managers with two individuals appointed by each of Associates II and Apollon. As a result, subsequent to March 28, 1996, Associates II accounted for its investment in Royalton LLC on the equity method. Accordingly, the financial statements of Associates II, which are combined herein, only include the full revenues and expenses of the Royalton hotel for the period January 1, 1995 to March 28, 1996. Subsequent to March 28, 1996, the Associates II financial statements, combined herein, reflect its investment in Royalton LLC on the equity method.

            BUSINESSES TO BE ACQUIRED BY NORTHSTAR HOSPITALITY, LLC

                           DECEMBER 31, 1997 AND 1996

5. ASSOCIATES II BANKRUPTCY (ROYALTON) (CONTINUED)
    The summarized financial statements of Royalton LLC are as follows: (000's omitted)

                                                                                                  DECEMBER 31,
                                                                                              --------------------
                                                                                                1997       1996
                                                                                              ---------  ---------
Assets:
  Property and equipment, net...............................................................  $  36,639  $  37,329
  Other assets..............................................................................      3,910      4,927
                                                                                              ---------  ---------
    Total Assets............................................................................  $  40,549  $  42,256
                                                                                              ---------  ---------
                                                                                              ---------  ---------
Liabilities:
  Mortgage notes payable....................................................................  $  29,138  $  28,713
  Loans payable to related party............................................................     --          4,730
  Other liabilities.........................................................................      1,590      2,140
                                                                                              ---------  ---------
    Total Liabilities.......................................................................     30,728     35,583
  Owners' equity............................................................................      9,821      6,673
                                                                                              ---------  ---------
    Total Liabilities and Owners, Equity....................................................  $  40,549  $  42,256
                                                                                              ---------  ---------
                                                                                              ---------  ---------

                                                                                   FOR THE        FOR THE PERIOD
                                                                                 YEAR ENDED      MARCH 28, 1996 TO
                                                                              DECEMBER 31, 1997  DECEMBER 31, 1996
                                                                              -----------------  -----------------
Revenues....................................................................      $  18,595         $    13,246
Expenses....................................................................         10,539               8,282
                                                                                    -------             -------
    Operating income........................................................          8,056               4,964
Interest expense............................................................          3,047               2,562
Depreciation and amortization...............................................          1,859               1,214
                                                                                    -------             -------
    Net income..............................................................      $   3,150         $     1,188
                                                                                    -------             -------
                                                                                    -------             -------
Associates II allocable share...............................................      $   2,100         $       792
                                                                                    -------             -------
                                                                                    -------             -------

            BUSINESSES TO BE ACQUIRED BY NORTHSTAR HOSPITALITY, LLC

                           DECEMBER 31, 1997 AND 1996

6. LONG-TERM DEBT

    Long-term debt at December 31, 1997 and 1996, consists of the following (000's omitted):

                         DEBT BALANCE
                     --------------------      LIEN
HOTEL                  1997       1996       POSITION      MATURITY DATE                    INTEREST RATE
-------------------  ---------  ---------  ------------  ------------------  --------------------------------------------
Paramount..........  $  --      $  54,750  1st Lien      April 1997          LIBOR+1.75% or Prime+.50%
                        --         20,711  2nd Lien      April 2001          Treasury Rate + 1.50%
                        73,850     --      1st Lien      October 2007        8.26% (fixed)
                         3,573     --      2nd Lien      October 2005        Greater of LIBOR+5.25% or 10.25%

Associates II......     --          1,400  Unsecured     December 1997       6.00%(fixed)
                     ---------  ---------
Total..............  $  77,423  $  76,861
                     ---------  ---------
                     ---------  ---------

    The long-term portion of the total debt balance was $75,688,000 and $75,111,000 at December 31, 1997 and 1996, respectively.

    Scheduled principal payments on the long-term debt are as follows (000's omitted):

1998...............................................................  $   1,735
1999...............................................................      1,810
2000...............................................................      1,873
2001...............................................................      1,978
2002...............................................................      2,074
Thereafter.........................................................     67,953
                                                                     ---------
                                                                     $  77,423
                                                                     ---------
                                                                     ---------

PARAMOUNT

    In 1994, as a result of a debt default, a restructuring of the first mortgage was proposed. This proposal was formally agreed to in June 1996, pursuant to which certain terms of the first mortgage were amended. CP Associates was required to make interest payments monthly at either London Interbank Offering Rate (LIBOR) + 1.75% or Prime + .5%, to make principal payments of between $500,000 and $750,000 each quarter, the maturity date was extended to April 1997, and CP Associates was obligated to establish an escrow account for real estate taxes.

    In 1996, CP Associates also reached a new agreement with its second mortgage lender whereby the loans of approximately $20 million previously made to the partners of CP Associates were assumed by CP Associates and consolidated into a new second mortgage with a face amount totaling approximately $22.7 million, including accrued interest.

    In 1997, CP Associates refinanced its existing mortgages with a new first mortgage loan in the amount of $74 million and a new mezzanine loan secured by a pledge of the owners' interest with a total commitment of $7 million. At closing, approximately $3.4 million of the mezzanine loan was advanced. The remaining commitments on the second mortgage loan can be drawn upon to fund certain renovation costs, as defined in the agreement. The first mortgage loan can effectively be extended to October 11, 2022, however, the interest rate on the loan would be increased to 13.26%. The first mortgage loan contains

            BUSINESSES TO BE ACQUIRED BY NORTHSTAR HOSPITALITY, LLC

                           DECEMBER 31, 1997 AND 1996

6. LONG-TERM DEBT (CONTINUED)
certain restrictive financial covenants, including but not limited to, requiring CP Associates to maintain debt service coverage ratios of between 1.35 to 1 to
1.20 to 1, over the term of the loan. If the first mortgage loan is prepaid prior to maturity, CP Associates will be subject to a penalty of between 1% and 5% of the loan balance.

    In connection with the first and mezzanine loan agreements, CP Associates entered into a cash management agreement, as defined, which requires substantially all of the Paramount hotel's cash flow to be deposited in escrow accounts established in favor of the lender. If the Paramount hotel's cash flow exceeds the reserve requirement of the cash management agreement, the excess funds can be released from the escrow accounts to CP Associates.

7. LOANS PAYABLE TO RELATED PARTY

HENRY HUDSON

    In connection with the acquisition of the First Unit (Note 4), ISH assumed a mortgage note payable related thereto, which is payable to an affiliate of the managing member of ISH. The mortgage note payable is due on July 1, 2023, bears interest at 10%, requires monthly payments of principal and interest and is secured by the First Unit.

    Scheduled principal payments on the loan payable to related party are as follows (000's omitted):

1998...............................................................  $     226
1999...............................................................        250
2000...............................................................        276
2001...............................................................        305
2002...............................................................        337
Thereafter.........................................................     22,826
                                                                     ---------
                                                                     $  24,220
                                                                     ---------
                                                                     ---------

    Interest paid to the related party under this mortgage note was $706,522 for the period ended December 31, 1997.

MONDRIAN

    In February 1995, A/FC Properties, Ltd., the owner of the Mondrian hotel, obtained financing of $10,000,000 from a related party.

    The loan was collateralized by the real and personal property of the Mondrian hotel, bears interest, payable monthly, at LIBOR plus 4% (which approximated 9.97% and 9.50% at December 31, 1997 and 1996) and was to mature on February 3, 1998, but was extended through February 13, 1998, the date of the sale of the hotel to ISH, at which time it was repaid in full.

    Interest paid to the related party under this mortgage loan was $934,000, $936,000 and $923,000 in 1997, 1996 and 1995, respectively.

            BUSINESSES TO BE ACQUIRED BY NORTHSTAR HOSPITALITY, LLC

                           DECEMBER 31, 1997 AND 1996

8. RELATED-PARTY TRANSACTIONS

    Substantially all of the Management Company's revenues are earned from related parties since the Management Company serves as hotel manager for the Businesses Acquired and certain properties owned by affiliates of ISH. Generally, these management contracts are for a period of five to fifteen years. The Management Company generally earns hotel management fees between 3% and 4% of the Gross Revenues, as defined, of each of the hotels managed. The Management Company is also paid incentive fees, is reimbursed for chain services fees, technical service fees and out-of-pocket expenses.

    A summary of fees earned from related parties in 1997, 1996 and 1995, is as follows (000's omitted):

                                                                       1997       1996       1995
                                                                     ---------  ---------  ---------
Management and incentive fees......................................  $   3,545  $   1,589  $     732
Reimbursements.....................................................      1,235        882        235

9. EMPLOYEE RETIREMENT PLANS

MULTIEMPLOYER RETIREMENT PLAN

    The Companies are participants, through their collective bargaining agreement, in the Hotel and Motel Trade Council Multiemployers Defined Contribution Retirement Plan covering union employees. Plan contributions are based on a percentage of employee wages.

    The Companies' contributions to the multiemployer retirement plan for the years ended December 31, 1997, 1996 and 1995 were $251,000, $239,000 and
$224,000, respectively.

    In connection with the acquisition of the First Unit, the Company agreed to indemnify the First Unit seller for the withdrawal liability from a multiemployer pension plan. The Company has placed in escrow $290,000 related to this contingent obligation. If the Company is required to make a payment to the multiemployer pension plan, management believes, based upon the advice of legal counsel, that the escrow established will be adequate to fund such cost. If such a payment is made, it will be treated as additional purchase price for the First Unit.

DEFINED CONTRIBUTION PLAN

    Certain of the Companies have 401(k) plans covering certain of their full-time employees. Eligible employees may contribute up to 15% of their annual compensation to the plan. The companies do not contribute to the 401(k) plan.

10. LEASES

OPERATING LEASES

    LESSOR

    The Companies lease commercial space in the hotels to various tenants under operating leases. In general, these leases provide for minimum rental payments, payments of additional rents based upon a percentage of tenant's sales and for reimbursement for real estate taxes, electricity and other operating expenses.

            BUSINESSES TO BE ACQUIRED BY NORTHSTAR HOSPITALITY, LLC

                           DECEMBER 31, 1997 AND 1996

10. LEASES (CONTINUED)
    Future minimum lease payments from noncancellable leases in effect as of December 31, 1997, are as follows (000's omitted):

1998................................................................  $   1,536
1999................................................................      1,198
2000................................................................      1,015
2001................................................................      1,015
2002................................................................      1,021
Thereafter..........................................................      3,595
                                                                      ---------
                                                                      $   9,380
                                                                      ---------
                                                                      ---------

    Future minimum lease payments do not include amounts for renewal periods or amounts, which may be received from tenants for percentage rents and recoveries of certain operating costs.

    LESSEE

    The Companies lease office and other space under arrangements classified as operating leases. In general, these leases provide for minimum rental payments and reimbursement for real estate taxes, electricity and other operating expenses.

    Future minimum lease payments from noncancellable leases in effect as of December 31, 1997, are as follows (000's omitted):

1998................................................................  $     159
1999................................................................        235
2000................................................................        217
2001................................................................        224
2002................................................................        230
Thereafter..........................................................      1,490
                                                                      ---------
                                                                      $   2,555
                                                                      ---------
                                                                      ---------

    Future minimum lease payments do not include amounts for renewal periods or amounts, which may need to be paid to landlords for certain operating costs.

CAPITAL LEASE

    ISH has entered into a lease agreement for the Third Unit, which is reflected as a capital lease. The lease agreement requires ISH to make annual payments of $450,000 from acquisition through November 2096. This lease agreement also allows ISH to purchase the Third Unit, at fair market value, after November 2015. ISH has allocated the lease payments between the land and building based on their estimated fair values. The portion of the payment allocated to building has been capitalized at the present value of the future minimum lease payments. The portion of the payment allocated to land is treated as an operating lease and is included in other expense in the combined statements of operations.

            BUSINESSES TO BE ACQUIRED BY NORTHSTAR HOSPITALITY, LLC

                           DECEMBER 31, 1997 AND 1996

10. LEASES (CONTINUED)
    Scheduled principal payments under the capital lease obligation are as follows (000's omitted):

1998................................................................  $       1
1999................................................................          1
2000................................................................          1
2001................................................................          1
2002................................................................          1
Thereafter..........................................................      3,685
                                                                      ---------
                                                                      $   3,690
                                                                      ---------
                                                                      ---------

11. CONTINGENCIES AND COMMITMENTS

HENRY HUDSON

    ISH acquired the First Unit through the assignment and exercise of a right of first refusal from one of the unit owners. A certain party claims that it had contracted to purchase the unit from the First Unit owner. As a result, the other party has filed suit seeking specific performance to nullify the sale to ISH and acquire the First Unit. That party's claim was denied in Supreme Court, however, they have filed an appeal, which is pending. The ultimate outcome of this matter cannot be determined at this time.

    In order to proceed with the purchase of the First Unit, ISH was required to establish a $700,000 escrow account as security to indemnify one of the unit owners related to the litigation described in the previous paragraph. In addition, affiliates of the members have indemnified the seller of the First Unit and the other unit owners in the Building against any losses from third-party claims as a result of this litigation.

BARTER TRANSACTIONS

    The Companies are involved in various barter arrangements with advertising agencies, wherein the Companies agreed to establish irrevocable hotel accommodation credits in return for advertising media credits. At December 31, 1997 and 1996, the unused balance of hotel accommodation credits available to certain advertising agencies and others was $273,000 and $657,000, respectively, and is included in other liabilities.

LITIGATION

    The Companies are involved in various lawsuits in the normal course of business. Management believes that the settlement of such litigation or claims will not have a material impact upon their financial position or results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of
Frank-King Associates Limited Partnership:

    We have audited the accompanying balance sheets of Frank-King Associates Limited Partnership as of December 31, 1997 and 1996, and the related statements of operations, changes in partners' equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Frank-King Associates Limited Partnership as of December 31, 1997, and 1996, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

New York, New York
March 13, 1998

                   FRANK-KING ASSOCIATES LIMITED PARTNERSHIP

                                 BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996

                                                                                         1997           1996
                                                                                     -------------  -------------
                                                     ASSETS
ASSETS:
  Real estate, net of accumulated depreciation of $4,402,599 in 1997 and $3,512,733 in 1996........................................................................  $  17,250,108  $  18,075,346
  Cash and cash equivalents........................................................        603,088        729,219
  Escrow deposit...................................................................       --              603,543
  Due from tenants.................................................................        619,719        471,017
  Deferred financing costs, net of accumulated amortization of $74,388 in 1997 and
    $6,646 in 1996.................................................................        230,447        232,624
  Deferred leasing costs, net of accumulated amortization of $89,992 in 1997 and
    $49,643 in 1996................................................................        373,586        413,786
  Prepaid expenses and other assets................................................         30,693         16,750
                                                                                     -------------  -------------
      Total assets.................................................................  $  19,107,641  $  20,542,285
                                                                                     -------------  -------------
                                                                                     -------------  -------------
                                        LIABILITIES AND PARTNERS' DEFICIT
LIABILITIES:
  Mortgage note payable............................................................  $  25,050,000  $  22,875,000
  Lease buyout obligation..........................................................       --            2,625,000
  Loan payable--land...............................................................         20,000         40,000
  Accounts payable and accrued expenses............................................        138,206        658,149
                                                                                     -------------  -------------
      Total liabilities............................................................     25,208,206     26,198,149

PARTNERS' DEFICIT..................................................................     (6,100,565)    (5,655,864)
                                                                                     -------------  -------------
      Total liabilities and partners' deficit......................................  $  19,107,641  $  20,542,285
                                                                                     -------------  -------------
                                                                                     -------------  -------------

      The accompanying notes are an integral part of these balance sheets.

                            STATEMENTS OF OPERATIONS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                            1997          1996           1995
                                                                        ------------  -------------  -------------
REVENUES:
  Rental income.......................................................  $  2,365,403  $   1,099,063  $   1,367,346
  Percentage rent.....................................................       983,675        873,846        931,726
  Real estate tax reimbursements......................................     1,030,356        975,195        991,807
  Utilities reimbursements............................................       338,325        365,672        461,606
  Operating expense reimbursements....................................       133,780        120,199        108,662
  Other income........................................................        10,727         11,680          4,128
                                                                        ------------  -------------  -------------
      Total revenues..................................................     4,862,266      3,445,655      3,865,275
                                                                        ------------  -------------  -------------
EXPENSES:
  Real estate taxes...................................................     1,017,582        991,968        993,242
  Utilities...........................................................       343,361        412,986        479,581
  Operating...........................................................       158,237        189,661        169,553
  Administrative......................................................       113,449        125,276         77,379
  Interest............................................................     1,876,531      1,379,373      1,395,107
  Depreciation and amortization.......................................       997,807        553,738        518,040
                                                                        ------------  -------------  -------------
      Total expenses..................................................     4,506,967      3,653,002      3,632,902
                                                                        ------------  -------------  -------------
      Net income (loss)...............................................  $    355,299  $    (207,347) $     232,373
                                                                        ------------  -------------  -------------
                                                                        ------------  -------------  -------------

        The accompanying notes are an integral part of these statements.

                   FRANK-KING ASSOCIATES LIMITED PARTNERSHIP

              STATEMENTS OF CHANGES IN PARTNERS' EQUITY (DEFICIT)

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                         KINGSTON
                                                                        WASHINGTON        BOWO
                                                                        ASSOCIATES,    ASSOCIATES,
                                                                           L.P.           L.P.           TOTAL
                                                                       -------------  -------------  -------------
BALANCE, December 31, 1994...........................................  $  (1,931,584) $  (2,018,664) $  (3,950,248)
  Capital contributions..............................................         95,000         95,000        190,000
  Distributions to partners..........................................        (85,000)       (85,000)      (170,000)
  Net income for the period..........................................        116,187        116,186        232,373
                                                                       -------------  -------------  -------------
BALANCE, December 31, 1995...........................................     (1,805,397)    (1,892,478)    (3,697,875)
  Capital contributions..............................................         24,679         24,679         49,358
  Distributions to partners..........................................       (900,000)      (900,000)    (1,800,000)
  Net loss for the period............................................       (103,674)      (103,673)      (207,347)
                                                                       -------------  -------------  -------------
BALANCE, December 31, 1996...........................................     (2,784,392)    (2,871,472)    (5,655,864)
  Distributions to partners..........................................       (400,000)      (400,000)      (800,000)
  Net income for the period..........................................        177,650        177,649        355,299
                                                                       -------------  -------------  -------------
BALANCE, December 31, 1997...........................................  $  (3,006,742) $  (3,093,823) $  (6,100,565)
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------

        The accompanying notes are an integral part of these statements.

                   FRANK-KING ASSOCIATES LIMITED PARTNERSHIP

                            STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                            1997           1996           1995
                                                                        -------------  -------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)...................................................  $     355,299  $    (207,347) $    232,373
  Adjustments to reconcile net income (loss) to net cash provided by operating activities--
      Depreciation and amortization...................................        997,807        553,738       518,040
        Changes in operating assets and liabilities--
        (Increase) decrease in due from tenants.......................       (148,702)       219,436      (597,805)
        (Increase) decrease in prepaid expenses and other assets......        (13,943)        59,611       (48,255)
        (Decrease) increase in accounts payable and accrued
          expenses....................................................       (519,943)       169,146       304,530
                                                                        -------------  -------------  ------------
          Net cash provided by operating activities...................        670,518        794,584       408,883
                                                                        -------------  -------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Payments for real estate and tenant improvements....................     (2,689,627)    (2,064,586)      --
  Payments for deferred leasing costs.................................       --           (1,258,614)      --
                                                                        -------------  -------------  ------------
          Net cash used in investing activities.......................     (2,689,627)    (3,323,200)      --
                                                                        -------------  -------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Distributions to partners...........................................       (800,000)    (1,800,000)     (170,000)
  Principal repayment of loan payable -- land.........................        (20,000)       (20,000)      (20,000)
  Capital contributions...............................................       --               49,358       190,000
  Principal payments on mortgage note payable.........................       (450,000)      (200,000)     (477,780)
  Payments for deferred financing costs...............................        (65,565)      (239,268)     (202,095)
  Decrease (increase) in escrow deposit...............................        603,543       (603,543)      --
  Proceeds from mortgage note payable.................................      2,625,000      6,008,355       --
                                                                        -------------  -------------  ------------
        Net cash provided by (used in) financing activities...........      1,892,978      3,194,902      (679,875)
                                                                        -------------  -------------  ------------
        Net (decrease) increase in cash and cash equivalents..........       (126,131)       666,286      (270,992)
                                                                        -------------  -------------  ------------
CASH AND CASH EQUIVALENTS, beginning of year..........................        729,219         62,933       333,925
                                                                        -------------  -------------  ------------
CASH AND CASH EQUIVALENTS, end of year................................  $     603,088  $     729,219  $     62,933
                                                                        -------------  -------------  ------------
                                                                        -------------  -------------  ------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for interest..............................  $   1,860,757  $   1,415,682  $  1,409,132
                                                                        -------------  -------------  ------------
                                                                        -------------  -------------  ------------

        The accompanying notes are an integral part of these statements.

                   FRANK-KING ASSOCIATES LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1996

1. THE PARTNERSHIP

    Frank-King Associates Limited Partnership (the "Partnership"), which was organized under the laws of the Commonwealth of Massachusetts in October 1984, owns a commercial property at 350 Washington Street, Boston, Massachusetts and an adjacent parcel of land.

    The property consists of 3 floors of retail space (approximately 129,000 square feet) and 6 floors of garage space with parking for approximately 888 cars. The partners of the Company and their respective interests are as follows:

Kingston Washington Associates, L.P................        50%
Bowo Associates, L.P...............................        50%

    The Partnership agreement provides for the allocation of net income, losses and cash distributions to partners in accordance with their percentage interests.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PREPARATION

    The Partnership prepares its financial statements in accordance with generally accepted accounting principles.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, as of the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REAL ESTATE

    The Partnership capitalizes all direct and indirect costs related to the development or improvement of its real estate, including tenant improvements paid for by the Partnership.

    Real estate is recorded at historical cost, net of depreciation. The Partnership periodically reviews its investment in real estate for declines in net realizable value based upon its investment strategy. When the Partnership determines that the property is recorded at an amount in excess of net realizable value, a writedown is recorded to reflect the property at its fair value. Future changes in investment strategy and other circumstances may affect this estimate of net realizable value and therefore, the carrying amount of real estate investment.

    The building and building improvements are depreciated on a straight-line basis over their estimated useful lives of 40 years. Tenant improvements are depreciated on a straight-line basis over the term of the respective leases, which range from 10 to 33 years.

DEFERRED COSTS

    Deferred financing costs are amortized over the term of the related financing. Deferred leasing costs are amortized on a straight-line basis over the term of the respective leases. During 1996, $172,623 of

                   FRANK-KING ASSOCIATES LIMITED PARTNERSHIP

                           DECEMBER 31, 1997 AND 1996

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) deferred financing costs were written off to depreciation and amortization in connection with the mortgage modification (Note 4).

CASH AND CASH EQUIVALENTS

    The Partnership defines cash equivalents as highly liquid assets with maturities when purchased of 90 days or less.

REVENUE RECOGNITION

    Minimum rents are recognized on a straight-line basis over the terms of the related leases. Operating expense, utility and, real estate tax reimbursements and percentage rents, which are provided for in the leases, are recognized as income when earned and their amounts can be reasonably estimated.

    Straight-line rental income recorded in excess of the contractual rent due amounted to approximately $100,495, $5,122 and $0 in 1997, 1996 and 1995, respectively.

INCOME TAXES

    No provision has been made in the accompanying financial statements for any income taxes since, pursuant to provisions of the Internal Revenue Code, the partners are responsible for reporting their allocated share of each item of income, gain, loss, deduction or credit on their individual tax returns.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying values of cash and cash equivalents, accounts receivable and accounts payable are reasonable estimates of their fair value. As the Partnership's mortgage note has an adjustable interest rate, management believes that the carrying amount of this obligation approximates the fair value at December 31, 1997 and 1996.

3. REAL ESTATE

    The Partnership's investment in real estate consists of the following at December 31:

                                                                     1997           1996
                                                                 -------------  -------------
Land...........................................................  $   4,085,765  $   4,085,765
Building and building improvements.............................     11,545,728     11,545,728
Tenant improvements............................................      6,021,214      5,956,586
                                                                 -------------  -------------
                                                                    21,652,707     21,588,079
Accumulated depreciation and amortization......................     (4,402,599)    (3,512,733)
                                                                 -------------  -------------
                                                                 $  17,250,108  $  18,075,346
                                                                 -------------  -------------
                                                                 -------------  -------------

4. MORTGAGE NOTE PAYABLE

    During 1996, the Partnership modified and restated the mortgage note. For the period January 1, 1995 through November 25, 1996, the mortgage note payable, in the principal amount of $17,066,645, bore

                   FRANK-KING ASSOCIATES LIMITED PARTNERSHIP

                           DECEMBER 31, 1997 AND 1996

4. MORTGAGE NOTE PAYABLE (CONTINUED)
interest at LIBOR plus 1.75%. On November 25, 1996, the amount available under the mortgage note payable was increased to $25,500,000. At December 31, 1996, the outstanding principal balance was $22,875,000.

    The mortgage note payable is due on May 23, 2001, and requires monthly payments of interest at LIBOR plus 1.65%. In 1997, the Partnership borrowed an additional $2,625,000 to reach the maximum mortgage principal amount of $25,500,000. The additional funds were used to satisfy the obligations incurred with the modification of an existing tenant's lease and the execution of a new lease (see Note 6).

    In addition, on February 3, 1997, the Partnership received $603,543 of funds, which had been held in escrow by the title company. The title company was holding these funds pending completion of all obligations specified in the loan documents relating to the aforementioned tenant lease modification. The restated mortgage note payable requires principal payments as follows:

1998...........................................................  $  500,000
1999...........................................................     600,000
2000...........................................................     700,000
2001...........................................................  23,250,000
                                                                 ----------
                                                                 $25,050,000
                                                                 ----------
                                                                 ----------

    The loan is collateralized by the Partnership's real estate, as well as an assignment of leases and rent, and is guaranteed by the partners. At December 31, 1997, 1996 and 1995 the effective interest rate on the mortgage note payable was 7.56%, 7.31% and 7.43%, respectively.

5. LOAN PAYABLE--LAND

    In 1991, the Partnership purchased an additional parcel of vacant land from the Boston Redevelopment Authority ("BRA") for $500,000. The Partnership paid $200,000 during 1991 and an additional $200,000 during 1993. The remaining $100,000 is payable in five equal annual installments commencing in September 1994. The loan bears interest based upon the annual CPI index. The agreement also calls for additional payments to the BRA in the event the Partnership is
(a) issued a building permit to construct a project, as defined, and (b) the project is completed and a certificate of completion is issued. The maximum amount payable, if the Partnership does proceed with a project, is $1,360,000.

                   FRANK-KING ASSOCIATES LIMITED PARTNERSHIP

                           DECEMBER 31, 1997 AND 1996

6. TENANT LEASES

    As of December 31, 1997, the Partnership had entered into three operating leases which terminate in 2006, 2007 and 2020 and contains renewal options. As of December 31, 1997 the future minimum lease payments required under the terms of the leases are summarized as follows:

1998...........................................................  $2,241,000
1999...........................................................   2,241,000
2000...........................................................   2,241,000
2001...........................................................   2,268,000
2002...........................................................   2,442,000
Thereafter.....................................................  15,406,000
                                                                 ----------
                                                                 $26,839,000
                                                                 ----------
                                                                 ----------

    The leases also provide for reimbursement of real estate taxes, operating and utility expenses and additional rentals based upon tenant sales.

    One tenant accounts for approximately 60% of the minimum future rental payments through November 2006. The same tenant which began occupancy in November 1996, accounted for 34% of rental revenue in 1997. In addition, another tenant accounts for 41%, 57% and 50% of rental revenue in 1997, 1996 and 1995, respectively. The remaining tenant which accounts for approximately 25%, 36% and 39% of rental revenue in 1997, 1996 and 1995, respectively, has filed for bankruptcy. This tenant is currently making rent payments, but has vacated the premises and therefore, the future payments of rent are not assured.

LEASE BUYOUT

    In 1996, the Partnership entered into an agreement with an existing tenant to buyout a portion of their space to provide for the needs of a new tenant. The amount of the buyout was $3,500,000, of which $875,000 was paid in 1996 and the remaining $2,625,000 was paid in 1997. The buyout of the tenant lease has been capitalized as a tenant improvement and is being amortized over the life of the new tenant's lease.

7. RELATED PARTY TRANSACTION

    An administrative fee was paid to an affiliate of one of the partners for services rendered in connection with the management of the Partnership. This fee amounted to $25,000 in 1997 and 1996 and $18,000 in 1995.

8. SUBSEQUENT EVENTS

    On January 9, 1998, NorthStar Capital Investment Corp., through a wholly-owned subsidiary, acquired a 1% general partnership interest and a 49.5% limited partnership interest in the Partnership.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Northstar Capital Investment Corp.:

    We have audited the accompanying combined statement of excess of revenues over specific operating expenses of 19 West 44th Street and 417 Fifth Avenue (the "Properties") for the year ended December 31, 1997. This financial statement is the responsibility of management of the Properties. Our responsibility is to express an opinion on this financial statement based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of excess of revenues over specific operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statement of excess of revenues over specific operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    As described in Note 2, this combined financial statement excludes certain expenses that would not be comparable with those resulting from the operations of the property after acquisition by Northstar Capital Investment Corp. The accompanying combined financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Form S-11 of Northstar Capital Investment Corp.) and are not intended to be a complete presentation of the Properties' revenues and expenses.

    In our opinion, the combined statement referred to above presents fairly, in all material respects, the excess of revenues over specific operating expenses of 19 West 44th Street and 417 Fifth Avenue for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                             Arthur Andersen LLP

New York, New York
March 9, 1998

                    19 WEST 44TH STREET AND 417 FIFTH AVENUE

                 COMBINED STATEMENT OF EXCESS OF REVENUES OVER

                      SPECIFIC OPERATING EXPENSES (NOTE 2)

                      FOR THE YEAR ENDED DECEMBER 31, 1997

REVENUES:
  Rental income................................................................  $8,824,111
  Tenant recoveries............................................................   1,391,358
  Other........................................................................       7,787
                                                                                 ----------
      Total revenues...........................................................  10,223,256
                                                                                 ----------
SPECIFIC OPERATING EXPENSES:
  Real estate taxes............................................................   2,281,966
  Utilities....................................................................   1,470,236
  Repairs and maintenance......................................................   1,449,946
  Payroll......................................................................     507,147
  Other property operating.....................................................     341,448
  Management fees..............................................................     122,300
                                                                                 ----------
      Total specific operating expenses........................................   6,173,043
                                                                                 ----------
      Excess of revenues over specific operating expenses......................  $4,050,213
                                                                                 ----------
                                                                                 ----------

         The accompanying notes are an integral part of this statement.

                    19 WEST 44TH STREET AND 417 FIFTH AVENUE

             NOTES TO COMBINED STATEMENT OF EXCESS OF REVENUES OVER
                          SPECIFIC OPERATING EXPENSES

                               DECEMBER 31, 1997

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND DESCRIPTION OF PROPERTIES

    19 West 44th Street and 417 Fifth Avenue are two office buildings of approximately 219,000 and 332,000 square feet, respectively located in New York City (the "Properties"). The Properties are owned by 44 B.C. Realty Corp. ("44 BC") and F.S. Realty Corp. ("FS Realty"), respectively, who are related parties.

REVENUE RECOGNITION

    Minimum rents are recognized on a straight-line basis over the terms of the related leases. Tenant recoveries and other rents which are provided for in leases are recognized as income when earned and their amounts can be reasonably estimated.

    Minimum rents recognized on a straight-line basis in excess of the contractual amounts due in 1997 amounted to $1,666,953.

USE OF ESTIMATES

    The preparation of statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. BASIS OF ACCOUNTING

    The accompanying combined statement of excess of revenues over specific operating expenses is presented on the accrual basis. This statement has been prepared in accordance with the applicable rules and regulations of the Securities and Exchanges Commission for real estate properties acquired. Accordingly, the statement excludes certain historical expenses not comparable to the operations of the property after acquisition such as depreciation, interest on mortgage debt and partnership level general and administrative expenses.

3. LEASES

    Minimum future rental revenue from noncancellable leases in effect at December 31, 1997, is as follows (000's omitted):

For the year ending December 31:
    1998...........................................................  $   9,273
    1999...........................................................      8,448
    2000...........................................................      8,159
    2001...........................................................      6,855
    2002...........................................................      6,491
    Thereafter.....................................................     22,720

    Future minimum rentals do not include amounts for renewal periods or which may be received from tenants for recoveries of certain operating costs.

                    19 WEST 44TH STREET AND 417 FIFTH AVENUE

             NOTES TO COMBINED STATEMENT OF EXCESS OF REVENUES OVER
                    SPECIFIC OPERATING EXPENSES (CONTINUED)

                               DECEMBER 31, 1997

4. SUBSEQUENT EVENT

    In February 1998, the Properties were master leased to affiliates of NorthStar Capital Investment Corp. ("NSC"), an unrelated third party, in a series of structured transactions accounted for by NSC as capital leases.

---------------------------------------------
                                   ---------------------------------------------
---------------------------------------------
                                   ---------------------------------------------

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS NOT BEEN A CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS
                            ------------------------

                                            PAGE
                                             ---
OFFERING SUMMARY........................          3
RISK FACTORS............................         13
MARKET TRENDS AND INVESTMENT
  STRATEGIES............................         21
THE COMPANY.............................         28
MANAGEMENT OF OPERATIONS................         35
MANAGEMENT..............................         47
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
  OWNERS AND MANAGEMENT.................         50
CERTAIN RELATIONSHIPS AND RELATED PARTY
  TRANSACTIONS..........................         51
USE OF PROCEEDS.........................         51
DISTRIBUTION POLICY.....................         51
PRICE RANGE OF COMMON STOCK.............         51
SELECTED HISTORICAL AND UNAUDITED PRO
  FORMA FINANCIAL DATA..................         52
CAPITALIZATION..........................         53
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS............................         54
DESCRIPTION OF SECURITIES...............         55
CERTAIN PROVISIONS OF MARYLAND LAW AND
  OF NSC'S CHARTER AND BYLAWS...........         63
COMMON STOCK AVAILABLE FOR FUTURE
  SALE..................................         65
OPERATING PARTNERSHIP AGREEMENT.........         66
FEDERAL INCOME TAX CONSIDERATIONS.......         69
ERISA CONSIDERATIONS....................         80
SELLING HOLDERS.........................         83
PLAN OF DISTRIBUTION....................         83
LEGAL MATTERS...........................         84
GLOSSARY OF TERMS.......................         85
FINANCIAL STATEMENTS....................        F-1

    UNTIL              (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS
EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHILE ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               14,704,568 SHARES

                                     [LOGO]

                                  COMMON STOCK

                               -----------------

                                   PROSPECTUS
                               -----------------

                                            , 1998

---------------------------------------------
                                   ---------------------------------------------
---------------------------------------------
                                   ---------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the costs and expenses expected to be incurred in connection with the sale and distribution of the securities being registered.

Securities and Exchange Commission registration fee...............  $  90,553
Printing and engraving expenses...................................    100,000
Legal fees and expenses...........................................    300,000
Accounting fees and expenses......................................    250,000
Miscellaneous.....................................................    100,000
                                                                    ---------
  Total...........................................................  $ 840,553
                                                                    ---------
                                                                    ---------

ITEM 32. SALES TO SPECIAL PARTIES

    None.

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES

    On November 25, 1997, in connection with the Registrant's incorporation, the Registrant issued 1,000 shares of Common Stock to NorthStar Capital Partners LLC, a Delaware limited liability company, for $20,000. Such issuance was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

    On December 22, 1997, NSC issued an aggregate of 13,100,000 shares of Common Stock to Qualified Institutional Buyers (as defined in Rule 144A under the Securities Act) in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A under the Securities Act and to a limited number of "accredited investors" (as defined in Rule 501 under the Securities Act) in reliance on the exemption from the registration requirements of the Securities Act provided by Regulation D under the Securities Act. The initial purchaser of such shares of Common Stock was NationsBanc Montgomery Securities, Inc. The aggregate proceeds to NSC from such offering and the aggregate initial purchaser's discount were $244,315,000 and $17,685,000, respectively.

    On January 22, 1998, NSC issued an aggregate of 1,603,568 shares of Common Stock pursuant to an over-allotment option granted to NationsBanc Montgomery Securities, Inc. in connection with the Original Offering, to Qualified Institutional Buyers (as defined in Rule 144A under the Securities Act) in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A under the Securities Act and to a limited number of "accredited investors" (as defined in Rule 501 under the Securities Act) in reliance on the exemption from the registration requirements of the Securities Act provided by Regulation D under the Securities Act. The aggregate proceeds to NSC from such offering and the aggregate initial purchaser's discount were $29,906,543.20 and $2,164,816.80, respectively.

ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter contains such a provision which eliminates such liability to the maximum extent permitted by the MGCL.

    The Charter authorizes NSC, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director of NSC and at the request of NSC, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or officer of NSC. The Bylaws obligate NSC, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or
(b) any individual who, while a director of NSC and at the request of NSC, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Charter and Bylaws also permit NSC to indemnify and advance expenses to any person who served a predecessor of NSC in any of the capacities described above and to any employee or agent of NSC or a predecessor of NSC.

    The MGCL requires a corporation (unless its charter provides otherwise, which the Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling NSC pursuant to the foregoing provisions, NSC has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 35. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED

    No portion of the proceeds of the sale of the shares of Common Stock being registered hereunder will be received by the Registrant.

ITEM 36. FINANCIAL STATEMENTS AND EXHIBITS

    (a) The following financial statements are being filed as part of this Registration Statement:

NORTHSTAR CAPITAL INVESTMENT CORP. UNAUDITED PRO FORMA FINANCIAL INFORMATION
  NorthStar Capital Investment Corp. Pro Forma Condensed Consolidated Balance Sheet
    as of December 31, 1997 (unaudited)
  Notes to Pro Forma Condensed Consolidated Balance Sheet (unaudited)
  NorthStar Capital Investment Corp. Pro Forma Condensed Consolidated Statement of
    Operations for the Year Ended December 31, 1997 (unaudited)
  Notes to Pro Forma Condensed Consolidated Statement of Operations (unaudited)

NORTHSTAR CAPITAL INVESTMENT CORP.
  Independent Auditor's Report
  Consolidated Balance Sheet as of December 31, 1997
  Consolidated Statement of Operations From November 25, 1997 (date of inception) to
    December 31, 1997
  Consolidated Statement of Stockholders' Equity From November 25, 1997 (date of inception) to December 31, 1997
  Consolidated Statement of Cash Flows From November 25, 1997 (date of inception) to
    December 31, 1997
  Notes to Consolidated Financial Statements

NORTHSTAR HOSPITALITY LLC
  Independent Auditor's Report
  Balance Sheet as of February 2, 1998
  Notes to Combined Financial Statements

BUSINESS TO BE ACQUIRED BY NORTHSTAR HOSPITALITY LLC
  Independent Auditor's Report
  Combined Balance Sheets as of December 31, 1997 and 1996
  Combined Statements of Operations for the Years Ended December 31, 1997, 1996 and
    1995
  Combined Statements of Changes in Owners' Equity for the Years Ended December 31,
    1997, 1996 and 1995
  Combined Statements of Cash Flows for the Years Ended December 31, 1997, 1996 and
    1995
  Notes to Combined Financial Statements

FRANK KING ASSOCIATES, L.P.
  Independent Auditors Report
  Balance Sheets as of December 31, 1997 and 1996
  Statement of Operations for the Years Ended December 31, 1997, 1996 and 1995
  Statement of Changes in Partners' Equity (Deficit) for the Years Ended December 31,
    1997, 1996 and 1995
  Statements of Cash Flows for the Years Ended December 31, 1997, 1996 and 1995
  Notes to Financial Statements

PROPERTIES ACQUIRED -- NEW YORK
  Independent Auditor's Report
  Combined Statement of Excess of Revenues Over Specific Operating Expenses for the
    Year Ended December 31, 1997
  Notes to Combined Statement of Excess of Revenues Over Specific Operating Expenses
    for the Year Ended December 31, 1997

    (b) The following is a list of exhibits filed as part of this Registration Statement.

 EXHIBIT
 NUMBER                                        DESCRIPTION
---------  ------------------------------------------------------------------------------------
   3.1     Articles of Amendment and Restatement of the Registrant
   3.2     By-laws of the Registrant
   4.1     Form of Certificate for Common Stock
   4.2     Registration Rights Agreement, dated as of December 22, 1997, by and among the
           Registrant and NationsBanc Montgomery Securities, Inc.
   5.2     Opinion of Ballard, Spahr, Andrews & Ingersoll relating to the legality of the
           Common Stock*
   8.1     Opinion of Skadden, Arps, Slate, Meagher & Flom LLP*
  10.1     Management and Advisory Agreement, dated as of December 22, 1997, by and among the
           Registrant, NorthStar Partnership, L.P. and NorthStar Capital Partners LLC, a
           Delaware limited liability company.
  10.2     Agreement of Limited Partnership of NorthStar Partnership, L.P., dated as of
           December 16, 1997, by and among the Registrant, NorthStar Capital Partners LLC and the limited partners described herein.
  10.3     Form of Noncompetition Agreements between NorthStar Capital Partners LLC and each of
           Ed Scheetz and David Hamamoto*
  10.4     Form of NCIC Non-Qualified Stock Option and Incentive Award Plan*
  10.5     Amended and Restated Limited Liability Company Agreement of Ian Schrager Hotels LLC
           Operating dated as of February 13, 1998
  10.6     Agreement, made as of the 14th day of January, by and between F.S. Realty Corp., The
           44th B.C. Realty Corp. and NS 417/44 LLC.
  10.7     Amended and Restated Limited Liability Company Operating Agreement of The 44 BC
           Realty LLC, made as of February 9, 1998, by and between The 44th B.C. Realty Corp.
           and Polestar Forty-Fourth Holding LLC.
  10.8     Amended and Restated Limited Liability Company Operating Agreement of 417 F.S.
           Realty LLC, made as of February 9, 1998, by and between F.S. Realty Corp. and
           Polestar Fifth Holding LLC.
  10.9     Form of Lease, between The 44 BC Realty LLC and Polestar Forty-Fourth Associates
           LLC.
  10.10    Form of Lease, between 417 F.S. Realty LLC and Polestar Fifth Property Associates
           LLC.
  10.11    Option Agreement, made as of the 9th day of February, 1998, by and between The 44 BC
           Realty LLC and Polestar Forty-Fourth Optionee LLC.
  10.12    Option Agreement, made as of the 9th day of February, 1998, by and between 417 F.S.
           Realty LLC and Polestar Fifth Optionee LLC.
  10.13    Third Amended and Restated Limited Partnership Agreement of Frank-King Associates,
           made as of January 9, 1998, among Kingston Washington Associates Limited
           Partnership, NorthStar Washington Street, LLC and NorthStar Washington Street II,
           LLC.
  10.14    Development Agreement, dated as of December 1997 between Frank-King Associates
           Limited Partnership and Kingston Construction Company, LLC.
  10.15    Guaranty, dated as of January 9, 1998, made by NorthStar Partnership, L.P. and
           Kingston Washington Associates Limited Partnership.
  10.16    Limited Liability Company Agreement of KN One, LLC, made and entered into as of
           February 26, 1998, by and between KREG-OC, L.P. and KN Star Corp.
  21.1     Subsidiaries of the Registrant
  23.1     Consent of Arthur Andersen LLP

  23.2     Consent of Ballard, Spahr, Andrews & Ingersoll (contained in Exhibit 5.2)*
  23.3     Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 8.1)*
  24.1     Power of Attorney (included on the signature page of this Registration Statement)
  27.1     Financial Data Schedule

------------------------

*   To be filed by amendment.

ITEM 37. UNDERTAKINGS

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, on March 20, 1998.

                                NORTHSTAR CAPITAL INVESTMENT CORP.

                                By:  /s/ RICHARD J. MCCREADY
                                     -----------------------------------------
                                     Name:  Richard J. McCready
                                     Title:   Chief Operating Officer,
                                            Vice President and
                                            Secretary

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

EACH PERSON IN SO SIGNING, ALSO MAKES, CONSTITUTES AND APPOINTS W. EDWARD SCHEETZ, DAVID T. HAMAMOTO AND RICHARD J. MCCREADY, AND EACH OF THEM ACTING ALONE, HIS TRUE AND LAWFUL ATTORNEY-IN-FACT, WITH FULL POWER OF SUBSTITUTION, TO EXECUTE AND CAUSE TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, ANY AND ALL AMENDMENTS AND POST-EFFECTIVE AMENDMENTS TO THIS REGISTRATION STATEMENT, WITH EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, AND ANY RELATED REGISTRATION STATEMENT AND ITS AMENDMENTS AND POST-EFFECTIVE AMENDMENTS FILED PURSUANT TO RULE 462(B) UNDER THE ACT, WITH EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEY-IN-FACT OR HIS SUBSTITUTE OR SUBSTITUTES MAY DO OR CAUSE TO BE DONE BY VIRTUE THEREOF.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Co-Chief Executive
                                  Officer, Co-President
    /s/ W. EDWARD SCHEETZ         and Co-Chairman of the
 ----------------------------     Board of Directors          March 20, 1998
      W. Edward Scheetz           (principal executive
                                  officer)

                                Co-Chief Executive
                                  Officer, Co-President
    /s/ DAVID T. HAMAMOTO         and Co-Chairman of the
 ----------------------------     Board of Directors          March 20, 1998
      David T. Hamamoto           (principal executive
                                  officer)

    /s/ MARTIN L. EDELMAN
 ----------------------------   Director                      March 20, 1998
      Martin L. Edelman

    /s/ MICHAEL D. MALONE
 ----------------------------   Director                      March 20, 1998
      Michael D. Malone

     /s/ KEVIN J. REARDON
 ----------------------------   Principal financial           March 20, 1998
       Kevin J. Reardon           (accounting) officer